                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        ______________________________

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     [X]
Filed by Party other than the Registrant    [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)  240.14a-12

                            ----------------------
                           ATRIX INTERNATIONAL, INC.
               (Name of Registrant as Specified In Its Charter)

                _______________________________________________
                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

                            ----------------------

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1    Title of each class of securities to which transaction applies:
          Common Stock, $.04 Par Value.
          ----------------------------
     2    Aggregate number of securities to which transaction applies:
          1,413,449.
          ---------
     3 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $2.00 cash
                                                                    ----------
          per share in accordance with the Merger Agreement.
          -------------------------------------------------
     4    Proposed maximum aggregate value of transaction:  2,826,898.
                                                            ---------
     5    Total fee paid:  $565.38.
                           -------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1    Amount Previously Paid:____________________________________________
     2 Form, Schedule or Registration Statement No.:______________________ 3 Filing Party:______________________________________________________
     4    Date Filed:________________________________________________________

                     [ATRIX INTERNATIONAL, INC. LETTERHEAD]

May 17, 1999

Dear Shareholder:

You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Atrix International, Inc. (the "Company"). The meeting will be held on Tuesday, June 15, 1999, at 10:30 a.m., local time, at the Company's offices, 14301 Ewing Avenue South, Burnsville, Minnesota 55306. We suggest that you carefully read the enclosed Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, the Company's shareholders will be asked, among other things, to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of December 18, 1998 (the "Merger Agreement"), pursuant to which Atrix International, Inc. (the "Company") would be merged with and into Atrix Acquisition Corp., a Minnesota corporation ("Newco"), which has been approved and recommended by a Special Committee of the Board of Directors of the Company and approved by the full Board of Directors of the Company (the "Merger"). Newco would be the surviving corporation in the Merger.

Under the terms of the Merger Agreement, each outstanding share of common stock, $.04 par value, of the Company ("Company Common Stock"), other than those shares of Company Common Stock held by shareholders of the Company who perfect their dissenters' rights in accordance with the Minnesota Business Corporation Act (the "MBCA"), would be converted into the right to receive $2.00 in cash, without interest and all as more fully described in the accompanying Proxy Statement. Officers and directors of the Company currently own approximately 14.40% of the outstanding shares of Company Common Stock. In addition, pursuant to a shareholder agreement, dated November 24, 1998 (the "Shareholder Agreement"), between Jerry E. Mathwig and Steven D. Riedel, Mr. Mathwig, who owns 24.44% of the outstanding Company Common Stock, has agreed to vote (or cause to be voted) his shares of Company Common Stock for the Merger Agreement (subject to limitations under the Minnesota Control Share Acquisition Act and the terms of the Shareholder Agreement). Mr. Mathwig has also granted to Mr. Riedel an irrevocable proxy to vote Mr. Mathwig's shares for the Merger, although Mr. Riedel's ability to vote more than 19.99% of the outstanding shares of Company Common Stock is subject to approval by the Company's shareholders pursuant to the Minnesota Control Share Acquisition Act. See "Special Factors -- Shareholder Agreement," "--Minnesota Control Share Acquisition Act" and "Proposal to Authorize Voting of Shares Under Minnesota Control Share Acquisition Act (Proposal No. 1)." If Proposal No. 1 is approved, officers and directors will have the right to vote approximately 38.85% of the outstanding shares of Company Common Stock for the Merger Agreement, and all of these persons have indicated that they will do so. If Proposal No. 1 is not approved, officers and directors will have the right to vote approximately 32.47% of the outstanding shares of Company Common Stock for the Merger Agreement. Pursuant to the MBCA, assuming a quorum is present, the affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock is required to approve the Merger Agreement.

In the event that the Merger is not approved, the Company's directors for the upcoming year will be elected.

All Company shareholders of record on the close of business on May 12, 1999 are entitled to notice of and to vote at the Annual Meeting.

You are also receiving a Notice of Annual Meeting of Shareholders, a Proxy Statement relating to the Annual Meeting and a Proxy Card. Please read these documents carefully. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in order to make certain your shares of Company Common Stock will be represented at the Annual Meeting.


The Board of Directors of the Company, with Mr. Steven Riedel and Mr. Clifford Meacham abstaining, has approved the Merger and recommends that you vote FOR the Merger. The Board of Directors has received a written opinion on December 17, 1998 to the effect that the Merger consideration of $2.00 per share to be paid to the Company's shareholders is fair, from a financial point of view, to such shareholders.

Following the consummation of the Merger, Company shareholders will receive instructions as to the procedure for exchanging their shares for the cash payable pursuant to the terms of the Merger Agreement.

Very truly yours,


William W. Bednarczyk
Chairman of the Board


                                  ____________

                           ________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                                 JUNE 15, 1999
                           ________________________

TO THE SHAREHOLDERS OF ATRIX INTERNATIONAL, INC.:

The Annual Meeting of Shareholders of Atrix International, Inc. (the "Company") will be held on Tuesday, June 15, 1999, at 10:30 a.m., local time, at the Company's offices, 14301 Ewing Avenue South, Burnsville, Minnesota 55306 (the "Annual Meeting"), for the following purposes:

1. To consider and vote upon a proposal to enable Steven D. Riedel to vote, under the Minnesota Control Share Acquisition Act, all shares of Company Common Stock that he has the right to vote with respect to the Merger.

2. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of December 18, 1998 (the "Merger Agreement"), pursuant to which the Company would be merged with and into Atrix Acquisition Corp., a Minnesota corporation ("Newco"), with Newco being the surviving corporation (the "Merger"). As a result of the Merger, each outstanding share of common stock, $.04 par value, of the Company ("Company Common Stock"), other than those shares of Company Common Stock held by shareholders who perfect their dissenters' appraisal rights in accordance with the Minnesota Business Corporation Act (the "MBCA"), will be converted into the right to receive $2.00 in cash, without interest, all as more fully described in the accompanying Proxy Statement. After the Merger, the Company will no longer exist as a separate corporation, and Newco will continue as the surviving corporation under the name Atrix International, Inc. Newco is and will continue to be a privately owned corporation, with certain officers and directors of the Company owning a majority of the outstanding stock of Newco.

3. In the event that the Merger Agreement is not approved and adopted, to elect seven directors to serve until the next Annual Meeting or until their successors are elected and qualified.

4. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

SHAREHOLDERS OF THE COMPANY WHO DO NOT VOTE IN FAVOR OF THE MERGER AND WHO GIVE PROPER NOTICE TO THE COMPANY PRIOR TO THE ANNUAL MEETING WILL HAVE THE RIGHT TO RECEIVE THE "FAIR VALUE" OF THEIR SHARES OF COMMON STOCK UPON SATISFACTION OF CERTAIN PROCEDURAL REQUIREMENTS UNDER MINNESOTA LAW. IN ORDER TO PRESERVE SUCH RIGHTS, SHAREHOLDERS MUST: (A) FILE A WRITTEN NOTICE DEMANDING PAYMENT OF THE FAIR VALUE OF THEIR SHARES WITH THE COMPANY PRIOR TO THE VOTE AT THE ANNUAL MEETING; (B) NOT ABSTAIN FROM VOTING ON, VOTE IN FAVOR OF OR CONSENT IN WRITING TO THE MERGER; AND (C) NOT RETURN A PROXY WITHOUT VOTING ON THE MERGER. SEE "PROPOSAL TO APPROVE MERGER AGREEMENT (PROPOSAL NO. 2) -- DISSENTERS' APPRAISAL RIGHTS" ON PAGE 45 OF THE PROXY STATEMENT FOR A DETAILED DISCUSSION OF DISSENTERS' APPRAISAL RIGHTS. FAILURE TO FOLLOW THESE PROCEDURES PRECISELY MAY RESULT IN THE LOSS OF SUCH RIGHTS.

Only holders of Company Common Stock (the "Shareholders") of record as shown on the books of the Company at the close of business on May 12, 1999 will be entitled to notice of and vote at the Annual Meeting or any adjournment thereof. Each share of Company Common Stock on such date is entitled to one vote at the Annual Meeting.


May 17, 1999                 By Order of the Board of Directors


                              Thomas A. Letscher
                              Secretary

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS
                               -----------------

                                                                           PAGE
                                                                           ----
INTRODUCTION..............................................................   1
  PURPOSES OF ANNUAL MEETING..............................................   1
  PROXIES AND VOTING......................................................   2

SUMMARY...................................................................   5
  THE COMPANIES...........................................................   5
  THE ANNUAL MEETING......................................................   5
  SPECIAL FACTORS.........................................................   6
  MINNESOTA CONTROL SHARE ACQUISITION ACT.................................   9
  THE MERGER..............................................................   9
  COMMON STOCK INFORMATION................................................  12

SPECIAL FACTORS...........................................................  13
  BACKGROUND OF AND REASONS FOR THE MERGER................................  13
  RECOMMENDATION OF SPECIAL COMMITTEE.....................................  15
  RECOMMENDATION OF BOARD OF DIRECTORS....................................  19
  FAIRNESS OF THE MERGER..................................................  20
  OPINION OF FINANCIAL ADVISOR............................................  23
  REPORTS.................................................................  30
  STRUCTURE AND PURPOSE OF THE MERGER.....................................  31
  CERTAIN EFFECTS OF THE MERGER...........................................  32
  INTERESTS OF CERTAIN PERSONS IN THE MERGER..............................  32
  TRANSACTIONS BY CERTAIN PERSON IN COMMON SHARES.........................  34
  SHAREHOLDER AGREEMENT...................................................  34
  ACCOUNTING TREATMENT....................................................  36
  MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER..................  36

  SOURCE OF FUNDS.........................................................  36
  PLANS OF NEWCO..........................................................  37
  MANAGEMENT OF NEWCO FOLLOWING THE MERGER................................  38

PROPOSAL TO AUTHORIZE VOTING OF SHARES....................................  40
  PROPOSAL................................................................  40
  BACKGROUND..............................................................  40
  VOTE REQUIRED...........................................................  41

PROPOSAL TO APPROVE MERGER AGREEMENT......................................  42
  GENERAL.................................................................  42
  AGREEMENT AND PLAN OF MERGER............................................  42
  EFFECTIVE TIME..........................................................  42
  ARTICLES  OF INCORPORATION; BY-LAWS.....................................  42
  OFFICERS AND DIRECTORS..................................................  42
  STOCK TRANSFER BOOKS....................................................  42
  CONVERSION OF COMMON SHARES.............................................  43
  COMPANY STOCK OPTIONS AND WARRANTS......................................  43
  SOURCE OF FUNDS; PAYMENT FOR COMMON SHARES..............................  43
  SURRENDER OF COMMON SHARE CERTIFICATES..................................  44
  REPRESENTATIONS AND WARRANTIES..........................................  45
  CONDITIONS TO THE MERGER................................................  45
  TERMINATION AND AMENDMENT...............................................  47
  CONDUCT OF BUSINESS PENDING THE MERGER..................................  47
  DISSENTERS' APPRAISAL RIGHTS............................................  48
  VOTE REQUIRED...........................................................  50

ELECTION OF DIRECTORS.....................................................  51
  NOMINATION..............................................................  51
  INFORMATION ABOUT NOMINEES..............................................  51

  OTHER INFORMATION ABOUT NOMINEES........................................  52
  ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS.....................  53
  DIRECTOR COMPENSATION...................................................  54

COMPENSATION AND OTHER BENEFITS...........................................  54
  SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION..........................  54
  EMPLOYMENT AGREEMENTS...................................................  55
  OPTION GRANTS AND EXERCISES.............................................  56

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................  57

CERTAIN FINANCIAL INFORMATION.............................................  57

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT........................  58

INDEPENDENT AUDITORS......................................................  60

SHAREHOLDER PROPOSALS.....................................................  60

OTHER BUSINESS............................................................  60

ADDITIONAL INFORMATION....................................................  60

AVAILABLE INFORMATION.....................................................  61

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................  61

DOCUMENTS INCORPORATED BY REFERENCE.......................................  61

                           ATRIX INTERNATIONAL, INC.
                           14301 EWING AVENUE SOUTH
                             BURNSVILLE, MN 55306

                            _______________________

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS,
                                 JUNE 15, 1999
                            _______________________

                                 INTRODUCTION


This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Atrix International, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 15, 1999, at 10:30 a.m., local time, at the Company's offices, 14301 Ewing Avenue South, Burnsville, Minnesota 55306 (the "Annual Meeting"), for the purposes set forth below. This Proxy Statement is first being mailed to shareholders on or about May 17, 1999.

PURPOSES OF ANNUAL MEETING

The purposes of the Annual Meeting are to:

 . To consider and vote upon a proposal to enable Steven D. Riedel ("Riedel") to vote, under the Minnesota Control Share Acquisition Act, all shares of Company Common Stock that he has the right to vote with respect to the "Merger" described below.

 . To consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of December 18, 1998 (the "Merger Agreement"), among the Company, Atrix Acquisition Corp., a Minnesota corporation ("Newco"), and Riedel.

 . In the event that the Merger Agreement is not approved and adopted, to elect seven directors to serve until the next Annual Meeting or until their successors are elected and qualified.

 . To transact such other business as may be properly brought before the Annual meeting or any adjournment thereof.

The Merger Agreement contemplates a merger (the "Merger") of the Company with and into Newco, with Newco being the surviving corporation, pursuant to which
(a) each outstanding share of common stock, $.04 par value, of the Company ("Company Common Stock") (shares of Company Common Stock being collectively referred to as "Common Shares," or individually as a "Common Share"), other than those shares of Company Common Stock held by shareholders of the Company who perfect their dissenters' appraisal rights in accordance with the Minnesota Business Corporation Act (the "MBCA"), will be converted into the right to receive $2.00 in cash, without interest (the "Merger Consideration") and (b) the Company will no longer exist as a separate entity after the Merger. Common Shares held by Newco, if any, will be canceled without consideration.

Newco is 100% owned by Steven D. Riedel, the President and Chief Executive Officer and a Director of the Company. Clifford B. Meacham, the founder and a Director of the Company, has agreed to purchase capital stock of Newco, contingent upon consummation of the Merger. In addition, Newco is expected to merge, immediately prior to the Merger, with SCI Enterprises LLC, a Minnesota limited liability company that is owned 85% by Steven Riedel and 15% by Mr. Riedel's son, Phillip Riedel. If such merger is consummated, Phillip Riedel will own 3% of Newco's Common Stock. Finally, Mr. Riedel may sell a minority equity interest in Newco to one other investor who is not affiliated with the Company. Messrs. Riedel and Meacham currently collectively own 9.79% of the outstanding Company Common Stock, and Mr. Riedel has the right to vote an additional 24.44% of the outstanding Company Common Stock, pursuant to a shareholder agreement, dated November 24, 1998 (the "Shareholder Agreement"), between Jerry E. Mathwig and Mr. Riedel. Under the Shareholder Agreement, Mr. Mathwig, who owns 24.44% of the outstanding Company Common Stock, has agreed to vote (or cause to be voted) his shares of Company Common Stock for the Merger Agreement (subject to limitations under the Minnesota Control Share Acquisition Act and the terms of the Shareholder Agreement). Mr. Mathwig has also granted to Mr. Riedel an irrevocable proxy to vote Mr. Mathwig's shares for the Merger, although Mr. Riedel's ability to vote more than 19.99% of the outstanding shares of Company Common Stock is subject to approval by the Company's shareholders pursuant to the Minnesota Control Share Acquisition Act. See "Special Factors -- Shareholder Agreement." As the President and Chief Executive Officer of the Company, Mr. Riedel is involved in the Company's day to day operations. Other officers and directors of the Company collectively own 12.48% of the outstanding Company Common Stock. Each officer and director of the Company, including Messrs. Riedel and Meacham, and will receive the Merger Consideration in the same manner as all other shareholders of the Company.

PROXIES AND VOTING

A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of Shares, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Shares.

Any shareholder of the Company giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Written notice of revocation may be given prior to the Annual Meeting, or a shareholder may appear at the Annual Meeting and give written notice of revocation prior to use of the proxy. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting.

THE BOARD, WITH MR. RIEDEL AND MR. MEACHAM ABSTAINING, RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

With respect to the second proposal, shareholders should be aware that after consummation of the Merger, the entire equity interest of Newco will be beneficially owned by Mr. Riedel and Mr. Meacham, both of whom are directors of the Company, Mr. Riedel's son Phillip, and possibly one other minority investor in Newco who is not affiliated with the Company. Because of their interests in Newco, Mr. Riedel and Mr. Meacham have a conflict of interest with respect to the proposed Merger. Accordingly,

Mr. Riedel and Mr. Meacham abstained from the vote of the Board of Directors in approving the Merger and recommending that shareholders vote in favor of the Merger. See "Special Factors - Interests of Certain Persons in the Merger."

Only holders of Common Shares of record at the close of business on May 12, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting (the "Shareholders"). On May 12, 1999, the Company had 1,413,449 Common Shares outstanding, each Common Share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. Holders of Common Shares are not entitled to cumulative voting rights. The holders of a majority of the total Common Shares issued and outstanding at the close of business on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. Approval of the proposal to enable Mr. Riedel to vote, under the Minnesota Control Share Acquisition Act, all Common Shares that he has the right to vote with respect to the Merger requires the affirmative vote, whether made in person or by proxy, of (i) the holders of a majority of the voting power of all shares entitled to vote including all shares held by Mr. Riedel and (ii) the holders of a majority of the voting power of all shares entitled to vote excluding the Common Shares owned by Mr. Riedel, any officer of the Company and any employee of the Company who is also a director of the Company. The affirmative vote, whether made in person or by proxy, of the holders of a majority of the outstanding Common Shares is required for the approval of the Merger Agreement. If the Merger Agreement is not approved and the election of directors is conducted, the approval of a majority of the Common Shares present and entitled to vote in person or by proxy (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting) is required to elect a nominee for director and to approve any other matters as may properly come before the Annual Meeting.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Common Shares entitled to vote at the Annual Meeting (706,725 of the 1,413,449 outstanding Common Shares) is required for a quorum for the transaction of business. In general, Common Shares represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner
          ----
customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

Common Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as Common Shares present and entitled to vote that were not cast in favor of a particular matter, and will be counted against that matter. Common Shares represented by a proxy card that includes broker non-votes on a matter will be treated as shares not entitled to vote on that matter and will not be counted in determining whether that matter has been approved. Abstentions will constitute a waiver of dissenters' appraisal rights but broker "non-votes" will not constitute a waiver of such rights.

THE BOARD OF DIRECTORS, ACTING IN ACCORDANCE WITH THE RECOMMENDATION OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND THE OPINION OF THE FINANCIAL ADVISOR, HAS DETERMINED THAT THE MERGER AGREEMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS, AND IS FAIR TO THE UNAFFILIATED SHAREHOLDERS. THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. MR. RIEDEL AND MR. MEACHAM, BOTH OF WHOM ARE DIRECTORS OF THE COMPANY, HAVE A CONFLICT OF INTEREST WITH RESPECT TO THE

PROPOSED MERGER. ACCORDINGLY, BOTH MR. RIEDEL AND MR. MEACHAM ABSTAINED FROM THE VOTE OF THE BOARD OF DIRECTORS IN APPROVING THE MERGER AND RECOMMENDING THAT SHAREHOLDERS VOTE IN FAVOR OF THE MERGER. HOWEVER, FOLLOWING THE BOARD OF DIRECTORS' APPROVAL AND RECOMMENDATION, MR. RIEDEL, ON BEHALF OF HIMSELF AND NEWCO, AND MR. MEACHAM STATED FOR THE RECORD THAT THEY CONCURRED IN THE BOARD OF DIRECTORS' DETERMINATION. SEE "SPECIAL FACTORS -INTERESTS OF CERTAIN PERSONS IN THE MERGER." THE BOARD OF DIRECTORS ALSO RECOMMENDS APPROVAL OF THE PROPOSAL TO ENABLE STEVEN D. RIEDEL TO VOTE, UNDER THE MINNESOTA CONTROL SHARE ACQUISITION ACT, ALL COMMON SHARES THAT HE HAS THE RIGHT TO VOTE WITH RESPECT TO THE
MERGER.

This Proxy Statement is being filed by the Company. All information contained in this Proxy Statement relating to Newco has been supplied by Newco for inclusion herein and has not been independently verified by the Company.

The Board of Directors of the Company is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, including but not limited to any procedural matter relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with determination of a majority of the Board of Directors of the Company.


Article II, Section 2.11 of the Company's Bylaws specifies procedures which shareholders must follow in order to (a) nominate persons for election as directors of the Company at an annual meeting or special meeting of shareholders or (b) proposed business to be brought before an annual meeting or special meeting of shareholders. The Board of Directors is not required to follow these procedures. Nominations other than by or at the direction of the Board must be made pursuant to timely notice to the Chairman of the Board or the Chief Executive Officer of the Company prior to the meeting and must contain: (i) certain specified information about the person the shareholder proposes to nominate for election as a director of the Company; and (ii) certain specified information about the proposing shareholder. In order to propose business to be brought before an annual meeting or special meeting of shareholders, a shareholder must give timely notice to the Chairman of the Board or the Chief Executive Officer of the Company prior to the meeting, which notice must contain certain information about the shareholder and a brief description of the business he or she desires to bring before the meeting. In order to be timely, such notice must be delivered to or mailed and received by the Chairman of the Board or the Chief Executive Officer of the Company not less than thirty (30) days nor more than ninety (90) days prior to the scheduled date of such meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the Corporation gives less than forty
(40) days' notice of such meeting, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth
(10th) day after the date on which the Corporation first mailed notice of such meeting. Accordingly, if any shareholder desires to nominate any person for election as a director at the Annual Meeting or propose any business to be brought before the Annual Meeting, such notice must be delivered to or received by May 27, 1999. The full text of Article II, Section 2.11 of the Bylaws is set forth in Annex F attached hereto and incorporated by reference.


The date of this Proxy Statement is May 17, 1999.

                                    SUMMARY

The following is a summary of certain information contained elsewhere or incorporated by reference in this Proxy Statement. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement. This summary is necessarily incomplete and is qualified in its entirety by, and reference is made to, the more detailed information in this Proxy Statement and the documents referred to and incorporated herein by reference.

THE COMPANIES

Atrix International, Inc. Atrix International, Inc., a Minnesota corporation (the "Company"), is located at 14301 Ewing Avenue South, Burnsville, Minnesota 55306 and its telephone number is (612) 894-6154. The Company is a manufacturer of copy control products and service vacuums for toner, developer, asbestos and lead abatement within the telecommunication, computer and office product industries. In addition, the Company distributes tools and instrumentation to field service organizations throughout the world.

Atrix Acquisition Corp. Atrix Acquisition Corp., a Minnesota corporation ("Newco"), was incorporated on December 11, 1998 to acquire the Company. Upon effectiveness of the Merger, Newco will be located at 14301 Ewing Avenue South, Burnsville, Minnesota 55306 and its telephone number will be (612) 894-6154. Newco has conducted no activities to date, except for those incident to the Merger. After the Merger, the name of Newco will be changed to "Atrix International, Inc." and it is expected that it will operate as a privately-held company in substantially the same manner as the Company is currently operating, with the addition of the business of SCI Enterprises LLC, a value-added reseller of personal computers, network systems and technical services that is currently owned 85% by Steven Riedel and 15% by Mr. Riedel's son, Phillip.

THE ANNUAL MEETING

Time, Date and Place. An Annual Meeting of the Shareholders will be held on Tuesday, June 15, 1999, at 10:30 a.m., local time, at the Company's offices, 14301 Ewing Avenue South, Burnsville, Minnesota 55306 (the "Annual Meeting").

Purposes of the Annual Meeting. The purposes of the Annual Meeting are: (a) to consider and vote upon a proposal to enable Steven D. Riedel to vote, under the Minnesota Control Share Acquisition Act, all Common Shares that he has the right to vote with respect to the Merger; (b) to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 18, 1998 (the "Merger Agreement"), among the Company, Newco and Riedel, a copy of which is attached to this Proxy Statement as Annex A; (c) in the event the Merger Agreement is not approved and adopted, to elect seven directors to serve until the next Annual Meeting or until their successors are elected and qualified; and (d) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. See "Introduction -- Purposes of Annual Meeting."


Record Date; Quorum. The close of business on May 12, 1999 has been fixed as the record date for determining holders of Common Shares entitled to vote at the Annual Meeting (the "Record Date"). Each Common Share outstanding on such date is entitled to one vote at the Annual Meeting. As of the Record Date, 1,413,449 Common Shares were outstanding and held of record by 120 holders (the "Shareholders"). The presence, in person or by proxy, of the holders of a majority of the Common Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. See "Introduction -- Proxies and Voting."

Required Vote. Pursuant to the Minnesota Business Corporation Act (the "MBCA"), assuming a quorum is present, the affirmative vote of holders of a majority of all of the outstanding Common Shares is required to approve the Merger. See "Proposal to Approve Merger Agreement (Proposal No. 2) -- General" and "--
Conditions to the Merger."   Pursuant to a certain shareholder agreement, dated
November 24, 1998 (the "Shareholder Agreement"), between Steven D. Riedel and Jerry E. Mathwig, Mr. Mathwig, who owns 24.44% of the outstanding Company Common Stock (or 345,500 Common Shares), has agreed to vote (or cause to be voted) his shares of Company Common Stock in favor of the Merger Agreement (subject to limitations under the Minnesota Control Share Acquisition Act and the terms of the Shareholder Agreement). Mr. Mathwig has also granted to Mr. Riedel an irrevocable proxy to vote Mr. Mathwig's shares for the Merger. However, in order for Mr. Riedel to vote in excess of 19.99% of the outstanding Common Shares in favor of the Merger, he must receive, pursuant to the Minnesota Control Share Acquisition Act, the affirmative vote of (i) the holders of a majority of the voting power of all Common Shares entitled to vote, including all shares held by Mr. Riedel, and (ii) the holders of a majority of the voting power of all Common Shares entitled to vote, excluding the Common Shares owned by Mr. Riedel, any officer of the Company and any employee of the Company who is also a director of the Company. Not including Mr. Mathwig's shares, the directors and officers of the Company collectively hold the right to vote 203,557 Common Shares, or approximately 14.40% of all of the issued and outstanding Common Shares and have indicated that they will vote in favor of the Merger and in favor of the proposal to allow Mr. Riedel to vote all Common Shares that he has the right to vote with respect to the Merger. The approval of a majority of the Common Shares present and entitled to vote in person or by proxy (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting) is required to elect a nominee for director and to approve any other matters as may properly come before the Annual Meeting. See "Introduction -- Proxies and Voting," "Special Factors -- Interests of Certain Persons in the Merger" and "-- Shareholder Agreement."

Proxies. A proxy card is enclosed for use at the Annual Meeting. A proxy may be revoked at any time prior to its exercise at the Annual Meeting. Common Shares represented by properly executed proxies received at or prior to the Annual Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated on a properly executed proxy, such proxy will be voted "FOR" approval and adoption of the Merger Agreement and "FOR" approval of the proposal to allow Mr. Riedel to vote all Common Shares that he has the right to vote with respect to the Merger. See "Introduction -- Proxies and Voting."

SPECIAL FACTORS

Background of and Reasons for the Merger. For a description of the events leading to the approval and adoption of the Merger Agreement by the Company's Board of Directors, see "Special Factors -- Background of and Reasons for the Merger."

Recommendation of Special Committee and Board of Directors. A special committee of the Company's Board of Directors (the "Special Committee"), consisting of William Bennett and Les Eck, was formed on June 5, 1998 to review and negotiate any proposals by Mr. Riedel to acquire the outstanding shares of Company Common Stock, as well as to discuss, evaluate and consider other alternatives for maximizing shareholder value in the Company, including proposals for the Merger. Based on the conclusions of the Special Committee, in evaluating and considering the Merger, the Company's Board of Directors (the "Board of Directors") concluded that the terms of the Merger are fair to, and in the best interests of, the

Shareholders, including the unaffiliated Shareholders. Accordingly, the Board of Directors, based upon the unanimous recommendation of the Special Committee, has approved the Merger. The Special Committee and the Board of Directors recommend a vote "FOR" approval and adoption of the Merger Agreement. After consummation of the Merger, the entire equity interest of Newco will be beneficially owned by Mr. Riedel and Mr. Meacham, both of whom are directors of the Company, Mr. Riedel's son Phillip, and possibly one other minority investor in Newco who is not affiliated with the Company. Because of their interests in Newco, Mr. Riedel and Mr. Meacham have a conflict of interest with respect to the proposed Merger. Accordingly, Mr. Riedel and Mr. Meacham abstained from the vote of the Board of Directors in approving the Merger and recommending that shareholders vote in favor of the Merger. However, following the Board of Directors' approval and recommendation, Mr. Riedel, on behalf of himself and Newco, and Mr. Meacham stated for the record that they concurred in the Board of Directors' determination. See "Special Factors - Interest of Certain Persons in the Merger." See "Special Factors -- Recommendation of Special Committee," and Special Factors -- Recommendation of Board of Directors" and "Special Factors - Interests of Certain Persons in the Merger."

Fairness of the Merger. The Special Committee concluded on December 17, 1998 that the Merger was fair to the Shareholders and recommended approval of the Merger to the Board of Directors. In reaching this conclusion, the Special Committee considered a number of factors, including (a) the written opinion of Miller, Johnson & Kuehn, Incorporated ("MJK"); (b) Company information consisting of financial statements, periodic reports filed with the Securities and Exchange Commission (the "Commission") and the Company's current business plan; (c) the Shareholder Agreement; (d) the valuation of the Company by an investment bank presented to the Board of Directors in April 1998; (e) the stock price and volume history of the Company Common Stock; (f) the fact that the $2.00 per Common Share to be received by the Shareholders in the Merger represented a substantial premium over the trading price of the Common Shares;
(g) the net book value, going concern value and liquidation value of the Company; and (h) the availability of dissenters' appraisal rights to dissenting Shareholders under the MBCA. Accordingly, the Special Committee and the Board of Directors recommend a vote "FOR" approval and adoption of the Merger Agreement. After consummation of the Merger, the entire equity interest of Newco will be beneficially owned by Mr. Riedel and Mr. Meacham, both of whom are directors of the Company, Mr. Riedel's son Phillip, and possibly one other minority investor in Newco who is not affiliated with the Company. Because of their interests in Newco, Mr. Riedel and Mr. Meacham and have a conflict of interest with respect to the proposed Merger. Accordingly, Mr. Riedel and Mr. Meacham abstained from the vote of the Board of Directors in approving the Merger and recommending that shareholders vote in favor of the Merger. See "Special Factors - Interests of Certain Persons in the Merger." See "Special Factors -- Fairness of the Merger."

Opinion of Financial Advisor. On December 17, 1998, MJK delivered its written opinion, dated December 17, 1998, to the Special Committee and the Board of Directors that, as of such date, the $2.00 per Common Share to be received by the Shareholders in the Merger is fair to the Shareholders from a financial point of view. The full text of the fairness opinion of MJK, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached hereto as Annex B and is incorporated herein by reference. Shareholders are urged to, and should, read such opinion in its entirety. See "Special Factors -- Opinion of Financial Advisor."

Certain Effects of the Merger. Upon consummation of the Merger, each Common Share, other than Common Shares as to which dissenters' appraisal rights have been perfected pursuant to and in accordance with the MBCA ("Dissenting Common Shares"), will be converted into the right to receive $2.00 in cash, without interest. Following the Merger, Newco will be the "Surviving Corporation" and the Company will cease to exist. Newco will, after the Merger, possess all the property, rights, privileges and powers and franchises of the Company, and there will be no public market for Newco's shares of common stock. Upon consummation of the Merger, the Common Shares will cease to be quoted on the Nasdaq SmallCap Market and the registration of the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated. See "Special Factors -- Certain Effects of the Merger."

Structure and Purpose of the Merger. The transaction was structured as a merger because the parties believe that a merger will be the most efficient and cost-effective structure for completing the transaction. The purpose of the Merger is to provide the Shareholders the opportunity to receive a fair consideration for their Common Shares in excess of the market price of the stock preceding the announcement of the Merger, and to provide Messrs. Riedel and Meacham with the ability to acquire at least a majority, and possibly all, of the equity interest in the Company and an opportunity to manage the Company with the flexibility inherent in a closely held enterprise. See "Special Factors -- Structure and Purpose of the Merger."

Interests of Certain Persons in the Merger. Steven D. Riedel, the President and Chief Executive Officer and a Director of the Company, and Clifford B. Meacham, the founder and a Director of the Company, each currently owns 27,125 and 111,294 Common Shares, respectively, representing 1.92% and 7.87% of the outstanding Common Shares. In addition, Mr. Riedel has the right to vote an additional 345,500 shares, or 24.44% of the outstanding Common Shares, in favor of the Merger pursuant to the terms of the Shareholder Agreement, subject to approval by the Company's shareholders of Mr. Riedel's ability to vote more than 19.99% of the Common Shares pursuant to the Minnesota Control Share Acquisition Act. Newco is 100% owned by Mr. Riedel, but Mr. Meacham has agreed to purchase preferred stock of Newco that will be convertible into Newco common stock constituting 5% of the outstanding shares of Newco as of the closing of the Merger. Other officers and directors of the Company collectively own 12.48% of the outstanding Common Shares. All officers and directors of the Company, including Messrs. Riedel and Meacham, will receive the Merger Consideration in the same manner as all other Shareholders of the Company. See "Special Factors -- Interests of Certain Persons in the Merger."

Shareholder Agreement. Pursuant to the Shareholder Agreement, Jerry E. Mathwig, who owns 24.44% of the outstanding Company Common Stock, has agreed to vote (or cause to be voted) his shares of Company Common Stock in favor of the Merger Agreement (subject to limitations under the Minnesota Control Share Acquisition Act and the terms of the Shareholder Agreement). Mr. Mathwig has also granted to Mr. Riedel an irrevocable proxy to vote Mr. Mathwig's shares for the Merger, although Mr. Riedel's ability to vote more than 19.99% of the outstanding shares of Company Common Stock is subject to approval by the Shareholders pursuant to the Minnesota Control Share Acquisition Act. See "Special Factors -- Shareholder Agreement" and "-- Control Share Acquisition Act."

Material Federal Income Tax Consequences. The receipt of cash in exchange for Common Shares pursuant to the Merger (and the receipt of cash by a Shareholder who exercises dissenters' appraisal rights) will be a taxable transaction for federal income tax purposes, and may be a taxable transaction under applicable foreign, state, local and other tax laws. For federal income tax purposes, Shareholders receiving cash will generally recognize a gain or loss in an amount equal to the difference between the amount of cash received and their adjusted tax basis in the Common Shares. Shareholders are urged to consult their own tax advisor as to the specific tax consequences of the transaction. See "Special Factors -- Material Federal Income Tax Consequences of the Merger."

Source of Funds. The Company estimates that approximately $2,826,898 will be required to pay the

Shareholders $2.00 per Common Share and approximately $275,000 will be required to pay the related fees and expenses of the Company and Newco in connection with the Merger (collectively, the "Merger Amount"). While Newco does not currently have sufficient cash to compete the Merger, it has delivered to the Company a credit and security letter (the "Credit Agreement") between Newco and Bremer Business Financial Corporation. Equity investments in the aggregate of $450,000 are also being made in Newco prior to the Effective Time. Newco has represented that, assuming satisfaction or waiver of all applicable conditions set forth in the Commitment Letter, the debt financing, the equity investment and the Company's cash will provide sufficient funds to pay the Merger Amount. See "Special Factors -- Source of Funds" and "Proposal to Approve Merger Agreement (Proposal No. 2) -- Source of Funds; Payment for Common Shares."

Plans of Newco. After the Merger, Newco, after changing its name to Atrix International, Inc., will continue to operate in substantially the same manner as the Company is currently operating, although Newco will cause the Common Shares to be deregistered under the Exchange Act following completion of the Merger. As such, the Company will no longer be a public company. In addition, Newco intends to merge with SCI Enterprises LLC, a value-added reseller of personal computers, network systems and technical services that is owned 85% by Mr. Riedel and 15% by Mr. Riedel's son, Phillip. Following the Merger, Newco intends to have a board consisting of up to four directors consisting of Messrs. Riedel and Meacham and up to two additional directors to be named. Newco intends to retain on substantially similar terms all or substantially all of the personnel of the Company following consummation of the Merger, including its current executive officers, Steven D. Riedel, President and Chief Executive Officer of the Company, and Dean L. Gerber, Vice President and Chief Financial Officer of the Company. See "Special Factors --Plans of Newco" and "-- Management of Newco Following the Merger."

MINNESOTA CONTROL SHARE ACQUISITION ACT

The Minnesota Control Share Acquisition Act, Section 302A.671 of the MBCA, requires approval by shareholders to allow a person acquiring shares in a "control share acquisition" (as defined) to vote shares acquired in excess of certain threshold limits (e.g., 20% or more). The Shareholder Agreement between Jerry E. Mathwig and Steven D. Riedel may constitute a "control share acquisition" subject to the Minnesota Control Share Acquisition Act because Mr. Riedel has the right to vote 20% or more of the issued and outstanding Common Shares in favor of the Merger. As such, without the required shareholder approval, Mr. Riedel can vote only 282,548 of the 372,625 Common Shares he has the power to vote in connection with the Merger. Therefore, Mr. Riedel is seeking the required shareholder approval of his ability to vote all Common Shares that he has the right to vote with respect to the Merger. See "Proposal to Authorize Voting of Shares Under Minnesota Control Share Acquisition Act (Proposal No. 1)" and "Special Factors -- Minnesota Control Share Acquisition Act."

THE MERGER

General. Upon consummation of the Merger, the Company will be merged with and into Newco and Newco will be the "Surviving Corporation." The Surviving Corporation will succeed to all the rights and obligations of the Company. See "Proposal to Approve Merger Agreement (Proposal No. 2) -- General."

Effective Time. Pursuant to the Merger Agreement, the Effective Time will occur upon the filing of Articles of Merger by the Company with the Minnesota Secretary of State. See "Proposal to Approve Merger Agreement (Proposal No. 2) -- Effective Time."

Articles of Incorporation; By-Laws. At the Effective Time, the Articles of Incorporation and By-Laws of

Newco will be the Articles of Incorporation and By-Laws of the Surviving Corporation, provided that Article I of the Articles of Incorporation of the Surviving Corporation will be amended as of the Effective Time to read "The name of this corporation is Atrix International, Inc."

Directors and Officers. The directors and officers of Newco immediately prior to the Effective Time will be the initial directors and officers of the Surviving Corporation.

Conversion of Common Shares. At the Effective Time: (a) each issued and outstanding Common Share immediately prior to the Effective Time other than (i) Common Shares then owned by Newco (currently, there is none) and (ii) Dissenting Common Shares, will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive the Merger Consideration, upon surrender of the certificate which prior to the Effective Time evidenced such Common Share; and (b) each Common Share outstanding immediately prior to the Effective Time which is then owned by Newco will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto. Holders of Common Shares who do not vote in favor of the Merger at the Annual Meeting and who have properly elected to dissent in the manner provided in
Section 302A.471 and 302.473 of the MBCA will be entitled to payment of the fair value of their Common Shares in accordance with, and subject to, the provisions of Section 302A.471 and 302.473. See "Proposal to Approve Merger Agreement (Proposal No. 2) -- Dissenters' Appraisal Rights."

Surrender of Stock Certificates. Newco and the Company have designated Norwest Bank Minnesota, N.A., to act as the "Paying Agent" under the Merger Agreement. Promptly after the Effective Time, Newco will cause the Paying Agent to mail to each person who was a record holder of an outstanding certificate or certificates that immediately prior to the Effective Time represented Common Shares (the "Certificates"), a notice and letter of transmittal and instructions for its use in effecting the surrender of such Certificates for payment in accordance with the Merger Agreement. Upon the surrender to the Paying Agent of a Certificate, together with a properly completed and duly executed letter of transmittal, and other documents that are customarily required by letters of transmittal in similar situations, the holder thereof will be entitled to receive cash in an amount equal to the product of the number of Common Shares formerly represented by such Certificate and the Merger Consideration, less any applicable withholding tax, if any, and such Certificate will then be canceled. Until surrendered, except with respect to Dissenting Common Shares, each Certificate will represent solely the right to receive the Merger Consideration, without interest, into which the number of Common Shares represented by such Certificate has been converted. See "Proposal to Approve Merger Agreement (Proposal No. 2) -- Surrender of Common Share Certificates." SHAREHOLDERS OF THE COMPANY SHOULD NOT SEND ANY CERTIFICATES REPRESENTING COMMON SHARES WITH THEIR PROXY CARDS.

Conditions to the Merger; Termination and Amendment. Pursuant to the Merger Agreement, the obligations of Newco and the Company to effect the Merger are subject to certain conditions set forth in the Merger Agreement. In certain circumstances, the Merger Agreement may be terminated at any time prior to the closing of the Merger. The Merger Agreement may be amended by the parties in writing at any time before or after approval by the Shareholders, except that after approval by the Shareholders, no amendment may be made which reduces the amount or changes the form of the Merger Consolidation or in any way materially adversely affects the rights of the Shareholders. See "Proposal to Approve Merger Agreement (Proposal No. 2) -- Conditions to the Merger" and "-- Termination and Amendment."

Dissenters' Appraisal Rights. Shareholders who do not vote in favor of the Merger and who give proper notice to the Company prior to the Annual Meeting will have the right to receive the "fair value" of their Common Shares upon satisfaction of certain procedural requirements under the MBCA. In order to preserve such rights, Shareholders must: (a) file a written notice demanding payment of the fair value of their
----
shares with the Company prior to the vote at the Annual Meeting; (b) not abstain from, vote in favor of or consent in writing to the Merger; and (c) not return a proxy without voting with respect to the Merger. Failure to follow these procedures precisely may result in the loss of such rights. See "Proposal to Approve Merger Agreement (Proposal No. 2) --Dissenters' Appraisal Rights" and
Section 302A.471 of the Minnesota Business Corporation Act attached hereto as Annex C.

Accounting Treatment. The Merger will be accounted for as a "purchase" as such term is used under generally accepted accounting principles for accounting and financial reporting purposes. Accordingly, a determination of the fair value of the Company's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and liabilities assumed in the Merger.
See "Special Factors -- Accounting Treatment."

COMMON STOCK INFORMATION

The Company Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq Small Cap Market under the symbol "ATXI." On December 1, 1998, the last trading day prior to the announcement of the Merger, the high and low prices as quoted on the Nasdaq Small Cap Market were $1.4375 and $1.125. The following table sets forth, for each of the calendar periods indicated, the range of high and low prices for the Common Shares as quoted on the Nasdaq Small Cap Market.


                                                                  High       Low
                                                                  ----       ---
          1997    Quarter..................................       3 1/4         2
                  Second Quarter...........................           3         2
                  Third Quarter............................       2 1/2     1 7/8
                  Fourth Quarter...........................       3 1/2     1 1/4

          1998    First Quarter............................       3 1/2     1 3/8
                  Second Quarter...........................       3 1/8         1
                  Third Quarter............................      1 9/32     1 1/4
                  Fourth Quarter...........................           2     1 1/8

          1999    First Quarter............................      2 5/16     1 11/16
                  Second Quarter (through May 12)..........           2     1 9/16

Common Stock prices for calendar year 1997 have been restated to reflect a 1-for-4 Reverse Stock Split, effective December 16, 1997.

As of the Record Date, the Company had 1,413,449 shares of Company Common Stock outstanding, which were held by approximately [NUMBER] record Shareholders. The Company has not declared or paid any cash dividends on Company Common Stock since its inception and does not intend to pay any dividends for the foreseeable future, although there are no restrictions on its ability to pay dividends.

                                SPECIAL FACTORS

BACKGROUND OF AND REASONS FOR THE MERGER

The Company was formed in 1987 under the name Tiempo Equities, Inc. ("Tiempo") for use as a vehicle to raise capital for investment in an operating business. Tiempo completed a public offering in February 1989 and became a public reporting company. In October 1990, Tiempo completed a merger with Atrix Tool, Inc. ("Atrix Tool"), pursuant to which Atrix Tool was merged into Tiempo and Tiempo changed its name to Atrix International, Inc. Prior to the merger with Tiempo, Atrix Tool was privately held and controlled by Mr. Meacham.

In February 1991, the Company acquired a patent and the technology used in the Company's R3 copy control products. At the time of this acquisition, the Company believed this technology would provide it with a significant growth opportunity and increase its visibility and attractiveness in the public securities markets. After several years of attempting to develop a copy control product that would gain wide market acceptance, the Company finally reached an agreement with Pitney Bowes to develop a copy management system utilizing the Company's technology. The Company delivered the copy management system in early 1994 and began to market this product throughout the United States. Unfortunately, the Company has been unable to generate significant revenues from its copy control product, and this strategy has failed to provide the growth that the Company had originally hoped to achieve.

The Company embarked on a strategy to increase revenues and earnings through the acquisition of product lines, other operating businesses and mergers. In November 1995, the Company successfully completed the acquisition of an additional line of vacuum products, which now comprises the core of the Company's Omega series of vacuums. During the past three years, the Company has contacted approximately 10 to 15 other parties for the purposes of discussing the potential acquisition of a product line or an operating business or the consummation of a merger. During this time, the Company entered into serious discussions with three different parties. Since early summer 1998, the Company had not had discussions with any third parties, other than Mr. Riedel, regarding the potential acquisition of the Company. Unfortunately, the Company has not been able to complete any transactions, other than the acquisition of an additional line of vacuum products in November 1995. In addition, in November 1997, the Company's largest customer, to whom the Company supplied tools and tool kits, abruptly stopped purchasing product from the Company. This customer had accounted for revenues of $1,351,149 in fiscal 1997. As a result, the Company has seen its revenue decrease substantially in the last 18 months. Revenues were $4,199,116 in fiscal 1998, compared to revenues of $5,301,300 in fiscal 1997.

Although the Company Common Stock has been listed on Nasdaq since its public offering in February 1989, shares of Company Common Stock have generally been thinly traded and, for at least the past several years, a wide spread has existed between quoted bid and ask prices. During the past four years, the Company has devoted a significant amount of effort to cultivating relationships with brokers and research analysts at smaller local and regional investment banking firms. The Company's goals have been to increase its visibility in a public securities market, persuade analysts to begin covering the Company and attract additional market makers for its Common Shares. During this time, the Company has worked with three different investor relations firms to assist in increasing its visibility in a public securities market and has made numerous presentations at investor conferences and investment banking firms. Despite all of these activities, the Company has been unable to increase public securities market interest in the Common Shares. Currently, there are no research analysts covering the Company. The Company believes it has been unsuccessful in these efforts primarily because of its relatively small size, the relatively small markets that the Company serves and its inability to significantly increase revenues and earnings.

In April 1997, the Board of Directors first considered a reverse split of the Common Shares. The purpose of a reverse split would be to increase the per share trading price of the Common Shares. From October 1995 to December 1997, the Common Shares had consistently traded below $1.00 per share. In September 1997, Nasdaq notified the Company that it was no longer meeting Nasdaq's requirement that the minimum bid price for the Common Shares be at least $1.00 per share to qualify for continued listing on the Nasdaq SmallCap Market. In December 1997, the Board of Directors concluded that it would be in the best interest of the Company's shareholders to maintain listing on the Nasdaq SmallCap Market, rather than having the Common Shares quoted on the OTC Bulletin Board. The Board of Directors believed that effecting a reverse split would increase the per share market price of the Common Shares and, thereby, increase the attractiveness of the Common Shares to market makers and enable investment banking firms that had not been permitted by internal policies to make a market in the Common Shares due to the bid price being below $1.00 per share to begin making a market in the Common Shares. As a result, in December 1997, the Company effected a one-for-four reverse split of the Common Shares. Although the reverse split had the intended effect of increasing the per share market price of the Common Shares, it did not increase the visibility or acceptance of the Common Shares in the public securities market and no additional firms began making a market therein.

The Company believes that the lack of an active and established trading market for the Common Shares has effectively prevented the Company and its shareholders from enjoying the advantages that are typically available to public entities. In addition, the expenses associated with being a public entity are significant and burdensome to the Company. The Company estimates that its total out-of-pocket expenses associated with maintaining its status as a public company are approximately $80,000 to $150,000 per year. These costs include the preparation, printing, filing and distribution of annual reports to shareholders, proxy materials and periodic reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (such as Form 10-KSB and Form 10-QSB), legal and accounting fees relating to such matters, investor relations fees, annual fees for the Company's transfer agent and the cost of holding an annual meeting of shareholders. These costs do not include the salaries and time of employees of the Company who devote time to these matters. The Company believes that its administrative expenses would be significantly reduced if it became a private entity and was not required to comply with the disclosure and legal requirements of the federal securities laws. In addition, management will have more flexibility to make decisions regarding the Company's future plans of operation as a private company.

Accordingly, in early 1998, the Board of Directors began to evaluate seriously the possibility of a sale of the Company. In connection with these activities, the Company engaged a Twin Cities-based investment banking firm to provide the Board of Directors with a valuation of the Company. See "--Reports." On April 7, 1998, the Company entered into a letter of intent with a third party regarding the acquisition of the Company. However, the Company never reached a definitive agreement with this third party, and the letter of intent was terminated on April 24, 1998, because the Company did not believe that this third party had a serious interest in or the ability to complete an acquisition of the Company. After the letter of intent was terminated, Mr. Riedel began to evaluate the possibility of acquiring all of the outstanding shares of Company Common Stock and discussed this possibility with certain members of the Board of Directors. The directors encouraged Mr. Riedel to continue his evaluation. At a meeting of the Board of Directors held on June 5, 1998, Mr. Riedel notified the Board of Directors that he was inclined to make such an offer. See "--Reports."

RECOMMENDATION OF SPECIAL COMMITTEE

At a meeting of the Board of Directors held on June 5, 1998, the Board of Directors discussed the merger and acquisition opportunities that the Company had been evaluating for the past few months. The Board of Directors concluded that the opportunities being evaluated were either not in the Company's interest or were unlikely to be completed. At the end of this Board of Directors meeting, Mr. Riedel informed the Board of Directors that he was inclined to make an offer to acquire all of the outstanding shares Company Common Stock at a price of $1.94 per share. The Board of Directors then established a Special Committee of the Board of Directors (the "Special Committee"), consisting of William Bennett and Les Eck, to review and negotiate with Mr. Riedel any formal proposal by Mr. Riedel to acquire the outstanding shares of Company Common Stock and to make a recommendation to the Board of Directors with respect to any such proposed transaction. The members of the Special Committee were appointed because none of them had ever been an officer or employee of the Company. The Special Committee was also authorized to retain an investment banking firm to review and evaluate any proposal and to advise the Special Committee whether such transaction was fair to the holders of Common Shares (the "Shareholders") from a financial point of view. Mr. Bennett, as Chair of the Special Committee, contacted four investment banking firms in the Twin Cities area requesting a proposal to act as financial advisor to the Special Committee and to provide a fairness opinion with respect to any such transaction. He met with representatives of all of these firms, and all of them submitted proposals. On October 14, 1998, the Board of Directors and the Special Committee retained Miller, Johnson & Kuehn, Incorporated ("MJK") to act as the financial advisor to the Special Committee and the Board of Directors and to render its opinion as to the fairness of the transaction from a financial point of view. MJK was selected based on its proposal, its experience in evaluating similar kinds of transactions and its fee. MJK was retained without any understanding, implicit or explicit, that it would find that the transaction was fair, from a financial point of view, to the Shareholders.

From June through December 1998, the Special Committee held seven meetings to discuss and evaluate Mr. Riedel's proposals, to consider other alternative strategies for maximizing shareholder value and to respond to Mr. Riedel's proposals. During this time, the other alternative strategies that the Special Committee evaluated consisted of retaining an investment banking firm to actively solicit potential acquirers of the Company or a portion of its assets, the liquidation of the Company's assets and the sale of the Company to other third parties as a going concern or in segments. The Special Committee decided not to pursue any of these alternatives because it believed that, due in large part to the significant publicity and trading activity in the Common Shares in April 1998 in connection with the letter of intent that had been entered into at that time, potential acquirers of the Company were well aware that the Board of Directors was evaluating a possible sale of the Company. Despite the significant publicity, the Company did not receive any indications of interest from any third parties. As a result, the Special Committee concluded that the only likely buyer of the Company would be Mr. Riedel and that pursuing other potential buyers would be a significant burden on the Company's limited resources and would likely jeopardize a potential transaction with Mr. Riedel. Some of the other non-employee directors of the Company also met with the Special Committee.

By letter dated June 15, 1998, Mr. Riedel submitted a written proposal to the Special Committee to acquire all of the outstanding shares of Company Common Shares at a price of $1.94 per share. Mr. Riedel's proposal also required that
(a) he be paid $200,000 if, after entering into a letter of intent, the Board of Directors approved the sale of or sold the Company to a third party or decided not to complete the transaction with Mr. Riedel, (b) Mr. Riedel have the right to terminate the transaction and be reimbursed in full for his out-of-pocket expenses if the Company's expenses exceeded $200,000 and (c) Mr. Riedel have a right of first refusal with respect to any competing proposals to acquire the Company.

Mr. Riedel's proposal was also contingent upon his obtaining adequate financing to acquire the outstanding shares of Company Common Stock. The proposal also contemplated that the acquisition would be structured as a tender offer and included a requirement that at least 51% of the outstanding shares of Company Common Stock be tendered.

On June 12, 1998, Mr. Bennett contacted Mr. Riedel to arrange a meeting, and on June 16, 1998, the Special Committee met with Mr. Riedel to discuss his June 15, 1998 proposal. On June 23, 1998, Mr. Bennett informed Mr. Riedel that the Special Committee and certain other non-employee directors would be meeting on June 30, 1998.

On June 30, 1998, the Special Committee, along with non-employee directors William Bednarczyk, Clifford Meacham, John Hey and Company legal counsel, met to review and decide upon a response to Mr. Riedel's proposal and to review other proposals from the investment banking firms. The Special Committee reviewed the proposals from three investment banking firms and concluded that Mr. Bennett should continue discussions with the investment banking firms for the purpose of possibly engaging one of them should Mr. Riedel's proposal proceed and should he obtain financing commitments necessary to complete the acquisition. The Special Committee and the other attending members of the Board of Directors also discussed Mr. Riedel's proposal in detail and concluded that they did not have sufficient information to respond to his proposed purchase price but believed it to provide a sufficient basis for proceeding with negotiations. The Special Committee also concluded that a $200,000 "topping fee" was not acceptable, but that a $150,000 "topping fee" would be acceptable, that the Board of Directors could not grant Mr. Riedel a right-of-first-refusal, but would agree to provide him notice of third-party offers and the Board of Directors would not give Mr. Riedel the right to terminate the transaction if the Company's expenses exceeded $200,000. Members of the Board of Directors also concluded that Mr. Riedel would need to provide financing commitments in order to proceed. By letter dated June 30, 1998, Mr. Bennett informed Mr. Riedel of the Special Committee's response.

On July 2, 1998, Mr. Bennett contacted Mr. Riedel to inform him that the Special Committee and the Board of Directors would need to retain a financial advisor and obtain a fairness opinion from its financial advisor. On July 9, 1998, Mr. Bennett informed Mr. Riedel that Mr. Bennett had received proposals from four investment banking firms and described the fees that were being quoted.

On July 11, 1998, the Special Committee, along with non-employee directors William Bednarczyk and Clifford Meacham and Company legal counsel, met after a regular meeting of the Board of Directors to discuss the status of Mr. Riedel's proposal to acquire the outstanding shares of Company Common Stock and the engagement of an investment banking firm. The directors discussed proposals from two investment banking firms and directed Mr. Bennett to continue negotiations with one of them.

On July 12, Mr. Riedel contacted Mr. Bennett with questions regarding the fairness opinion and the cost of an opinion. On July 24, 1998, Mr. Bennett contacted Mr. Riedel to arrange a meeting to discuss Mr. Riedel's progress in obtaining financing. The Special Committee, along with non-employee director William Bednarczyk, met with Mr. Riedel on July 24, 1998 to discuss Mr. Riedel's progress in obtaining financing.

On July 28, 1998, the Special Committee, along with non-employee directors William Bednarczyk and Clifford Meacham, Company legal counsel and representatives of MJK, met to discuss the Board of Directors' strategy and the next response to Mr. Riedel's proposal to acquire the outstanding shares of Company Common Stock. The Special Committee and the other directors discussed various issues related to Mr. Riedel's proposal and the need for a fairness opinion and financial advice from an investment banking firm, possibly MJK. The directors concluded that the Special Committee should negotiate the best price possible with Mr. Riedel and pursue completing an acquisition with him. The Special Committee also concluded that if it did not appear that Mr. Riedel would be able to obtain financing commitments for the acquisition in the near future, then it should begin seeking other alternatives for a possible sale of the Company. The Special Committee and the other directors discussed at length Mr. Riedel's proposed price of $1.94 per share and reviewed a previous valuation prepared for the Board of Directors in April 1998 by a different Twin Cities-based investment banking firm. After this discussion, the Special Committee concluded that it should counteroffer at a price of $2.23 per share. On July 29, 1998, Mr. Bennett called Mr. Riedel and sent Mr. Riedel a letter informing him that the financing commitment letters Mr. Riedel had submitted to the Special Committee to date were not adequate and that the Special Committee would recommend that the Board of Directors accept a price of $2.23 per share. Finally, the letter informed Mr. Riedel that if he was unable to obtain adequate financing commitments by August 7, 1998, then Board would likely start exploring other alternatives for the sale of the Company.

By letter dated July 31, 1998, Mr. Riedel responded to Mr. Bennett's July 29, 1998 letter. In his July 31, 1998, letter Mr. Riedel indicated that he would accept a $150,000 "topping fee," which would be payable if the deal was not completed for any reason other than Mr. Riedel's failure to obtain adequate financing. Mr. Riedel also rejected the Board of Directors' offer of $2.23 per share and increased his offer to acquire all of the outstanding shares of Company Common Stock at a price of $2.00 per share. Mr. Riedel also requested that the Company deposit $750,000 of its funds into an escrow account to ensure that the Company would have sufficient cash on hand at the completion of a transaction in order for Mr. Riedel to obtain the necessary financing.

On August 3, 1998, Mr. Riedel contacted Mr. Bennett to discuss the July 31, 1998 proposal.

On August 4, 1998, the Special Committee, along with non-employee directors William Bennett, Clifford Meacham and John Hey, and Company legal counsel, met to discuss Mr. Riedel's July 31, 1998 letter. Mr. Riedel also participated in a portion of this meeting by telephone for the purpose of answering various questions that the directors had regarding Mr. Riedel's proposal and financing commitments he had received to date. The Special Committee agreed that if a definitive agreement was entered into and the Company completed a transaction for the sale of the Company with a third party, the Company would pay Mr. Riedel a "topping fee" of $150,000, and that if the Company terminated a definitive agreement, without selling the Company to a third party, the Company would reimburse Mr. Riedel for his out-of-pocket expenses up to a maximum of $75,000. The Special Committee and the other members of the Board of Directors also discussed at length the $2.00 per share price proposed by Mr. Riedel. The Special Committee considered whether the Board would be able to sell the Company or any significant portion of its assets to third parties in a timely and cost-effective manner, the amount of financing that the Board of Directors believed Mr. Riedel would be able to obtain and the desire to conclude a transaction in a timely and cost-effective manner. Following this discussion, the Special Committee concluded that it would recommend that the Board of Directors accept a price of $2.00 per share. The Special Committee, however, did not accept Mr. Riedel's request to escrow $750,000. The Special Committee also required that Mr. Riedel obtain financing commitments by no later than August 31, 1998. By letter dated August 5, 1998, Mr. Bennett informed Mr. Riedel of the Special Committee's decision.

On August 24, 1998, Mr. Bennett called Mr. Riedel to request an update on Mr. Riedel's progress in obtaining financing. On August 25, 1998, Mr. Riedel contacted Mr. Bennett to update him on the status of financing and to request an extension of time to obtain financing commitments.

By letter dated August 27, 1998, Mr. Riedel provided Mr. Bennett with certain financing commitments that he had received and requested an extension of time to obtain the balance of his needed financing commitments. On August 31, 1998, the Special Committee, along with non-employee directors Clifford Meacham and Charles Mitchell, and Company legal counsel, met to consider Mr. Riedel's request for an extension of time. The members of the Board of Directors discussed the chronology of events relating to the proposed transaction that had taken place to date. They also discussed proposals from investment banking firms and narrowed the list of investment banking firms that they believed were most suitable. In addition, the Special Committee concluded that it should not agree to a formal extension of time and that following Labor Day, the Board of Directors would begin pursuing other alternatives due to a lack of confidence that Mr. Riedel would be able to obtain the necessary financing. Nonetheless, the directors also concluded that they should encourage Mr. Riedel to continue to pursue a potential transaction. On September 1, 1998, Mr. Bennett verbally informed Mr. Riedel of the Special Committee's decision. Mr. Bennett sent Mr. Riedel a confirming letter on September 3, 1998.

On September 4, 1998, Mr. Bennett met briefly with Mr. Riedel to discuss the Special Committee's August 31, 1998 decision. On September 15, 1998, Mr. Riedel updated Mr. Bennett on the status of financing.

On September 22, 1998, the Special Committee, along with non-employee directors William Bednarczyk and Cliff Meacham, and Company legal counsel, met with representatives of a Twin Cities-based investment banking firm. The directors asked various questions regarding the firm's background and experience and the proposed transaction. Without representatives of the firm present, the Special Committee and the other attending non-employee directors discussed various alternatives for pursuing a sale of the Company, the engagement proposal from the investment banking firm and Mr. Riedel's current proposal. The Special Committee concluded that because it appeared Mr. Riedel would not be able to obtain financing in the near future, it would retain an investment banking firm to assist the Special Committee in evaluating and identifying other strategies for a sale of the Company. On September 23, 1998, Mr. Bennett called Mr. Riedel to inform him of the Special Committee's September 22, 1998 decision.

On September 28, 1998, Mr. Riedel called Mr. Bennett to inform him that Mr. Riedel believed he had obtained the necessary financing commitments and to arrange a meeting. On September 29, 1998 and prior to the Special Committee retaining an investment banking firm, Mr. Riedel received a commitment letter from Bremer Business Finance Corporation ("BBFC"). On September 30, 1998, the Special Committee met with Mr. Riedel to review and discuss the BBFC commitment. The Special Committee believed the BBFC commitment would be adequate for Mr. Riedel to complete the acquisition of the outstanding shares of Company Common Stock. The BBFC commitment letter was subject to BBFC completing its due diligence regarding the Company. Mr. Riedel informed the Special Committee that BBFC had completed a significant portion of its due diligence and that such due diligence condition would be removed in the near future.

On October 6, 1998, Mr. Bennett called Mr. Riedel to inform him that the Special Committee would begin working toward a definitive agreement with Mr. Riedel and that the Special Committee would be retaining MJK. On October 8, 1998, Mr. Bennett called Mr. Riedel to discuss timing of MJK beginning their review at the Company. On October 13, 1998, Mr. Riedel called Mr. Bennett to inform him that BBFC planned to begin its due diligence at the Company during the week of October 19, 1998. On October 14, 1998, the Board of Directors and the Special Committee retained MJK. On or about October 21, Mr. Riedel called Mr. Bennett to advise him on the status of BBFC's due diligence. On October 26,

1998, Mr. Riedel called Mr. Bennett to advise him that BBFC had concluded its due diligence and inquire on the status of MJK's opinion. On November 13, 1998, Mr. Riedel received a second commitment letter from BBFC with the due diligence condition removed. On December 10, 1998, Mr. Riedel received another commitment letter from BBFC, pursuant to which BBFC extended the commitment letter through March 31, 1999. In March 1999, BBFC subsequently reissued its commitment letter with an expiration date of June 20, 1999.

On November 6, 1998, Mr. Riedel called Mr. Bennett to discuss Mr. Riedel's concern about moving forward without Mr. Mathwig's support for Mr. Riedel's acquisition of all of the outstanding Common Shares. On November 12, 1998, Mr. Bennett called Mr. Riedel to request an update on his discussions with Mr. Mathwig. On November 19, 1998, Mr. Riedel called Mr. Bennett to inform him that discussions were continuing with Mr. Mathwig, but that no agreement had been reached. On November 24, 1998, Mr. Riedel reached an agreement with Mr. Mathwig, pursuant to which Mr. Mathwig would agree to vote in favor of the Merger. Mr. Riedel informed Mr. Bennett of this agreement. See "Special Factors -- Shareholder Agreement."

On December 3, 1998, Mr. Bennett called Mr. Riedel to discuss reimbursement of Mr. Riedel's expenses if the Merger was not completed and certain tax issues. On December 9, 1998, Mr. Bennett sent Mr. Riedel a memorandum regarding certain tax matters. On December 14, 1998 Mr. Bennett called Mr. Riedel to discuss reimbursement of Mr. Riedel's expenses further and the agenda for the December 17, 1998 Board of Directors meeting.

At a meeting held on December 17, 1998, the Special Committee unanimously determined that the terms of the Merger are fair to, and in the best interest of, all of the Shareholders (including the unaffiliated Shareholders), and recommended that the Board of Directors approve the Merger and that the Board of Directors recommend to the Shareholders that they vote to approve and adopt the Merger Agreement. In reaching its decision, the Special Committee considered the factors set forth below under the headings "Special Factors - Fairness with the Merger."

RECOMMENDATION OF BOARD OF DIRECTORS

At a meeting of the Board of Directors held on December 17, 1998 immediately after the meeting of the Special Committee, the Board of Directors, (with Mr. Riedel and Mr. Meacham abstaining) and based on the unanimous recommendation of the Special Committee approved and adopted the Merger Agreement, determined to recommend to the Shareholders that they vote to approve and adopt the Merger Agreement and determined that the terms of the Merger Agreement are fair to, and in the best interest of, all of the Shareholders (including the unaffiliated Shareholders). After consummation of the Merger, the entire equity interest of Newco will be beneficially owned by Mr. Riedel and Mr. Meacham, both of whom are directors of the Company, Mr. Riedel's son Phillip, and possibly one other minority investor in Newco who is not affiliated with the Company. Because of their interests in Newco, Mr. Riedel and Mr. Meacham have a conflict of interest with respect to the proposed Merger. Accordingly, Mr. Riedel and Mr. Meacham abstained from the vote of the Board of Directors in approving the Merger and recommending that shareholders vote in favor of the Merger. However, following the Board of Directors' approval and recommendation, Mr. Riedel, on behalf of himself and Newco, and Mr. Meacham stated for the record that they concurred in the Board of Directors' determination. See "Special Factors -Interests of Certain Persons in the Merger." In reaching its decision, the Board of Directors considered the factors set forth below under the heading "Special Factors -- Fairness of Merger." The Board of Directors concurred with the Special Committee's conclusion that MJK's valuation of the Company as a whole, which indicated a value of approximately $2.84 per share, significantly overstated the Company's value for the reasons described below under the heading "- Fairness of the Merger."

FAIRNESS OF THE MERGER

On December 17, 1998, the Special Committee concluded that the Merger was fair to the Shareholders (including the unaffiliated Shareholders) and recommended approval of the Merger Agreement to the Board of Directors. In reaching this conclusion, and in making its recommendation to the Board of Directors, the Special Committee considered a number of factors in light of the Special Committee's knowledge and familiarity with the business, financial condition, results of operations and prospects of the Company, as well as the industry it serves, the risks associated with achieving its prospective operating results and general economic and market conditions. The material factors consisted of:

 .    The opinion of MJK to the effect that $2.00 per share to be received by the
     Shareholders in the Merger is fair, from a financial point of view, to the Shareholders. See "Special Factors -- Opinion of Financial Advisor."

 .    The presentation of MJK to the Special Committee.

 .    Information that the Special Committee received from the Company
     (consisting primarily of the Company's historical and audited financial statements, periodic reports filed with the Securities and Exchange Commission (the "Commission")).

 .    The agreement of Mr. Mathwig, the beneficial owner of 345,500 Common
     Shares, representing approximately 24.44% of the outstanding shares of Company Common Stock, and the Company's largest shareholder, to vote (or cause to be voted) his Common Shares in favor of the Merger Agreement and grant to Mr. Riedel an irrevocable proxy to vote Mr. Mathwig's Common Shares in favor of the Merger. The Special Committee believes that Mr. Mathwig's agreement reflects his independent evaluation that the $2.00 per share to be received by the Company's unaffiliated Shareholders is fair. In reaching this conclusion, the Special Committee recognized that Mr. Mathwig is familiar with the Company's business and industry and operates a business in a similar industry. See "Special Factors -- Shareholder Agreement."

 .    The independent valuation of the Company received by the Board of Directors in April 1998. See "Special Factors -- Reports."

 .    The stock price and trading volume history of the Common Shares and the fact that the Common Shares are thinly traded.

 .    The fact that $2.00 per share to be received by the Shareholders in the
     Merger represented a substantial premium over the trading price of the Common Shares during the period of time that the transaction was being negotiated and prior to public announcement of the Merger.

 .    MJK's valuation of the Company as a whole, which indicated a value of approximately $2.84 per share, weighed against the fairness determination. However, the Special Committee and the Board of Directors concluded that this analysis significantly overstated the Company's value primarily for two reasons. First, this valuation included analyses that were based on management's projections of future earnings, which the Special Committee and the Board of Directors, except for Mr. Riedel, believed to be aggressive. Second, this valuation included analyses that did not account for the extreme variance in the revenue mix of the Company's two product lines and the significant difference in the market multiples applicable to the two product lines. During the 12-month period ended September 30, 1998, the Machine Tools product line generated approximately 94% of total revenues, and the Data

  Processing Management product line generated approximately 6% of total revenues. However, the industry multiples for the Data Processing Management product line are significantly higher than the industry multiples for the Machine Tools product line. See "Special Factors - Opinion of Financial Advisor."

 . The net book value, going concern value and liquidation value of the Common
  Shares.

 . The availability of dissenters' appraisal rights under the MBCA to dissenting
  Shareholders in the Merger.

In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Special Committee did not find it practical to, and did not quantify or otherwise attempt to, assign specific weights to the factors considering in reaching its determination. The Special Committee considered each of the factors listed above to be an integral basis of its determination to recommend the Merger and was not able to assign relative importance to any one factor over another factor.


The Special Committee relied in part on the analysis of MJK with respect to the going concern value of the Common Shares, which indicated a value of between $1.85 and $2.84 per share. The Special Committee concluded that none of the above factors, other than MJK's valuation of the Company as a whole, which indicated a value of approximately $2.84 per share, weighed against the fairness determination. However, the Special Committee and the Board of Directors concluded that this analysis significantly overstated the Company's value primarily for two reasons. First, this valuation included analyses that were based on management's projections of future earnings, which the Special Committee and the Board of Directors, except for Mr. Riedel, believed to be aggressive. Mr. Riedel is the only director who is also an executive officer of the Company and the only director who was involved in preparing management's projections. Management's projections of future earnings assumed that the Company's revenues would grow approximately 29% in fiscal 1999 and approximately 20% per year in fiscal years 2000 through 2003, even though the Company's revenues had declined from $6,028,427 in fiscal 1996, to $5,801,300 in fiscal 1997 and to $4,199,116 in fiscal 1998. In addition, the Company operates in relatively small mature markets that do not have significant opportunities for growth. For these reasons, the Special Committee concluded that it was unlikely that management's projections could be achieved and that all of MJK's analyses that were based on management's projections of future earnings significantly overstated the Company's value. Second, this valuation included analyses that did not account for the extreme variance in the revenue mix of the Company's two product lines and the significant difference in the market multiples applicable to the two product lines. Accordingly, the Special Committee believed that an analysis of the Company's two product lines was relevant. During the 12-month period ended September 30, 1998, the Machine Tools product line generated revenues of $4,027,821, or approximately 94% of total revenues for the period, and the Data Processing Management product line generated revenues of $269,005, or approximately 6% of total revenues for the period. However, the industry multiples for the Machine Tools product line are significantly lower than the industry multiples for the Data Processing Management product line, as shown in the tables under the heading "Special Factors - Opinion of Financial Advisor." Because MJK's analysis of the Company as a whole did not account for the revenue mix of the Company's two product lines and gave equal weight to the higher market multiple applicable to the Data Processing Management product line, the Special Committee agreed with MJK's conclusion that values derived from this analysis significantly overstated the Company's value. For all of these reasons, the Special Committee concluded that the value of the Company based on the historical financial results of the Company's two separate product lines was more accurate and relevant than the values based on either Management's projections or an analysis of the Company as a whole. See "Special Factors - Opinion of Financial Advisor."

The estimated the net book value and the liquidation value of the Common Shares, as of September 30, 1998, was approximately $1.71 and $.96 per share, respectively.

The Special Committee believes that the Merger is procedurally fair because: (a) the Special Committee consists of disinterested directors appointed to represent the interests of, and to negotiate on an arms' length basis with Mr. Riedel on behalf of the Shareholders; (b) all of the non-employee directors who own shares of Company Common Stock have indicated that they intend to vote in favor of the Merger; (c) all of the non-employee directors who own shares of Company Common Stock, other than Mr. Meacham, will be foregoing any ability to participate in the future growth of Newco, and (d) Mr. Mathwig, the Company's largest Shareholder, negotiated with Mr. Riedel an agreement to vote in favor of the Merger and granted to Mr. Riedel an irrevocable proxy to vote Mr. Mathwig's Common Shares in favor of the Merger. In addition, the Special Committee believes that it is well known within the industry in which the Company operates that the Company has been actively seeking acquisition or merger opportunities, and there have been no serious indications of interest from other third parties in acquiring the Company. In support of this conclusion, the Special Committee recognized that in April 1998, the Company entered into a letter of intent with a third party, pursuant to which the third party would acquire the Company. Although discussions with this third party were ultimately terminated before a definitive agreement was negotiated or executed, a significant amount of publicity surrounded this letter of intent and the underlying potential sale of the Company. In spite of all of these factors, no other potential buyers have indicated an interest in acquiring the Company or any significant portion of the Company's assets.

The Special Committee considered that the $2.00 cash per share to be bid to the Shareholders pursuant to the Merger represents a premium of 78% over the $1.125 closing bid price for the Common Shares as reported on the Nasdaq SmallCap Market on December 1, 1998, the last trading date prior to public announcement of the proposed Merger. On December 2, 1998, the Company issued a press release disclosing that the Company had reached an agreement in principle with Mr. Riedel regarding the proposed Merger. The Special Committee reviewed and concurred with the analysis prepared by MJK. The Special Committee also noted that effecting the Merger at this time would avoid the delay and uncertainty of attempting to realize the Company's value for the benefit of the Shareholders by continuing the Company in existence as a public company, seeking another buyer or by selling the Company's assets and liquidating the Company.

The Special Committee took into consideration the fact that the Shareholders, other than Mr. Riedel and Mr. Meacham, will not have the opportunity to participate in any future growth of Newco following consummation of the Merger. The Special Committee also recognized that because of the equity interest in Newco which Mr. Riedel and Mr. Meacham will hold prior to and after the Merger and such financial interests of other members of management in Newco, these persons have existing or potential conflicts of interest in connection with the Merger. Accordingly, the Special Committee considered the Company's results of operations and current forecasts of future sales and earnings in light of these and other factors.

The Special Committee also considered whether or not to require Mr. Riedel and Mr. Meacham, in voting for approval and adoption of the Merger Agreement, to vote their Common Shares of Common Stock in proportion to the vote of the other Shareholders. The Special Committee decided that such a special voting requirement was not necessary due to all of the factors upon which it relied in establishing the fairness of the $2.00 per share to be paid to the Shareholders in the Merger, particularly the agreement of Mr. Mathwig, the Company's largest Shareholder, to vote in favor of the Merger. Mr. Mathwig did not receive any consideration, monetary or otherwise, for entering into this agreement. The Special Committee did not retain an independent representative to assist in negotiating the terms of the Merger Agreement. The proposed transaction must be approved by the affirmative vote of a majority of the Company's outstanding common stock, and will not require the approval of a majority of unaffiliated security holders. The non-employee directors did not retain an unaffiliated representative to act solely on behalf of the unaffiliated security holders. The Special Committee and the Board of Directors believe that the Merger is procedurally fair to the Shareholders because of the foregoing reasons and because of all the steps that the Special Committee took (which are discussed above under "Special Factors -- Recommendation of Special Committee" and "Special Factors -- Recommendation of Board of Directors") prior to making it recommendation to the Board of Directors.


The Board of Directors has determined, following the unanimous recommendation of the Special Committee and its receipt of MJK's written opinion, dated December 17, 1998, to the effect that the consideration to be received by the Shareholders in the Merger is fair, from a financial point of view, to Shareholders, that the Merger is fair to, and in the best interest of, all of the Shareholders (including the unaffiliated Shareholders) and recommends that all of the Shareholders vote to approve and adopt the Merger Agreement. In reaching its conclusion and making its recommendation to the Shareholders to approve and adopt the Merger Agreement, the Board of Directors considered those factors listed above, the recommendation of the Special Committee and the fact that the Special Committee consulted with an independent financial advisor as well as the fact that after consummation of the Merger, the entire equity interest of Newco will be beneficially owned by Mr. Riedel and Mr. Meacham, both of whom are directors of the Company, Mr. Riedel's son Phillip, and possibly one other minority investor in Newco who is not affiliated with the Company.
Because of their interests in Newco, Mr. Riedel and Mr. Meacham have a conflict of interest with respect to the proposed Merger. Accordingly, Mr. Riedel and Mr. Meacham abstained from the vote of the Board of Directors in approving the Merger and recommending that shareholders vote in favor of the Merger. However, following the Board of Directors' approval and recommendation, Mr. Riedel, on behalf of himself and Newco, and Mr. Meacham stated for the record that they concurred in the Board of Directors' determination. See "Special Factors - Interests of Certain Persons in the Merger."

No member of the Special Committee is employed by or affiliated with the Company or Newco except as a director and shareholder of the Company. No such member is, or is expected to become, an affiliate of, or has or is expected to acquire any equity interest in, Newco. In light of the amount of time that was expected to be devoted by the members of the Special Committee in connection with their consideration of the Merger, the Board has approved a fee of $5,000 for Mr. Bennett and $2,000 to Mr. Eck for their service on the Special Committee in connection with consideration of the Merger. The members of the Special Committee and the other members of the Board of Directors of the Company are entitled to indemnification by the Company under its Articles of Incorporation and the MBCA with respect to their actions in connection with the Merger. In addition, the members of the Special Committee and the other members of the Board of Directors of the Company are entitled to the benefits of the directors and officers liability insurance policy maintained by the Company.


OPINION OF FINANCIAL ADVISOR

In October 1998, the Board of Directors and the Special Committee retained Miller, Johnson, & Kuehn, Inc. ("MJK") to act as their financial advisor for the purpose of rendering an opinion as to the fairness, from a financial point of view, of a proposed acquisition of 100% of the outstanding common stock of the Company for $2.00 per share by a company formed by Mr. Riedel. For its services, the Company agreed to pay MJK $35,000, with an initial non-refundable retainer of $15,000 and $20,000 to be paid upon delivery of the opinion. MJK's opinion was not contingent on MJK finding that the merger was fair to the unaffiliated shareholders. Approximately one month later, MJK rendered to the Board of Directors and the Special Committee its preliminary oral opinion that, as of that date and subject to various conditions, the proposed Merger was fair, from a financial point of view, to the shareholders of the Company. At a meeting of the Board of Directors and the Special Committee on December 17, 1998, MJK delivered to the Board of Directors and the Special Committee its written opinion (the "Opinion"), confirming the verbal opinion given earlier.

The Opinion addresses only the fairness of the proposed Merger, from a financial point of view, to the shareholders of the Company. MJK was not retained to opine as to any other transactions or contractual arrangements previously entered into, or to be entered into (whether or not in connection with the Merger) between the Company, the Board of Directors or senior management ("Management"), or any other person, including without limitation, any agreements entered into and the payments made in connection therewith. Furthermore, the Opinion does not in any manner address the Board of Director's underlying decision to proceed with or effect the Merger, but is simply to be used as one element in the Special Committee's and the Board of Director's decision making process.

In arriving at the Opinion, no limitations were imposed by the Board of Directors or the Special Committee with respect to the investigations to be conducted or the procedures to be followed by MJK. MJK undertook such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. As the Merger provides the shareholders of the Company with cash and not securities of any kind, MJK limited its procedures to a review of the business and financial condition of the Company. Among other things, MJK reviewed, but did not limit its review to: (i) the correspondence between Mr. Riedel and the Board of Directors, or certain members thereof, during the months of June, July and August 1998; and (ii) drafts of the Agreement and Plan of Merger, dated as of December 18, 1998, among the Company, Mr. Riedel and Newco. MJK subsequently reviewed the definitive agreement and plan of merger. In addition, MJK (i) conducted interviews with Management of the Company; (ii) conducted telephone interviews with the Company's major suppliers and customers;
(iii) toured the Company's facilities; (iv) reviewed and discussed with Management their five year financial projections, which, on MJK's request, were augmented by Management to include a Statement of Income for the Company's two product lines: Machine Tools and Data Processing Management; (v) reviewed financial and other publicly available information with respect to the Company, including annual reports, Forms 10-KSB and 10-QSB and proxy statements; (vi) consulted government and industry economic statistics that could have a direct bearing on the Company; and (vii) examined securities data on comparable mergers and acquisitions of similar public companies, to the extent available.


MJK's Opinion is subject to the following qualifications: (i) MJK relied upon and assumed the accuracy and completeness of the financial and other information (including the financial statements and projections of the Company) provided to MJK and prepared by Management and their representations relating thereto, and MJK has not independently verified any such information or representations; (ii) with respect to the Company's projections and current estimates, MJK assumed, based upon representations of Management, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of Management as to the expected future performance of the Company; (iii) MJK relied upon and assumed the accuracy and completeness of the information provided by, and the representations of, Management and the Board of Directors in respect of which MJK's understandings, set forth in the Opinion, are based, and MJK relied upon the assurance of Management that they are unaware of any facts that would make the information provided to MJK incomplete or misleading;
(iv) MJK did not perform or obtain any independent appraisals or valuations of specific assets of the Company and MJK expressed no opinion as to the Company's liquidation value; and (v) MJK's analysis was necessarily based on economic, monetary, market and other conditions existing and which could be evaluated as of the date of the Opinion (however, such conditions are subject to rapid and unpredictable change). MJK was not authorized by the Company, the Special Committee or the Board of Directors to solicit, nor did MJK solicit, offers for transactions alternative to the Merger. Further, MJK was not asked to advise the Company, the Special Committee or the Board of Directors as to financial alternatives to the Merger.


Overview of Methodology

The evaluation of the fairness of the price paid for the Company included examining the Company's past financial performance, the Company's public stock valuation and an analysis of Management's good faith projections of future financial performance. MJK used a market capitalization approach to determine the Company's value using the Company's past financial performance and Management's projections for the current and the next fiscal year and a discounted cash flow model to determine the Company's value based on Management's future projections.

The characteristics of companies with similar businesses and the multiples derived from their market capitalizations were compared closely with those of the Company. The reliability of the models used to evaluate the Company was based on the business and market characteristics of comparable companies and those of the Company itself. The various valuation models used were weighted according to their applicability to the Company in this situation. In particular, MJK analyzed the nature of the businesses and the market characteristics of the common stock of these comparable companies and tended to apply a heavier (i.e., more reliable) weighting to the results based upon the models that MJK believed to be the most appropriate.

Once weightings were applied to the various models, the liquidity of the Company's common stock was compared with that of the companies used as comparables. Since the liquidity of the Company's common stock was radically different from that of the comparable companies, appropriate liquidity discounts were applied to the valuations derived for the Company.


In addition, MJK evaluated 62 mergers and acquisitions, six of which were Rule 13e-3 transactions, and compared the buyout or control premiums paid in these situations with the control premium offered for the Company.

Market Capitalization Approach


The evaluation analysis of the Company presented several challenges because of the diverse nature of its product lines and the fact that one product line accounted for approximately 94% of total revenues. As a result, MJK evaluated the Company in two ways. First, MJK compared the Company as a whole with other publicly traded companies in the same industries and with similar Standard Industrial Classification ("SIC") codes. SIC Codes are a U.S. Department of Commerce system that organizes all industry types in the United States. Each business establishment is classified according to its primary activity, signified by a 4-digit SIC code. When the Company's results were positive numbers, MJK applied to the Company's last reported book value, trailing twelve month ("TTM") revenues, earnings before interest and taxes ("EBIT"), and GAAP earnings per share to the average industry market multiples for the Machine Tools industry (SIC Codes 36--) and the Data Processing Management industry (SIC Codes 38--). These multiples were obtained from Bloomberg Financial Services, who determined the average industry multiples by looking at twenty-four companies in SIC Codes 36-- and eighty-five companies in SIC Codes 38--. MJK also applied the price to earnings market multiples for these industries to Management's projections. MJK used a simple average of the multiples for the two industries and applied the average of the multiples to the financial results of the entire Company as a whole, thus giving equal weight to the two product lines, despite the substantial variance in revenues produced.

Although MJK valued the Company on an enterprise basis, as is customary when a company is being sold as a going concern, MJK did not believe that using a simple average of the multiples for the two industries was an accurate or relevant indicator of value. MJK concluded that this type of enterprise valuation was not an accurate indicator of value because of the revenue mix of the Company's two product lines and the fact that the Data Processing Management product line has a significantly higher industry multiple than the Machine Tools product line. During the 12-month period ended September 30, 1998, the Machine Tools product line generated revenues of $4,027,821, or approximately 94% of total revenues for the period, and the Data Processing Management product line generated revenues of $269,005, or approximately 6% of total revenues for the period. However, the industry multiples for the Data Processing Management product line are significantly higher than the industry multiples for the Machine Tools product line, as shown in the tables below. Therefore, MJK concluded that a simple average of the industry multiples applied to the Company as a whole would significantly overstate the value of the Company.


For these reasons, MJK conducted a sales-weighted valuation of the Company's two product lines - Machine Tools and Data Processing Management. The fair value of each of these two product lines was determined as if they were to be sold separately, even though the Company was being sold as a whole. The market multiples for the SIC Code 36-- group were applied to the financial results (again, where the Company's numbers were positive) of the Machine Tools product line, and the market multiples for the SIC Code 38-- group were applied to the financial results (again, where the Company's numbers were positive) of the Data Processing Management product line.


Using this sales-weighted valuation approach, MJK's analysis valued the Company based on industry multiples of trailing 12 months revenue at $3,077,086, before liquidity discounts,. Using this approach, MJK's analysis valued the Company based on industry multiples of projected operating income for the year ending June 3, 2000 at $5,562,763, before liquidity discounts. Neither of these values has been discounted due to the lack of liquidity of the Company's Common Stock, as described below under " -- Liquidity Issues Surrounding the Company's Common Stock" and "-- Discount Policy."

The results of these two valuation approaches were as follows:

Enterprise Valuation

                                                             Public Company
                              Trailing Twelve              Multiples Based On
                               Months Ending               The Average of the               Value Based
                            September 30, 1998               Two Industries           on the Derived Multiple
                            ------------------               --------------           -----------------------
 Annual Revenue                  $4,296,826                        1.56                    $6,688,010
Operating Income                  ($174,125)                       9.11                        N/A
  Net Income                       ($11,012)                      39.20                        N/A
  Book Value                     $2,416,593                        1.58                    $3,813,384

                                                            Public Company
                               Management's              Forward PE Multiples             Current Value
     Year Ending           Projections For Net           Based on the Average              Based on the
      June, 30               Operating Income           of the Two Industries            Derived Multiple
      --------               ----------------           ---------------------            ----------------
        1999                    $138,600                         20.54                      $2,846,636
        2000                    $372,529                         14.28                      $5,321,396

Product Line Valuations

                                           MACHINE TOOLS UNIT


                             Trailing Twelve               Public Company
                              Months Ending              Multiples Based On               Value Based
                            September 30, 1998         Machine Tools Industry       on the Derived Multiple
                            ------------------         ----------------------       -----------------------
 Annual Revenue                 $4,027,821                    0.596                       $2,400,581
Operating Income                $  139,013                    4.006                       $  556,885
   Net Income                   $  263,318                   26.449                       $6,964,511
   Book Value                         N/A                     0.868                              N/A

                               Management's             Public Company Forward            Current Value
     Year Ending            Projections For Net        PE Multiples Based on the           Based on the
      June, 30               Operating Income           Machine Tools Industry           Derived Multiple
      --------               ----------------           ----------------------           ----------------
        1999                     $  311,150                    12.016                       $3,738,778
        2000                     $  514,010                     8.596                       $4,418,430

                        DATA PROCESSING MANAGEMENT UNIT

                                                            Public Company
                             Trailing Twelve                 Multiples On
                              Months Ending                 Data Processing                Value Based
                            September 30, 1998            Management Industry        on the Derived Multiple
                            ------------------            -------------------        -----------------------
  Annual Revenue                   $269,005                      2.52                    $  677,086
Operating Income                  ($313,138)                    14.21                           N/A
   Net Income                     ($274,330)                    51.94                           N/A
   Book Value                           N/A                      2.29                           N/A

                                                         Public Company Forward
                               Management's                PE Multiples Based              Current Value
     Year Ending           Projections For Net            On Data Processing/              Based on the
      June, 30               Operating Income             Management Industry            Derived Multiple
      ---------              ----------------             -------------------            ----------------
        1999                      ($54,150)                    29.06                                N/A
        2000                       $57,294                     19.97                         $1,144,333

Discounted Cash Flow Approach

Management provided MJK with three sets of financial projections: one for the Company as a whole, one for the Data Processing Management product line and one for the Machine Tools product line. The following table summarizes the three sets of financial projections that Management provided to MJK:

                                                         Year Ending June 30
                                     -------------------------------------------------------------------
                                     1999            2000           2001           2002           2003
                                     -----           -----          -----          -----         ------
Atrix Enterprise
  Revenue (thousands)               5,413           6,551          7,806          9,301         11,116
  Net Income (thousands)              139             373            556            789          1,073

Machine Tools
  Revenue (thousands)               4,749           5,521          6,436          7,478          8,693
  Net Income (thousands)              193             316            417            535            663

Data Processing
  Revenue (thousands)                 664           1,030          1,370          1,823          2,424
  Net Income (thousands)              (54)             57            139            254            410

As discussed above, MJK determined that valuing the Company's two product lines separately was a more accurate valuation method than valuing the Company as a whole because of the revenue mix of the Company's two product lines and the higher industry multiple associated with the Data Processing Management product line. Nonetheless, MJK performed a discounted cash flow analysis of the Company as a whole, as well as for the two product lines for the fiscal years ending 1999 through 2003, using the EBIT projections provided by Management to represent cash flow. In MJK's analysis of the Company as a whole, the Company's terminal cash flow was capitalized at a rate of 15.96%, in accordance with the market rate of return and Beta data for "Small Company Stocks" as defined by Ibbotson Associates. MJK calculated the Company's computed average weighted cost of capital to be 12.98%, based on the market rate of return and Beta for Small Company Stocks. For this purpose Small Company Stocks consists of the fifth lowest quintile market capitalization stocks traded on the New York Stock Exchange. These stocks had an average market capitalization of $128 million and a Beta of 1.39. However, MJK did not believe that this 12.98% discount rate was appropriate for the Company because the characteristics of the companies in this index were significantly different from the Company. The Company's market capitalization on December 2, 1998, was only approximately $1.6 million. In addition, MJK believed that an appropriate Beta for the Company, based on the Company's size, operating history and the lack of liquidity for the Company's Common Stock, should be significantly higher than 1.39. MJK conducted this analysis because it is one of the customary analyses used when valuing companies. However, MJK believed that the discounted cash flow valuation using a 12.98% discount rate significantly overstated the value of the Company.

For these reasons, MJK valued the discounted cash flows from the Company's two product lines separately. In this analysis, MJK calculated an appropriate discount rate for each of the Company's two product lines by calculating cost of equity capital for each product line, as determined by the market capitalization approach described above, and adding the result to the assumed perpetual growth rate for each product line. The assumed perpetual growth rates were supplied by Management. Using this approach, cash flows and terminal value were discounted at 34.96% for the Machine Tools Unit and 22.04% for the Data Processing Unit. The valuation results, before liquidity discounts, for the Discounted Cash Flow models were as follows:


Enterprise              $10,798,680
                        ===========

Machine Tools Unit      $ 2,376,135
Data Processing Unit    $   926,154
                        -----------
     Total              $ 3,302,289
                        ===========

Weighting Considerations


MJK then compiled each of the values derived above (where they were positive numbers) and weighted the values to calculate a value, before applying any liquidity discounts, for the Company as a whole, and the two product lines. In its analysis, MJK put more weight on Company values derived from past performance (i.e., industry TTM multiples applied to the Company's actual TTM results) than on values dependent largely on Management's future projections (i.e., discounted cash flow and forward earnings per share analyses). MJK applied a 40% aggregate weighting to values based on Management's projected financial results and a 60% aggregate weighting to values that were derived primarily from historical financial statements. After the appropriate weightings were applied to the various models, the Company could be deemed to have the following valuations before applying appropriate discounts:


Enterprise              $5,736,154
                        ==========

Machine Tools Unit      $2,805,171
Data Processing Unit    $1,561,272
                        ----------
     Total              $4,366,443
                        ==========

Liquidity Issues Surrounding the Company's Common Stock

MJK undertook an evaluation of the Company's common stock for the two-year period prior to the estimated date of the Merger. MJK examined the market performance of the stock, the spread between the bid and ask prices and the volume associated with various price movements over that two-year period. The average monthly trading volume for the stock for the last two years has been 113,900 shares. Accordingly, MJK determined that the Company's stock is relatively thinly traded and illiquid.

In determining the role common stock liquidity had on its evaluation, MJK discussed with the Board of Directors and the Special Committee the new NASDAQ Small Cap Market maintenance listing requirements. The limited public float and limited sponsorship of the Company's common stock made it possible that the Company's stock could be subject to NASDAQ delisting, which would further reduce liquidity. MJK's analysis, therefore, took into account the possibility of reduced liquidity.

Discount Policy

As part of its analysis, MJK determined the appropriate discounts to apply to valuations which were derived from multiples for much larger companies with considerably greater public sponsorship and liquidity. The market capitalization of the Company, as defined by total number of shares outstanding times the price per share, on December 2, 1998 was approximately $1.6 million. Companies in the Machine Tools category had an average market capitalization of $492 million. In the Data Processing Management category, the average market capitalization approached $950 million. MJK took into account the lack of a readily liquid market for the Company's stock and applied a 30% discount to the value derived for the entire enterprise, a 25% discount for limited liquidity and an additional 5% discount because of changes in NASDAQ listing requirements discussed above. When valuing the Company's two units as private companies, a 40% discount was taken against the derived values. These discounts are in line with recommendations suggested by the Institute of Chartered Financial Analysts' 1990 report "Valuation of Closely Held Companies and Inactively Traded Securities." Appropriately discounted values for the Company could be deemed to be:


Enterprise                         $5,736,154

                         X     .70
                         ---------
                         $4,015,308 or $2.84 per share

Two Product Lines        $4,366,443
                         X      .60
                         ----------
                         $2,619,865 or $1.85 per share


Equity Premium Paid


Prior to any announcement concerning the Merger, the Company's stock was trading at a $1.375 ask price and a $1.25 bid price. For a seller of the Company's stock, the $2.00 Merger price represented a 60% premium to the bid price. In MJK's examination of sixty-two acquisitions of publicly traded companies, with transaction values of between $2 million and $30 million, in various industries over the previous six months, MJK found an average premium paid of 38% when compared to the price of the stock four weeks prior to any announcement. Six of these companies involved Rule 13e-3 transactions for the same period and had an average premium of 26.5%, with a range of premiums from 2.6% to 58.2%. The 60% premium in the case of the proposed Merger compares favorably with the average and the range of premiums paid in these other cases.

Conclusions


MJK's analysis of the Company yielded a range of values. The range of per share values for the Company, appropriately discounted for liquidity factors, ranged from $1.85 valuing the Company's two product lines separately to $2.84 valuing the Company as a whole. Newco's $2.00 per share offer falls within this range of values and compares favorably with control premiums paid in similar transactions.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. MJK believes that its process must be viewed as a whole, in light of the difficulties encountered comparing the Company to companies in similar industries with much higher market capitalizations. Selecting portions of the analysis and focusing on them to the exclusion of the whole process would create an incomplete and inaccurate picture of the process and the derived valuation used to render the Opinion. Based upon the foregoing, MJK concluded that the $2.00 share price offered for the common stock falls within the range of values derived and represents a fair price, from a financial point of view, to the shareholders of the Company.

As a customary part of its investment banking business, MJK is engaged in the valuation of businesses and their securities in connection with fairness opinions, mergers and acquisitions, underwriting and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. MJK has never managed a public offering of stock for the Company, has not acted as a financial advisor in the Merger for the Company or Mr. Riedel, did not provide research coverage on the Company and, in the ordinary course of its business, does not make a market in the common stock of the Company.

REPORTS

By April 1998, the Board of Directors had evaluated a number of merger and acquisition opportunities that had been identified by management, and in April 1998, the Company entered into a letter of intent with a third party regarding the potential acquisition of the Company. See "Special Factors -- Background of and Reasons for the Merger." Because of this activity, the Board of Directors engaged a

Twin Cities-based investment banking firm to prepare an independent valuation of the Company to assist the Board in negotiating with third parties. In April 1998, the Company received this valuation. In arriving at its valuation conclusion, the investment banking firm considered the history and business of the Company; annual reports for the fiscal years ended June 30, 1995-1997; Form 10-KGB for the fiscal years ended June 30, 1996-1997; Form 10-QSB for the period ended December 31, 1997; financial results for the period ended March 31, 1997 and 1998, as prepared by the Company's management; and projections for the fiscal years ending June 30, 1998-2003, as prepared by Company management. In addition, the investment banking firm had discussions with Company management and directors regarding the operations of and future prospects of the Company; visited the Company's facilities; considered the economics, performance and market valuations of publicly held companies engaged in relatively similar businesses and with relatively similar investment characteristics; and considered the general stock market and economic environment. The Board of Directors did not impose any limits on the investment banking firm with respect to its procedures or investigations and the Company and its management cooperated fully in connection with its investigations. The Company paid the investment banking firm a fee of $9,000 for its services. The Company also reimbursed the investment banking firm for its out-of-pocket expenses and agreed to indemnify it against certain liabilities, including liabilities under the federal securities laws. The engagement letter with respect to the investment banking firm's valuation of the Company did not contemplate the use of such information in connection with other transactions, including the Merger, but the information was, nonetheless, a factor considered by the Special Committee and the Board of Directors in connection with their evaluation of the Merger. In April 1998, the investment banking firm delivered its report to the Board of Directors, which valued a minority interest in the Company's Common Stock at approximately $1.48 per share, in a range of $1.26 to $1.69 per share.

STRUCTURE AND PURPOSE OF THE MERGER

The decision to structure the acquisition as a merger was made by the Special Committee and Newco. The Special Committee and Newco evaluated two possible alternative structures for effecting the acquisition: (a) a merger of the Company with Newco and (b) a tender offer for the outstanding shares of Company Common Stock by Newco. The primary concerns in evaluating the alternative structures were to (a) establish a process of ensuring that the Shareholders would be fairly represented, (b) ensure that the Shareholders would receive a fair price for the equity interest in the Company, (c) structure the transaction in manner most likely to enable to Newco to obtain necessary financing and (d) complete the transaction in an efficient and cost-effective manner. A tender offer was rejected primarily because the Company would have been required to engage in a second step merger to complete the transaction. Furthermore, the second step merger would require shareholder approval under the MBCA if more than 10% of the Common Shares was held by the Shareholders after the tender offer. Because of this two-step process, the Special Committee and Newco believed that a tender offer would have been more costly and would likely have taken more time to complete.

Either structure would have accomplished the goals of establishing a process ensuring that the Shareholders would be fairly represented and ensuring that the Shareholders would receive a fair price for the equity interest in the Company. A tender offer would have involved the solicitation of the Shareholders to sell their Common Shares to Newco, followed by a merger of the Company and Newco.
The Special Committee and Newco ultimately decided to structure the acquisition as a merger because they believe that a merger will be most likely to satisfy the Special Committee's goals of structuring the transaction in manner most likely to enable to Newco to obtain necessary financing and completing the transaction in an efficient and cost-effective manner.

The purpose of the Merger is to provide the Shareholders the opportunity to receive a fair consideration for their Common Shares in excess of the market price of the stock preceding the announcement of the Merger, while at the same time providing Mr. Riedel with what he views as an attractive investment opportunity and an opportunity to manage the Company with the flexibility inherent in a closely held enterprise. See "Special Factors -- Background of and Reasons for the Merger." Mr. Riedel chose to propose the Merger at the present time because the Company's efforts to grow through acquisitions or merge with other companies had not been successful, management's efforts to attract interest in the public securities market for the Common Shares over the past several years had not had any positive effect on the trading market for the Common Shares, and the Board of Directors and Mr. Riedel had concluded that none of these activities were likely to become successful in the foreseeable future.

CERTAIN EFFECTS OF THE MERGER

Under the terms of the Merger Agreement, the Company will be merged with and into Newco. Immediately prior to the merger, Newco will merge with SCI Enterprises LLC, a value added reseller of personal computers, network systems and technical services, 85% of which is owned by Steven Riedel and 15% of which is owned by Mr. Riedel's son, Phillip. As a result of the SCI Enterprises merger, Phillip Riedel will own approximately 3% of Newco's common stock. Steve Riedel will own all of the other outstanding shares of common stock of Newco, with Clifford Meacham holding preferred stock that is convertible into 5% of the outstanding common stock of Newco as of the closing of the Merger. In addition, Mr. Riedel may sell a minority equity interest in Newco to an investor who is not affiliated with the Company. The proposed equity arrangements in Newco would result in Mr. Riedel owning 92% of the equity interest in Newco, and the Company following the Merger, if the third party does not invest in Newco and 80% if the third party does invest in Newco. In either case, Mr. Meacham would own 5% of the equity interest in Newco, and the Company following the Merger.
As such, Messrs. Riedel and Meacham and any such other Newco investor will enjoy all of the benefits of the Company's potential future growth, cash flow and earnings, if any, and Mr. Riedel will be able to exercise voting control over the Company. Based on the estimated book value of Newco following the Merger and taking into account the proposed merger of SCI Enterprises LLC with and into Newco, the book value of these percentage interests would be approximately as follows: 92% - $414,000; 80% - $360,000; and 5% - $22,500. The Company incurred a net loss for the fiscal year ended June 30, 1998. Accordingly, the Company is not able to provide any meaningful estimate of the dollar amount of the net earnings of Newco, if any, that these percentage interests would represent. If the Merger Agreement is approved at the Annual Meeting, the Company's shareholders will no longer have the opportunity to continue their interest in the Company and will not have any benefit of any potential future growth, cash flow or earnings, if any of the Company. Following the transaction, the Company intends to deregister the Common Shares under the Securities Act of 1934 (the "Exchange Act") and will no longer file with the Securities and Exchange Commission reports under (S)12(g)(4) or (S)15(d) under the Exchange Act, such as Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB. In addition, the Company would no longer be obligated to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and its officers, directors and 10% Shareholders would be relieved of the reporting requirements and restrictions on insider trading under Section 16 of the Exchange Act. Accordingly, substantially less information will be required to be made publicly available than presently is the case.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

In considering the recommendation of the Board of Directors with respect to the Merger, Shareholders should be aware that certain directors and officers of the Company have certain interests which are described below and which present conflicts of interest in connection with the Merger. The Special

Committee and the Board were aware of those conflicts and considered them among the matters described under "Special Factors -- Fairness of Merger."

After consummation of the Merger, the entire equity interest of Newco will be beneficially owned by Mr. Riedel and Mr. Meacham, who beneficially own (excluding options and warrants with an exercise price greater than $2.00 per share) 27,125 and 111,294 Common Shares, respectively, representing an aggregate of approximately 9.79% of the outstanding Common Shares, Mr. Riedel's son Phillip, and possibly one other minority investor in Newco who is not affiliated with the Company. In addition, Mr. Riedel holds a proxy to vote an additional 345,500 Common Shares, representing an additional 24.44% of the outstanding shares of Company Common Stock, in favor of the Merger, subject to approval by the Company's shareholders of Mr. Riedel's ability to vote more 19.99% of the Common Shares pursuant to the Minnesota Control Share Acquisition Act. Because of these conflicts of interest, Mr. Riedel and Mr. Meacham abstained from the vote of the Board of Directors in approving the Merger and recommending that shareholders vote in favor of the Merger. See "Special Factors -- Shareholder Agreement," "--Minnesota Control Share Acquisition Act" and "Proposal to Authorize Voting of Shares Under Minnesota Control Share Acquisition Act (Proposal No. 1)."

As of the date of this Proxy Statement, the executive officers and directors of the Company beneficially own (excluding options and warrants with an exercise price greater than $2.00 per share) an aggregate of 203,557 Common Shares, representing approximately 14.40% of the outstanding shares of Company Common Stock. These individuals have indicated that they intend to vote all of their shares of Common Stock in favor of the Merger. If the Merger is consummated, such persons will receive an aggregate of approximately $407,114 for their Common Shares. The following table sets forth, as of the date of this Proxy Statement, the number of shares of Company Common Stock owned by, and the aggregate amounts to be received by, each of the executive officers and directors of the Company pursuant to the Merger:

                                           NUMBER OF                 PERCENT             AMOUNT TO BE
             NAME                       COMMON SHARES(1)             OF CLASS              RECEIVED
             ----                       ----------------             --------              --------
Steven D. Riedel                              27,125                   1.92%                $ 54,250
Clifford B. Meacham                          111,294                   7.87%                $222,588
W. William Bednarczyk                         30,544                   2.16%                $ 61,088
Charles J. B. Mitchell, Jr.                   27,750                   1.96%                $ 55,500
William E. Bennett                             2,844                   0.20%                $  5,688
Les Eck                                            0                   0.00%                $      0
John C. Hey                                        0                   0.00%                $      0
Dean Gerber                                    4,000                   0.28%                $  8,000
----------

 (1) Excludes options and warrants with an exercise price greater than $2.00 per share.

Each of the foregoing directors have indicated that they intend to vote their shares of Common Stock in favor of the Merger, and each will receive $2.00 per share in the Merger.

The Merger Agreement provides that Newco, for a period of six years after the Effective Time, will not change the provisions of its Articles of Incorporation and Bylaws relating to indemnification of present or former directors or officers of the Company in a manner which adversely effects their rights to indemnification and for one year after the Effective Time to maintain specified officers and directors liability insurance indemnifying them.

Following completion of the Merger, Mr. Riedel, Mr. Meacham, Mr. Riedel's son, Phillip, and possibly one other minority investor in Newco who is not affiliated with the Company will own the entire equity interest in Newco and, as such, will enjoy the benefits of Newco's potential future growth, cash flow and earnings, if any. If the Merger is approved, the Shareholders will have no interest in Newco and will not have the benefit of any of Newco's potential future growth, cash flow or earnings, if any.

The Board of Directors has also authorized the payment of $5,000 to Mr. Bennett and $2,000 to Mr. Eck, members of the Special Committee, who devoted a substantial amount of time to the transaction in excess of their regular duties as members of the Board of Directors, as compensation for serving on the Special Committee.

TRANSACTIONS BY CERTAIN PERSON IN COMMON SHARES

        Person             Quarterly Period        Common Shares           Price Range       Avg. Price
        ------             ----------------        -------------           -----------       ----------
Steven D. Riedel        Fourth Quarter 1996      2,250  Purchased         $2.25 to $2.37        $2.317
Steven D. Riedel        Second Quarter 1997        655  Purchased             $2.50             $ 2.50
Steven D. Riedel        Second Quarter 1998      7,000  Purchased         $1.125 to $1.187      $1.143
Clifford B. Meacham     Fourth Quarter 1996      6,250  Sold                  $2.50             $ 2.50
Clifford B. Meacham     Fourth Quarter 1996      3,750  Sold                  $2.50             $ 2.50

In addition, pursuant to a shareholder agreement, dated November 24, 1998, Mr. Mathwig has granted Mr. Riedel his irrevocable proxy to vote Mr. Mathwig's Common Shares for the Merger. See "Special Factors - Shareholder Agreement."

SHAREHOLDER AGREEMENT

In August 1998, Mr. Riedel and Mr. Mathwig had a general discussion over the telephone regarding the Company, and they agreed to meet. Mr. Mathwig owns 345,500 Common Shares, representing approximately 24.4% of the outstanding Common Shares. On September 22, 1998, Mr. Riedel and Mr. Mathwig met to discuss Mr. Mathwig's intentions regarding his ownership of Company Common Stock. At this meeting, Mr. Mathwig asked whether Mr. Riedel would be interested in buying Mr. Mathwig's shares. Mr. Riedel indicated that he would likely be interested. On October 21, 1998, Mr. Riedel and Mr. Mathwig met to discuss Mr. Riedel's potential acquisition of the Company. Mr. Riedel asked Mr. Mathwig whether he would support such an acquisition, and Mr. Mathwig indicated that he might be willing to do so, depending on the price. On November 10, 1998, Mr. Riedel and Mr. Mathwig met again. At this meeting, they reached a preliminary agreement under which Mr. Mathwig would agree to vote his shares in favor Mr. Riedel's acquisition of the outstanding Common Shares. From November 10, 1998 through November 24, 1998, Mr. Riedel and Mr. Mathwig had a number of conversations for the purpose of negotiating the terms of such an agreement.

On November 24, 1998, Mr. Riedel and Mr. Mathwig entered into a Shareholder Agreement (the "Shareholder Agreement"). Mr. Mathwig did not receive any consideration, monetary or otherwise, for entering into the Shareholder Agreement. Pursuant to the Shareholder Agreement, Mr. Mathwig agreed to vote (or cause to be voted) the shares held of record or beneficially owned by him, subject to applicable limitations under the Minnesota Control Common Share Acquisition Act: (a) in favor of the proposed Merger between the Company and Newco, the execution and delivery by the Company of a Merger Agreement with respect to the Merger and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and the Shareholder Agreement and any actions required in furtherance thereof, but only if the Merger consideration to be paid to the Company Shareholders is not less than $2.00 per Common Share; and (b) except as otherwise agreed to in writing in advance by Riedel, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) a sale, lease or transfer of a material amount of assets of the Company or a reorganization, recapitalization, dissolution or liquidation of the Company; or
(iii) a change in the majority of the Board of Directors of the Company, any material change in the present capitalization of the Company, any amendment to the Articles of Incorporation of the Company, any other material change in the corporate structure or business of the Company, or any other action which is intended or could reasonably be expected to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Newco or Riedel of the Merger or the transactions contemplated by the Merger Agreement. Mr. Mathwig also granted to Mr. Riedel his irrevocable proxy and attorney in fact (with full power of substitution) to vote his Common Shares for the Merger and otherwise in accordance with the foregoing voting agreements.

Mr. Mathwig retains full voting authority and discretion as to all other matters which may be presented to the shareholders of the Company for vote or consent. Mr. Mathwig also agreed that he will not, directly or indirectly, solicit or respond to any inquiries or the making of any proposal by any person or entity (other than Riedel or Newco) with respect to the Company that constitutes or could reasonably be expected to lead to a merger or sale of all or substantially all of the assets of capital stock of the Company (other than the Merger), and he will immediately cease any existing activities, discussions or negotiations with any parties with respect to any of the foregoing.

The covenants and agreements contained in the Shareholder Agreement with respect to the shares of Common Stock of the Company owned by Mr. Mathwig terminate on the first to occur of (a) the effective time of the Merger; (b) the date upon which the Merger Agreement is terminated in accordance with its terms; (c) a failure to enter into a definitive Merger Agreement by December 18, 1998; (d) a failure of Riedel to use best efforts to consummate the Merger as soon as practicable following the date on which a definitive Merger Agreement is signed, including the filing of the Company of preliminary proxy materials and the filing by Riedel of a Schedule 13E-3 no later than December 24, 1998, the mailing by the Company of proxy materials to the Company shareholders within five business days after clearance of such materials by the Securities and Exchange Commission ("SEC") and holding the meeting of the Company shareholders to approve the Merger Agreement no later than 45 days after SEC clearance of the proxy materials; (e) upon written release from Riedel and (f) at any time when the current bid price for the Company's Common Stock, as reported by Nasdaq, remains at or above $2.10 per share for a period of three consecutive trading days.

Because the Shareholder Agreement grants to Mr. Riedel a proxy to vote Mr. Mathwig's shares in favor of the Merger, Mr. Riedel may be deemed the beneficial owner of Mr. Mathwig's Common Shares. As a result, Mr. Riedel filed with the Securities and Exchange Commission on December 4, 1998, a Schedule 13D reflecting such deemed beneficial ownership. In addition, because of such deemed beneficial ownership, Mr. Riedel's acquisition of voting power over Mr. Mathwig's shares may be deemed to be a "control share acquisition" under the Minnesota Control Share Acquisition Act, requiring shareholder approval for Mr. Riedel to be able to vote Common Shares constituting 20% or more of the total outstanding Common Shares. In compliance with the Minnesota Control Share Acquisition Act, Mr. Riedel has filed an information statement, a copy of which is attached hereto as Annex D, and is seeking approval by the shareholders of a proposal to enable him to vote the Common Shares that he has the right to vote pursuant to the Merger in excess of 19.99% of the issued and outstanding Common Shares. See "Proposal to Authorize Voting of Shares Under Minnesota Control Share Acquisition Act

(Proposal No. 1)."

ACCOUNTING TREATMENT

The Merger will be accounted for as a "purchase" as that term is used under generally accepted accounting principles for accounting and financial reporting purposes. Accordingly, a determination of the fair values of the Company's assets and liabilities will be made in order to allocate the purchase price of the assets acquired and liabilities assumed in the Merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general summary of the material federal income tax consequences of the Merger to the holders of Common Shares under the law in effect as of the date hereof. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Company Shareholders as described herein. The following discussion may not apply to particular categories of holders, such as financial institutions, broker-dealers, tax-exempt entities, holders who acquired their Common Shares pursuant to the exercise of employee stock options or other compensation arrangements with the Company and holders who are not citizens or residents of the United States. THE FOLLOWING SUMMARY WAS PREPARED BY OUTSIDE COUNSEL TO THE COMPANY. THE COMPANY HAS NOT RETAINED AN INDEPENDENT TAX CONSULTANT WITH REGARD TO THE TAX CONSEQUENCES OF THE MERGER. ALL HOLDERS OF THE COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER TO THEM WITH SPECIFIC REFERENCE TO THEIR PARTICULAR TAX SITUATIONS, INCLUDING SUCH TAX CONSEQUENCES UNDER STATE, LOCAL, FEDERAL AND FOREIGN TAX LAWS.

The receipt of cash in exchange for Common Shares pursuant to the Merger, and the receipt of cash by a Shareholder who exercises his, her or its dissenter's appraisal rights under the MBCA, will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A Shareholder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between such Shareholder's adjusted tax basis in the Common Shares and the amount of cash received in exchange therefor (other then amounts received pursuant to a Shareholder's statutory rights of appraisal that are denominated as interest, which amounts would be taxable as ordinary income). Such gain or loss will be a capital gain or loss if such Shareholder has held such Common Shares as capital assets within the meaning of Section 1221 of the Code. Such capital gain or loss will be a long-term capital gain or loss if such Shareholder has held such Common Shares for more than one year as of the date of exchange. There are certain limitations on the deductibility of capital losses. A Shareholder who also owns, directly or by attribution, stock or other equity interest of Newco as of the date of exchange should consult such Shareholder's own tax advisor regarding the possibility that the cash received will be treated as a dividend.

SOURCE OF FUNDS

The Company estimates that approximately $3.1 million will be required to pay the Shareholders $2.00 per Common Share and expenses of the Company and Newco related to the Merger. The Company estimates that its fees and expenses related to the Merger will be approximately as follows: filing fees - $566, legal fees
- $75,000; investment banking (including fairness opinion) - $35,000; accounting

- $5,000; and printing and mailing - $8,000. All of the foregoing fees and expenses will be borne by the Company whether or not the Merger is completed. Newco estimates its fees and expenses related to the Merger will be approximately as follows: filing fees - $566; legal fees - $50,000; broker fees
- $70,000; and financing commitment fees - $18,000. While Newco's fees and expenses will generally be paid by Newco, the Company has agreed to reimburse Newco for its reasonable out-of-pocket expenses, up to a maximum of $75,000, in certain circumstances if the Merger is not completed. See "Proposal to Approve Merger Agreement -- Termination and Amendment."


Messrs. Riedel and Meacham, Mr. Riedel's son Phillip, and possibly one other minority Newco investor who is not affiliated with the Company, will own all of the outstanding capital stock of Newco as of the Effective Time and will be making equity investments in the aggregate of $450,000 in Newco prior to the Effective Time. As a result, Newco does not currently have sufficient cash to purchase all of the outstanding shares of Company Common Stock and pay estimated fees and expenses. In order to raise sufficient capital to both purchase the Company's Stock and pay the fees and expenses associated with the transaction, Newco has entered into a Credit and Security agreement with Bremer Business Finance Corporation ("BBFC") under which BBFC has agreed to provide Newco with a $1,000,000 term loan (the "Note") and a revolving line of credit in the amount of $1,500,000 ("RLOC").

The RLOC will mature one year from the date of the closing of the Merger and will renew for additional one year periods based on the mutual consent of both Newco and BBFC. The RLOC will accrue interest at a rate of the national prime rate of interest plus 1.25%. The interest on the RLOC must be paid monthly. The RLOC will be secured by a perfected first security interest in Newco's accounts receivable, inventory, equipment, general intangibles and all of Newco's other assets.


The Note will bear an annual interest rate of 12% which is to be paid monthly, plus an annual rate of 6% to be paid at the time the Note is paid off. Principal payments under the note are due in quarterly installments beginning August 1, 1999 in the following amounts: $10,000 on August 1, 1999; $15,000 on November 1, 1999 and February 1, 2000; and $20,000 on August 1, 2000. The Note will be secured by a perfected first security interest in Newco's accounts receivable, inventory, equipment, general intangibles and all of Newco's other assets as well as life insurance policies on Mr. Rider and Mr. Meacham in the amounts of $1,000,000 and $150,000, respectively, with BBFC named as the beneficiary. Mr. Riedel will issue a guaranty for both the RLOC and the Note in the amount of $100,000. All capital stock of Newco will be pledged as additional collateral on the RLOC and the Note.


Both the RLOC and the Note will be subject to various terms and conditions, primarily related to the financial condition of Newco and the furnishing of financial information to BBFC and the reservation of a seat on Newco's Board of Directors. One of the conditions requires the merger of SCI Enterprises LLC, a Minnesota limited liability company, 85% of which is owned by Steven Riedel and 15% of which is owned by Steven Riedel's son Phillip, with and into Newco prior to funding the RLOC or the Note. Newco paid an origination fee of $15,000 to BBFC upon execution of the Credit and Security agreement.

PLANS OF NEWCO

After the Merger, Newco, after changing its name to Atrix International, Inc., will continue to operate in substantially the same manner as the Company is currently operating, with the addition of the business of SCI Enterprises LLC, a value added reseller of personal computers, network systems and technical services. SCI Enterprises, 85% of which is owned by Steven Riedel and 15% of which is owned by Steven Riedel's son Phillip, has recorded average annual revenues of approximately $1.1 million over the past three years. It is being merged with and into Newco at the insistence of BBFC. Following completion of the Merger, Newco will cause the Common Shares to be deregistered under the Exchange Act. As such, the Company will no longer be a public company and will be operated following the Merger as a privately held enterprise. Newco believes that the Company may be operated much more efficiently as a privately held entity. Newco intends to continue to focus on the vacuum, distribution and controls markets in which the Company currently operates, and intends to invest additional time and money in the development of the Company's M1 injection molding production monitoring system. Newco hopes to open new markets for this product, but management does not expect immediate results with respect to this product. Newco also plans to continue to work with the Department of Agriculture to seek additional sales during 1999 of the Company's R-3 copy management system with attached proximity card reading devices. The Company announced in April 1998 that the Department of Agriculture had purchased 48 such units and Newco is hopeful to make additional sales of such units in 1999. Newco will continue to operate the business of SCI Enterprises LLC in substantially the same manner as it is currently operated, although it is expected that such business will be operated more efficiently through sharing space and resources with Newco.

MANAGEMENT OF NEWCO FOLLOWING THE MERGER

The Board of Directors of Newco is currently comprised of only one director, Steven D. Riedel. However, Newco intends to have a board consisting of up to four directors as of the Effective Time of the Merger, consisting of Mr. Riedel, Mr. Meacham and up to two additional directors to be named. As contemplated in the Credit and Security agreement BBFC will receive the right to a seat on Newco's Board of Directors following consummation of the Merger. In addition, at such time as this right is not exercised, BBFC will have the right to attend Newco's meetings as an observer. The Credit and Security agreement also contemplates that Newco will hold a minimum of three board meetings per year. In addition, the other potential minority investor in Newco who is not affiliated with the Company would have the right to designate one director of Newco.

Newco intends to retain on substantially similar terms all or substantially all of the personnel of the Company following consummation of the Merger, including its current executive officers, Steven D. Riedel, President and Chief Executive Officer of the Company, and Dean L. Gerber, Vice President and Chief Financial Officer of the Company.

Newco's currently identified directors and executive officers, along with their ages and expected positions with Newco following the Merger are as follows:

     Name                         Age     Position
     ----                         ---     --------
     Steven D. Riedel             55      Chief Executive Officer, President, Secretary, Treasurer and Director

     Clifford B. Meacham          65      Director

     Dean L. Gerber               43      Vice President and Chief Financial Officer

Steven D. Riedel joined the Company as its President on December 8, 1992. He became Chief Executive Officer and was appointed to the Board of Directors in May 1993. He also served as Chief Financial Officer from November 1993 to August 1997. Prior to joining Atrix, he was President and Chief Executive Officer of InterconData. Mr. Riedel was also employed by Northern Telecom as Vice President of Product Management for its IOS Division in Minneapolis. Previously, he held numerous management positions with Burroughs Corporation with the most recent being regional sales manager for the 15 state Midwest region.

Clifford B. Meacham was the President and Treasurer of Atrix Tool, Inc. as well as one of the Directors and the majority shareholder of Atrix Tool, Inc. from the date of its incorporation in 1981. He was elected as a member of the Board of Directors and as an officer and as President of the Company effective with the merger of Atrix Tool, Inc. into Tiempo Equities, Inc. on October 17, 1990. In April 1996, Mr. Meacham retired from active employment with the Company. Mr. Meacham is an engineer, having graduated from the Utica Institute of Technology, Utica, New York, in 1952.

Dean L. Gerber joined the Company as Controller in September 1996. He became Vice President and Chief Financial Officer in August 1997. Mr. Gerber, a Certified Public Accountant, was previously employed for 15 years by Unisys Corporation and by the Arizona Country Club prior to that, as Controller.

                 PROPOSAL TO AUTHORIZE VOTING OF SHARES UNDER
                    MINNESOTA CONTROL SHARE ACQUISITION ACT
                               (PROPOSAL NO. 1)

PROPOSAL


At the Annual Meeting, Shareholders will be asked to consider and vote on the following proposed resolution of shareholders:


     "RESOLVED, that pursuant to Section 302A.671, Subd. 4a of the Minnesota Business Corporation Act, full voting rights are hereby granted to all shares of common stock, par value $.04 per share, of Atrix International, Inc. that are, or become, beneficially owned by Steven D. Riedel or over which Steven D. Riedel has or will obtain the right to vote, regardless of whether such shares were or are acquired in a control share acquisition as defined in Section 302A.011, Subd. 38, or otherwise."

BACKGROUND

Pursuant to Section 302A.671 of the Minnesota Business Corporation Act, and related definitions (the "Control Share Acquisition Provisions"), Common Shares acquired by an "acquiring person" (as defined) in a "control share acquisition" (as defined) that exceed the voting threshold of a certain percentage (e.g., at least 20% but less than or equal to 33 1/3%) shall have the same voting rights as other shares only if approved, by the required votes, by resolution of the Company's shareholders. Pursuant to such statute, Steven D. Riedel has requested that the Company seek shareholder approval of the above resolution in connection with the Annual Meeting.

A COPY OF THE CONTROL SHARE ACQUISITION PROVISIONS IS INCLUDED AS ANNEX E ATTACHED TO THIS PROXY STATEMENT.

On November 24, 1998, Mr. Riedel entered into the Shareholder Agreement with Jerry Mathwig. Mr. Mathwig owns 345,500 Common Shares, representing approximately 24.44% of the outstanding Common Shares. Mr. Riedel owns 27,125 shares, representing approximately 1.92% of the outstanding Common Shares. Pursuant to the Shareholder Agreement, Mr. Mathwig granted to Mr. Riedel an irrevocable proxy to vote Mr. Mathwig's shares in favor of the Merger. As a result of his ability to vote Mr. Mathwig's shares with respect to the Merger, Mr. Riedel may be deemed under applicable federal and state securities laws to be the beneficial owner of Mr. Mathwig's Common Shares. Accordingly, Mr. Riedel filed with the Securities and Exchange Commission on December 4, 1998, a
Schedule 13D. In addition, Mr. Riedel may not be able to vote in excess of 19.99% of all outstanding Common Shares without the prior approval of the Shareholders. Mr. Riedel is therefore seeking such Shareholder approval in accordance with the Control Share Acquisition and whether or not approved by the Shareholders, intends to vote all shares over which he has voting control in favor of the Merger. If Shareholder approval is not granted, Mr. Riedel will be able to vote 282,548 Common Shares in favor of the Merger. If the approval is granted, he will be able to vote 372,625 Common Shares, or 26.36% of all the issued and outstanding Common Shares.

Pursuant to the Shareholder Agreement, Mr. Mathwig retains full voting authority and discretion as to all matters other than the Merger which may be presented to the Shareholders for vote or consent, although he has not complied with the Control Share Acquisition Provisions, so currently he can only vote 282,548 of his 345,500 Common Shares on matters presented to the Shareholders for vote or consent.

In compliance with the Control Share Acquisition Provisions, Mr. Riedel has filed an information statement, a copy of which is attached hereto as Annex D.

VOTE REQUIRED

Under the Control Share Acquisition Provisions, the proposal being presented to enable Mr. Riedel to vote all Common Shares that he has the right to vote with respect to the Merger must receive the following affirmative votes to be approved:

(1) The affirmative vote, whether in person or by proxy, of the holders of a majority of all the outstanding Common Shares; and

(2) The affirmative vote, whether in person or by proxy, of the holders of a majority of all the outstanding Common Shares, excluding "interested shares" as that term is defined in the Minnesota statutes

Under Minnesota Statutes, "interested shares" consist of shares owned by the acquiring person (i.e. Mr. Riedel), by officers of the Company and by any employee of the Company who is also a director. As of the record date (i) 1,413,449 Common Shares were outstanding and entitled to vote at the Annual Meeting, with approximately ____________ holders of record and (ii) 61,679 Common Shares were considered "interested shares" (27,125 shares owned by Mr. Riedel and 34,544 shares owned by other officers of the Company). See "Principal Shareholders and Ownership of Management."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO ENABLE STEVEN D. RIEDEL TO VOTE ALL COMMON SHARES THAT HE HAS THE RIGHT TO VOTE WITH RESPECT TO THE MERGER.

                     PROPOSAL TO APPROVE MERGER AGREEMENT

                               (PROPOSAL NO. 2)


GENERAL

At the Annual Meeting, Shareholders will be asked to approve the Merger Agreement. The following is a summary of the Merger Agreement. All references to and summaries of the Merger Agreement in this Proxy Statement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A. The Merger Agreement provides for the merger of the Company with and into Newco. Newco will be the "Surviving Corporation" and it will continue its corporate existence under the laws of the State of Minnesota. At the Effective Time, the separate corporate existence of the Company will cease. The Surviving Corporation will possess all the property, rights, privileges, powers and franchise of the Company, and Newco will assume and become liable for all debts, liabilities, obligations, restrictions, disabilities and duties of Newco and the Company.

AGREEMENT AND PLAN OF MERGER

The Company and Newco have entered into the Agreement and Plan of Merger, dated as of December 18, 1998 (the "Merger Agreement"), pursuant to which the Company is to be merged with and into Newco, with Newco being the Surviving Corporation. As a result of the Merger, each outstanding Common Share, other than Dissenting Common Shares, is to be converted into the right to receive the Merger Consideration of $2.00 in cash, without interest and all as more fully described in this Proxy Statement. The Merger Agreement establishes a termination date of June 18, 1999.

EFFECTIVE TIME

The Effective Time will occur upon the filing of the Articles of Merger with the Minnesota Secretary of State or at such later time as is specified in the Articles of Merger. The Articles of Merger will be filed as promptly as practicable after requisite approval and adoption of the Merger Agreement and the Merger by the Shareholders at the Annual Meeting is obtained and the other conditions precedent to the consummation of the Merger have been satisfied, or if permissible, waived. See "-- Conditions to the Merger" and "-- Termination and Amendment".

ARTICLES  OF INCORPORATION; BY-LAWS

At the Effective Time, the Articles of Incorporation and By-Laws of Newco will be the Articles of Incorporation and By-Laws of the Surviving Corporation, provided that Article I of the Articles of Incorporation of the Surviving Corporation will be amended as of the Effective Time to read "The name of this corporation is Atrix International, Inc."

OFFICERS AND DIRECTORS

The officers and directors of Newco immediately prior to the Effective Time will be the initial officers and directors of the Surviving Corporation.

STOCK TRANSFER BOOKS

At the Effective Time, the Common Share transfer books will be closed and no transfer of Common Shares may be made thereafter. If after the Effective Time certificates are presented to the Surviving Corporation or the Paying Agent (as defined below), they will be canceled and exchanged for the Merger Consideration as provided above (subject to applicable law in the case of Dissenting Common Shares).

CONVERSION OF COMMON SHARES

At the Effective Time: (a) each issued and outstanding Common Share immediately prior to the Effective Time other than (i) Common Shares then owned beneficially or of record by Newco and (ii) Dissenting Common Shares will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive the Merger Consideration, upon surrender of the certificate that immediately prior to the Effective Time evidenced such Common Share; and (b) each Common Share outstanding immediately prior to the Effective Time which is then owned by Newco will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof and no payment or distribution will be made with respect thereto.

Holders of Common Shares who do not vote in favor of the Merger at the Annual Meeting and who have properly elected to dissent in the manner provided in Sections 302A.471 and 302A.473 of the MBCA will be entitled to payment for their Common Shares in accordance with, and subject to the provisions of the MBCA.

COMPANY STOCK OPTIONS AND WARRANTS

As of the Effective Time, each holder of an option outstanding pursuant to the Company's 1994 Stock Option Plan (the "Company Option Plan") and each holder of an outstanding warrant for the purchase of Common Shares, whether or not such option or warrant is then vested or exercisable (each, an "Option," and collectively, the "Options"), will have the right to receive from Newco a cash payment (less applicable withholding taxes) in the aggregate amount equal to the difference between the Merger Consideration and the exercise price per Common Share applicable to such Option for all Common Shares subject to the Option as expressly stated in the applicable stock option agreement, warrant or other agreement. However, since all outstanding Options have an exercise price greater than the Merger Consideration, it is not expected that any holders of Options will exercise prior to the Merger. Pursuant to the terms of certain outstanding warrant agreements, Newco is required to contact each warrant holder to advise them that Newco will honor such warrants through their applicable termination dates, but will only be required to deliver the Merger Consideration for each share acquired upon exercise of such warrants. Each of the Company's non-employee directors has agreed to cancel their outstanding Options without consideration as of the Effective Time and the Company has agreed to take all action permitted under the Company Option Plan to cancel all outstanding options granted thereunder effective as of the Effective Time.

SOURCE OF FUNDS; PAYMENT FOR COMMON SHARES

In December 1998, Bremer Business Financial Corporation ("BBFC") and Newco executed a commitment letter, pursuant to which BBFC agreed to provide a $1,200,000 term loan and a revolving line of credit in the amount of $1,500,000. The initial commitment letter required Newco to obtain at least $250,000 in equity contributions and contained certain conditions regarding the Company's revenue. In February 1999, BBFC withdrew its initial commitment letter. In March 1999, BBFC and Newco executed a revised commitment letter (the "Commitment Letter"), pursuant to which BBFC agreed to provide a $1,000,000 term loan (the "Note") and a revolving line of credit in the amount of $1,500,000 ("RLOC"). The RLOC will mature one year from the date of closing of the Merger and will renew for additional one-year periods based on the mutual consent of both Newco and BBFC. The RLOC will accrue interest at a rate of the national prime rate of interest plus 1.25%. The interest on the RLOC must be paid monthly. The RLOC will be secured by a perfected first security interest in Newco's account receivable, inventory, equipment, general intangibles and all of Newco's other assets.

The Note will have a final maturity five years from the date of closing of the Merger. The Note requires quarterly principal payments and bears an annual interest rate of 12% which is to be paid monthly, plus an annual rate of 6% to be paid at the time the Note is paid off. The Note will be secured by a perfected first security interest in Newco's accounts receivable, inventory, equipment, general intangibles and all of Newco's other assets, as well as a life insurance policy on Mr. Riedel in the amount of $1,000,000 with BBFC named as the beneficiary. Mr. Riedel will issue a guarantee for both the RLOC and the
Note in the amount of $100,000.

Both the RLOC and the Note will be subject to various terms and conditions, primarily related to the financial condition of Newco and the furnishing of financial information to BBFC and the reservation of a seat on Newco's Board of Directors.

BBFC's obligation to provide financing pursuant to the Commitment Letter is subject to a number of conditions, including certain financial requirements with respect to the Company. These financial contingencies include requirements that the Company's cash balance at closing of the Merger and borrowing base availability, consisting of eligible accounts receivable, inventory and equipment be sufficient to provide a combined amount of at least $1,650,000, and that the Company have a cash balance of at least $825,000. The Merger Agreement requires that Newco use best efforts to obtain the financing referenced in the Commitment Letter, but acknowledges that a failure to obtain such financing due to the failure of the Company to satisfy the above-referenced financial covenants will not constitute a failure to use such best efforts. See "-- Termination and Amendment."

The Commitment Letter requires Newco to obtain at lease $450,000 in equity contributions. Messrs. Riedel and Meacham and possibly another investor who is not affiliated with the Company will be making equity investments in the aggregate of $450,000 in Newco prior to the Effective Time. See "Special Factors -- Source of Funds."

SURRENDER OF COMMON SHARE CERTIFICATES

Newco and the Company have designated Norwest Bank Minnesota to act as the "Paying Agent" under the Merger Agreement. Prior to the Effective Time, Newco will deposit in trust with the Paying Agent cash in an aggregate amount equal to the product of: (x) the number of Common Shares issued and outstanding at the Effective Time (other than Common Shares owned beneficially or of record by Newco and Dissenting Common Shares); and (y) the Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Paying Agent will, pursuant to irrevocable instructions, make the payments provided for under the Merger Agreement out of the Payment Fund.

Promptly after the Effective Time, Newco will cause the Paying Agent to mail to each person who was a record holder of an outstanding certificate or certificates that immediately prior to the Effective Time represented Common Shares (the "Certificates"), a notice and letter of transmittal (which will specify that delivery will be effected and risk of loss and title to Certificates will pass only upon proper delivery of the Certificates to the Paying Agent) and instructions for its use in effecting the surrender of such

Certificates for payment in accordance with the Merger Agreement. Upon the surrender to the Paying Agent of a Certificate, together with a properly completed and duly executed letter of transmittal, and other documents that are customarily required by letters of transmittal in similar situations, the holder thereof will be entitled to receive cash in an amount equal to the product of the number of Common Shares formerly represented by such Certificate and the Merger Consideration, less any applicable withholding tax, if any, and such Certificate will then be canceled.

Until surrendered pursuant to the procedures described above, except with respect to Dissenting Common Shares, each Certificate will represent solely the right to receive the Merger Consideration, without interest, into which the number of Common Shares formerly represented by such Certificate will have been converted.

Promptly following the date which is six months after the Effective Time, the Paying Agent will return to Newco all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund and the Paying Agent's duties will terminate.

REPRESENTATIONS AND WARRANTIES

The Merger Agreement contains representations and warranties of Newco to the Company with respect to the following matters: (i) the due organization, valid existence and good standing of Newco; (ii) the power and authority of Newco to enter into the Merger Agreement and the due authorization of the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby; (iii) the execution and delivery of the Merger Agreement will not result in a breach of or require any consent or constitute a default under Newco's Articles of Incorporation or By-Laws or similar governing document or any agreements or contracts to which Newco is a party; (iv) regulatory filings and approvals; (v) the absence of any brokerage fees (other than fees payable to Northwest Capital Corporation); and (vi) the debt financing referenced in the Commitment Letter, along with equity investments of $250,000 in Newco, will be sufficient to enable Newco to pay the Merger Consideration with respect to all of the Common Shares.

The Merger Agreement also contains various representations and warranties of the Company to Newco with respect to the following matters: (i) the due incorporation, valid existence and good standing of the Company; (ii) the capitalization of the Company; (iii) the power and authority of the Company to enter into the Merger Agreement and the due authorization of the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby; (iv) the execution and delivery of the Merger Agreement will not result in a breach or require any consent or constitute a default under the Company's Articles of Incorporation or By-Laws or similar governing document or certain agreements or contracts to which the Company is a party or its assets are subject; (v) regulatory filings and approvals; and (vi) the absence of any brokerage fees. The Company specifically disclaims in the Merger Agreement any implied warranties with respect to its business and assets.

CONDITIONS TO THE MERGER

Pursuant to the Merger Agreement, the obligations of Newco and the Company to effect the Merger are subject to the following conditions: (a) neither Newco nor the Company will be subject to any order, decree or injunction of a court of competent jurisdiction within the United States which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of Newco effectively to exercise full rights of ownership of the assets or business of the Company; (b) no investigation and no suit, action or proceeding before any court or any governmental or regulatory authority will be pending or threatened by any Authority (as defined in the Merger Agreement) against Newco, the Company or any of their Affiliates (as defined in the Merger Agreement), officers or directors seeking to restrain, prevent or change in any material respect the transactions contemplated thereby or seeking damages in connection with such transactions; (c) the approval of the Shareholders with respect to the transactions contemplated by the Merger Agreement will have been obtained, in accordance with applicable corporate law and the Articles of Incorporation of the Company; (d) Articles of Merger for the Merger will have been properly filed with the Minnesota Secretary of State pursuant to the MBCA and will have become effective; (e) the Company will have received a written opinion of Miller, Johnson & Kuehn, Incorporated to the effect that the Merger Consideration to be delivered in connection with the Merger is fair, from a financial point of view, to the Shareholders of the Company, and such opinion will not have been withdrawn prior to the Effective Time; and (f) the Merger Consideration will have been delivered to the Paying Agent.

In addition, the obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, of the following conditions: (a) the representations and warranties of Newco Company and in all certificates or other documents delivered by Newco to the Company will be true and correct in all material respects on the date of the Merger Agreement and on the Closing Date as though such representations and warranties were made on or as of that date; and (b) Newco will have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by the Merger Agreement to be performed or complied with by it on or prior to the Closing.

Additionally, the obligations of Newco to effect the Merger are also subject to the satisfaction, or waiver by Newco, of the following conditions: (a) the representations and warranties of the Company and in all certificates or other documents delivered by the Company to Newco will be true and correct in all material respects on the date of the Merger Agreement and on the Closing Date as though such representations and warranties were made on or as of that date; (b) the Company will have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by the Merger Agreement to be performed or complied with by it on or prior to the Closing; (c)
(i) all consents required under the Merger Agreement to consummate the transactions contemplated thereby and to allow Newco to transact the business of the Company following the Merger will have been obtained; (ii) such consents will be in effect and no proceeding will have been initiated or threatened with respect thereto; (iii) all applicable waiting periods with respect to such consents will have expired; (iv) all conditions and requirements prescribed by applicable law or by such consents will have been satisfied; and (v) any consents required under the Merger Agreement to consummate the transactions contemplated thereby do not impose regulatory conditions that cause a material adverse change in the financial condition or operations of Newco; and (d) Newco will have obtained its debt financing from BBFC in accordance with the Commitment Letter. The Company is not aware of any state or regulatory approvals that are required to consummate this transaction.

TERMINATION AND AMENDMENT

The Merger Agreement may be terminated at any time prior to the closing of the Merger (a) by mutual written consent of Newco and the Company; (b) by either Newco or the Company if (i) the Effective Time has not have occurred on or before June 18 1999 or (ii) any court of competent jurisdiction or any governmental body has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order has become final and nonappealable; (c) by the Company if Newco fails to perform in any material respect any if its obligations under the Merger Agreement and such failure has not been cured in accordance with the provisions of the Merger Agreement; (d) by Newco if the Company fails to perform in any material respect any if its obligations under the Merger Agreement and such failure has not been cured in accordance with the provisions of the Merger Agreement; or (e) by the Company if the Company's Board of Directors has approved, accepted or recommended and Approved Offer (as defined in the Merger Agreement).

If Newco is not in material breach of any of its representations, warranties, covenants or other obligations under the Merger Agreement and the Merger Agreement is terminated pursuant to clause (a), (b) or (d) of the paragraph above, then the Company will reimburse Newco for all reasonable out-of-pocket Expenses (as defined in the Merger Agreement), subject to a maximum reimbursement of $75,000; provided that in the case of a termination of the Merger Agreement pursuant to clause (a) or (b), certain severance benefits that the Company would otherwise be obligated to pay Mr. Riedel upon termination of his employment with the Company will be reduced by the amount of Expenses that the Company reimburses Newco under the Merger Agreement. Additionally, if Newco is not in material breach of any of its representations, warranties, covenants or other obligations under the Merger Agreement and it terminates the Merger Agreement pursuant to clause (e) the paragraph above, then the Company will pay Newco, upon the closing of an Approved Offer, a "topping fee" of $150,000.

The Merger Agreement may be terminated at any time prior to the Merger and may be amended by the parties in writing at any time before or after approval by the Shareholders, provided that after Shareholder approval, no amendment may be made which reduces the amount or changes the form of the Merger Consideration or in any way materially adversely affects the rights of the Shareholders.

CONDUCT OF BUSINESS PENDING THE MERGER

Pursuant to the terms of the Merger Agreement, during the period from the date of the Merger Agreement to the Effective Time, with certain exceptions, the Company and Mr. Riedel have agreed they will not cause the Company:

     (a) to issue, sell or pledge, or authorize or propose the issuance, sale or pledge of: (i) additional shares of capital stock of any class (including the Common Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of the Company for Common Shares, other than Common Shares issuable pursuant to the terms of outstanding Options hereof; or (ii) any other securities in respect of, in lieu of or in substitution for the Common Shares outstanding on the date hereof;

     (b) to purchase or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities (including the Common Shares);

     (c) to split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or distribution on any shares of capital stock of the Company;

     (d) to make any acquisition of a material amount of assets (by merger, consolidation or acquisition of stock or assets) or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or enter into a material contract or release or relinquish any material contract rights not in the ordinary course of business;

     (e) to incur any liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary and usual course of business and either consistent with past practice or in the reasonable business judgment of the officers of the Company (including borrowing in the ordinary course pursuant to existing loan agreements or debt instruments) or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual or entity in any case in an amount material to the Company, taken as a whole;

     (f) (i) to enter into any new employment agreements with any officers, directors or key employees or grant any material increases in the compensation or benefits to officers, directors and key employees other than increases in the ordinary course of business and consistent with past practice; (ii) to pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or key employee in amounts material to the Company; (iii) to commit itself (other than pursuant to any collective bargaining agreement) to any additional pension, profit-sharing bonus, extra compensation, incentive, defined compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any director, officer or key employee, whether past or present, in amounts material to the Company; or (iv) except as required by applicable law, amend in any material respect any such plan, agreement or arrangement; or

     (g)  to take certain other actions enumerated in the Merger Agreement.

In addition, the Company and Mr. Riedel have agreed to operate the Company in the ordinary course consistent with past practice pending the Closing.

DISSENTERS' APPRAISAL RIGHTS

Pursuant to Sections 302A.471 and 302A.473, the MBCA holders of the Company's Common Stock are entitled to assert appraisal rights in connection with the Merger and obtain payment of the "fair value" of their Common Stock provided that such shareholders comply with the requirements of the MBCA. In this context, the term "fair value" means the value of the shares of the Common Stock immediately before the effective date of the Merger.

The following is a summary of the statutory procedures to be followed by holders of Common Shares electing to exercise their appraisal rights in order to perfect such rights under the MBCA, and is qualified in its entirety by reference to Sections 302A.471 and 302A.473 of the MBCA, the full text of which is attached hereto as Annex C. There sections should be reviewed carefully by holders of Common Shares who wish to assert their appraisal rights or wish to preserve the right to do so, since failure to comply with those provisions will result in the loss of such appraisal rights.

Shareholders who elect to exercise appraisal rights must satisfy each of the following conditions: (a) such holders must file with the Company, before the taking of the vote with respect to the Merger, written notice of their intention to demand payment of the fair value of their Common Shares (this written notice must be in addition to and separate from any proxy or vote against the Merger; neither voting against nor a failure to vote for the Merger will constitute such a notice within the meaning of the Sections 302A.471 or 302A.473); and (b) such holders must not vote in favor of the Merger (a failure to vote will satisfy this requirement, but a vote in favor of the Merger, by proxy or in person, will constitute a wavier of holders' appraisal rights and will nullify any previously filed written notice of intent to demand payment). The Company will consider a proxy that is returned by a shareholder without indicating a direction as to how it should be voted (or an abstention) as constituting such a waiver. Shareholders who fail to comply with either of these conditions will have no appraisal rights with respect to their Common Shares.

All written notices should be addressed to: Atrix International, Inc., 14301 Ewing Avenue South, Burnsville, Minnesota 55306, Attention: Chief Financial Officer, and filed before the taking of the vote on the Merger at the Annual Meeting and should be executed by, or with the consent of, the holder of record. The notice must reasonably inform the Company of the identity of the shareholder and the intention of such shareholder to demand appraisal rights.

After a vote approving the Merger, the Company must give written notice to each shareholder who has filed written notice of intent to demand appraisal and who did not vote in favor of the Merger setting forth the address to which a demand for payment and stock certificates must be sent by such shareholder in order to obtain payment, and the date by which they must be received. This notice will also include a form for demanding payment to be completed by the shareholder and a request for certification of the date on which the shareholder (or the person on whose behalf the holder is asserting appraisal rights) acquired beneficial ownership of the Common Shares. Shareholders who fail to demand payment or deposit their stock certificates as required by the notice within 30 days after the notice is given will irrevocably forfeit their appraisal rights.

If a demand for payment and deposits of stock certificates is duly made by a shareholder with the Company as required by the notice, then upon the effectiveness of the Merger or the receipt of the demand, whichever is later, the Company will pay such holder an amount which the Company estimates to be the fair value of the Common Shares, with interest, if any. For purposes of a holder's appraisal rights under the MBCA, "fair value" means the value of a Common Share immediately before the effectiveness of the Merger, and "interest" means interest from the effective date of the Merger until the date of payment at the rate provided by Minnesota law for interest on verdicts and judgments.

If a shareholder believes the payment received from the Company is less than the fair value of the Common Shares, with interest, if any, such holder must given written notice to the Company of his or her own estimate of the fair value of the Common Shares, with interest, if any, within 30 days after the date of the Company's remittance and demand payment of the difference between his or her estimate and the Company's remittance. If the holder fails to give written notice of such estimate to the Company within the 30-day time period, such shareholder will be entitled only to the amount remitted by the Company.

If the Company and the shareholder cannot settle the shareholder's demand within 60 days after the Company receives the shareholder's estimate of the fair value of his or her Common Shares, then the Company will file an action in a court of competent jurisdiction in Dakota County, Minnesota, requesting that the court determine the fair value of the Common Shares. All shareholders whose demands are not settled within the applicable 60-day settlement periods shall be made parties to this proceeding.

After notice to such shareholders, the court will institute proceedings to determine the fair value of the Common Shares. The court may appoint one or more persons as appraisers to receive evidence and make recommendations to the court. Dissenting shareholders will be entitled to discovery on the same basis as any other party to a civil action. The court will determine the fair value of the shares of Common Stock, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use. The fair value of the Common Shares as determined by the court is binding on all shareholders. If the court determines that the fair value of the Common Shares is in excess of the Company's estimate of the fair value of the Common Shares, then the court will enter a judgment in favor of the holders in an amount by which the value determined by the court exceeds the Company's estimated value, plus interest. If the court determines that fair value of the Common Shares is less than the Company's estimate, the dissenting shareholder will not be liable to the Company for the amount by which the estimate exceeds the fair value as determined.

VOTE REQUIRED

The affirmative vote, whether made in person or by proxy, of the holders of a majority of the outstanding Common Shares is required for the approval of the Merger Agreement. Assuming approval of Proposal No. 1, officers and directors of the Company own or have the right to vote approximately 38.85% of the outstanding Common Shares. If Proposal No. 1 is not approved, the officers and directors will have the right to vote 32.47% of the Common Shares. Either way, these persons have indicated that they intend to vote in favor of the Merger Agreement. THE BOARD, WITH MR. RIEDEL AND MR. MEACHAM ABSTAINING, HAS
APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT. After consummation of the Merger, the entire equity interest of Newco will be beneficially owned by Mr. Riedel and Mr. Meacham, both of whom are directors of the Company, Mr. Riedel's son Phillip, and possibly one other minority investor in Newco who is not affiliated with the Company. Because of their interests in Newco, Mr. Riedel and Mr. Meacham have a conflict of interest with respect to the proposed Merger. Accordingly, Mr. Riedel and Mr. Meacham abstained from the vote of the Board of Directors in approving the Merger and recommending that shareholders vote in favor of the Merger. See "Special Factors - Interests of Certain Persons in the Merger."

                             ELECTION OF DIRECTORS

                               (PROPOSAL NO. 3)


NOMINATION

In the event that the Merger Agreement is not approved at the Annual Meeting, directors for the upcoming year will be elected. If the Merger Agreement is approved, the directors of Newco will become the directors of the Company, and the Shareholders will not vote on the election of directors.

The Company's Bylaws provide that the Board shall consist of not less then three and not more than seven members. The Board of Directors has set the number of directors at seven and has nominated seven persons to be elected as directors of the Company at the Annual Meeting if the Merger Agreement is not approved. In the absence of other instructions, the proxies will be voted for each of the individuals named below, each of whom the Company's Board of Directors proposes for election as a director of the Company. If elected, all seven nominees will serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. All of the nominees are members of the current Board of Directors and were elected at last year's Annual Meeting of Shareholders.

The election of each of the nominees requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, (and at least a majority of the minimum number of votes necessary for a quorum). The Board recommends a vote FOR the election of each of the nominees listed below. If prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that would have otherwise been voted for such nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

The following information has been furnished to the Company by the respective nominees for director.


                                                                                                  DIRECTOR
      NAME OF NOMINEES            AGE                  POSITION                                    SINCE
      ----------------            ---                  --------                                    -----
W. William Bednarczyk             54       Chairman of the Board of Directors                       1984
Clifford B. Meacham               65       Vice Chairman of the Board of Directors                  1981
Steven D. Riedel                  55       President, Chief Executive Officer, and Director         1993
William E. Bennett                52       Director                                                 1986
Charles J. B. Mitchell, Jr.       57       Director                                                 1992
Les Eck                           65       Director                                                 1996
John C. Hey                       53       Director                                                 1997

OTHER INFORMATION ABOUT NOMINEES

The present principal occupation or employment of each nominee and a description of his business experience during the past five years is set forth below. Such information has been provided by the respective nominees.

     W. WILLIAM BEDNARCZYK has been Director of the Company since 1984 and has been Chairman of the Board since 1991. Since 1988, Mr. Bednarczyk has been president of Bednarczyk Business Services, which is engaged in management consulting and private investment activities. From 1984 to 1988, Mr. Bednarczyk was president of Human Asset Management, Inc. an employee/labor relations consulting firm in Edina, Minnesota.

     CLIFFORD B. MEACHAM founded the Company and has been a Director of the Company since that time. In April 1996, Mr. Meacham retired from active employment with the Company. Mr. Meacham is an engineer, having graduated from the Utica Institute of Technology, Utica, New York in 1952. Prior to founding Atrix Tool, Inc., Mr. Meacham was the President and General Manager of CACO Incorporated and Airport Industrial Machine Corporation (AIMC) in Lakeville, Minnesota for 16 years. CACO was a general-line tool distributor and AIMC was a manufacturer job shop engaged in the design and manufacture of special tools, vacuum tables, and concrete scarifies.

     STEVEN D. RIEDEL joined the Company as President on December 8, 1992. He became Chief Executive Officer and was elected to the Board of Directors in May of 1993. He also served as Chief Financial Officer from November 1993, to August 1997. Prior to that he was President and Chief Executive Officer of Enercon Data, an energy management and lighting control company located in Edina, Minnesota. Mr. Riedel also was employed by Northern Telecom as Vice President of Product Management for the IOS division in Minneapolis. Previously, he held numerous management positions with Burroughs Corporation with the most recent being regional sales manager for the 15 state midwest region. He is also an active member of Norex, an organization for CEO's of companies within the greater metropolitan areas. Mr. Riedel is also a principal owner of SCI Enterprise, a personal computer VAR located in Edina, MN.

     WILLIAM E. BENNETT has been a Director of the Company since January 1986. Mr. Bennett is licensed as an attorney and as a certified public accountant in Minnesota and has acted as an independent consultant since August 1991. Mr. Bennett was general counsel and chief financial officer of I.C. Systems, Inc. of St. Paul, Minnesota, a collections agency, from October 1985 to August 1991. Prior to that time, he was a partner in the accounting firm of Main Hurdinan (now KPMG Peat Marwick) of Minneapolis, Minnesota.

     CHARLES J.B. MITCHELL, JR. has been a director of the Company since April 1992. Mr. Mitchell has been employed as President and CEO of Automotive Systems International, Inc. ("ASI") since 1996. ASI is a manufacturer of components for the OEM automotive manufacturing industry. From 1994 through 1995, Mr. Mitchell served as a consultant in general management for Deluxe Corporation, a producer of checks for financial institutions. Prior to that, from 1991 through 1993, Mr. Mitchell was President of Environmental Solutions, Inc. From 1985 to 1991, Mr. Mitchell was President and Chief Executive Officer of Alta Acquisition Corporation, a manufacturing company.

     LES ECK has been a director of the Company since October 1996. Mr. Eck is the former President and now Chairman of the Board of Directors of Haldeman-Homme, Inc., a distributor of industrial and institutional products, and through their Anderson-Ladd division, a provider of commercial and residential hardwood flooring. Mr. Eck has been employed by Haldeman-Homme for 37 years in a variety of sales and management roles. During his business career, he also served in the Army Reserve Command. Mr. Eck has been active in a number of civic and professional organizations and served on the dealer advisory councils of several of his company's suppliers. Mr. Eck has a degree in Forestry from the University of Minnesota and is a graduate of the Army Command and General Staff College.

     JOHN C. HEY is President of IKON Office Solutions-Minnesota. Mr. Hey has been in the office products industry in a variety of sales and management roles for 25 years. He began his career with D.C. Hey Company in 1973 and became President in 1984. In 1988, D.C. Hey was acquired by Alco Standard Corporation. Recently, Alco changed its name to IKON Office Solutions. Prior to that, he was employed by the Campbell Soup Company. In addition, Mr. Hey has been active in a number of civic and professional organizations located in the Twin Cities area.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

The Company's Board of Directors held 9 meetings during the fiscal year ended June 30, 1998. All of the directors attended at least 75% of the meetings, and at least 75% of the Committee meetings for the committees on which they served, with the exception of Charles J.B. Mitchell and John C. Hey.

The Board of Directors has established the following standing committees of the
Board:

     COMPENSATION COMMITTEE:  Charles J.B. Mitchell, Jr. Chairman
                              W. William Bednarczyk
                              Les Eck

The Compensation Committee's primary responsibilities are to formulate and recommend to the Board of Directors the compensation package for the Company's president and chief executive officer; to formulate and recommend to the Board of Directors the terms of the Company's officer incentive compensation plan; and to periodically review and make recommendations on the Company's general salary administration and benefits plan. This Committee did not meet during fiscal 1998.

     AUDIT COMMITTEE:         William E. Bennett, Chairman
                              Clifford Meacham
                              Les Eck

The Audit Committee's primary responsibility is to oversee the Company's internal financial controls and to assist management in reporting financial information. This Committee did not meet during fiscal 1998.

     NOMINATING COMMITTEE:    W. William Bednarczyk, Chairman
                              Clifford B. Meacham
                              Steven D. Riedel

The Nominating Committee's primary responsibilities are to nominate officers of the Company for election by the Board, recommend a slate of directors for approval by the Board to election by the shareholders, and to review with the chief executive officer the manpower and organizational strengths. Shareholder nominees for the election to the Board must be submitted to the Company by June 1 of each year. This Committee met one time prior to the Annual Meeting.

DIRECTOR COMPENSATION

Directors who are not employees of the Company generally receive $350 per board meeting and $200 per committee meeting for their service.

The Company's 1994 Stock Option Plan also contains an automatic grant provision pursuant to which non-employee directors are automatically granted options to purchase shares of common stock. Any non-employee director who is initially elected to the Board will receive an option to purchase 6,250 shares of common stock which will vest, on a cumulative basis, with respect to 1,250 shares on June 30 first following such initial election and one June 30 each year thereafter. William Bednarczyk, in his capacity as Chairman of the Board, was also automatically granted an option to purchase 2,500 shares of Common Stock which has vested with respect to 2,000 shares and will vest, on a cumulative basis, with respect to 500 shares on June 30, 1999. In addition, each subsequent Chairman of the Board (if such person is not an employee of the Company) will automatically be granted an option to purchase 2,500 shares of Common Stock which will vest, on a cumulative basis, with respect to 500 shares beginning on June 30 following such election and on June 30 of each year thereafter. These options have a term of ten years and an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

Effective April 1, 1996, the Company entered into a Supplemental Retirement Benefit Agreement with Clifford Meacham, a director and former officer of the Company. Under this agreement, the Company has agreed to pay Mr. Meacham $2,800 per month through May 1999. If Mr. Meacham dies prior to May 1999, the remaining monthly payments will be made to his spouse. If Mr. Meacham is not married at the time of his death, there is no further beneficiary.

In addition, the Company has granted in the past, and may grant in the future, options to non-employee directors for service beyond that generally provided by a non-employee director.

                        COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company. No other executive officer of the Company earned over $100,000 in the fiscal year ended June 30, 1998.

                          SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM COMPENSATION
                                                                                                   COMMON SHARES
                                                                                                    UNDERLYING
        NAME AND                                               ANNUAL COMPENSATION                    OPTIONS
    PRINCIPAL POSITION              FISCAL           SALARY         BONUS           OTHER               (#)
    ------------------              -----            ------         -----           -----               ---
                                     YEAR
                                     ----
Steven D. Riedel                     1998           $117,000       $     0        $4,800(1)            2,500
President and Chief Executive        1997           $111,300       $     0                             2,500
Officer                              1996           $104,583       $19,500                             1,250

(1) Consists of a car allowance of $400 per month.

EMPLOYMENT AGREEMENTS

Effective December 8, 1992, the Company entered into a letter agreement with Steven D. Riedel, pursuant to which he agreed to be employed as the president of the Company in December 1992 and the Chief Executive Officer beginning May 1993. Mr. Riedel is currently paid an annual salary of $117,000 and receives an automobile allowance of $400 per month. If the Company experiences a "change of control" prior to June 30, 1999, and within one year of such "change in control" either Mr. Riedel's employment is terminated by the Company, or Mr. Riedel decides for "good reason" to terminate his employment with the Company, then in either case, the Company is obligated to pay Mr. Riedel his then current annual salary over a twelve month period in severance pay.

On April 20, 1998, Dean Gerber, Vice President and Chief Financial Officer of the Company, entered into a severance agreement with the Company with terms similar to those described above for Mr. Riedel, except Mr. Gerber's severance payments are limited to 2/3 of his then current annual base salary.

Under the Company's 1994 Stock Option Plan (the "Plan"), upon the occurrence of a "change in control" all outstanding options granted under the Plan become and remain exercisable in full during their remaining terms regardless of whether the plan participants thereafter remain employees of the Company or a subsidiary. The acceleration of the exercisability of options under the Plan may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments." Under the Plan, a "change in control" has occurred in the event of (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or a series of related transactions) to a corporation that is not controlled by the Company; (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (c) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of the merger or consolidation have "beneficial ownership", immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors; (d) any person becomes the "beneficial owner," directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors; (e) individuals who constitute the board of directors of the Company on the effective date of the Plan cease for any reason to constitute at least the majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the board of directors of the Company on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such person were a member of the board of directors of the Company on the effective date of the Plan; or (f) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement. In addition, the Board, without the consent of any affected participant, may determine that some or all of the participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately before the effective date of the change in control over the exercise price per share of the options.

OPTION GRANTS AND EXERCISES

The following table summarizes option grants during fiscal 1998 to the executive officer named in the Summary Compensation Table above.

                                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                                -----------------
                                                    % OF TOTAL
                            NUMBER OF                 OPTIONS
                          COMMON SHARES             GRANTED TO              EXERCISE
                            UNDERLYING               EMPLOYEES               OR BASE
                             OPTIONS                 IN FISCAL                PRICE               EXPIRATION
NAME                      GRANTED(#)(1)                YEAR                  ($/SH)                  DATE
----                      -------------                ----                  ------                  ----
Steven D. Riedel              2,500                     11.1%                 $2.24               July 1, 2007

(1) The options were granted under the Company's 1994 Stock Option Plan. The foregoing options become exercisable at the rate of 20% of the number of shares covered by such option on the date of grant and 20% on each of the next four anniversary dates of the grant of such option, so long as the executive remains employed by the Company or one of its subsidiaries. To the extent not already exercisable, options under the plan become immediately exercisable in full upon certain changes in control of the Company and remain exercisable for the remainder of their term.

The following table summarizes the options values held by the executive officer named in the Summary Compensation Table at June 30, 1998.

                                 AGGREGATED OPTION EXERCISES IN
                       LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                     VALUE OF UNEXERCISED
                             NUMBER OF UNEXERCISED                   IN-THE-MONEY OPTIONS
                             OPTIONS AT JUNE 30,1998                     JUNE 30,1998
NAME                     EXERCISABLE        UNEXERCISABLE      EXERCISABLE           UNEXERCISABLE
----                     -----------        -------------      -----------           -------------
Steven D. Riedel (1)        47,500               2,500              0                      0

(1) No options were exercised by Mr. Riedel in the fiscal year ended June 30, 1998, and all of the options held by Mr. Riedel had an exercise price greater than the fair market value of the Company Common Stock as of June 30, 1998. The exercise price may be paid in cash, or in the Board of Director Committee's discretion, in shares of the Company's Common Stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sales proceeds, an amount equal to the exercise price plus applicable withholding taxes. The Board of Directors also has the discretion to grant a supplemental cash bonus to an optionee in connection with the grant or exercise of an option.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Riedel and the Company, along with Newco, have entered into the Merger Agreement pursuant to which the Company will be merged out of existence and Newco will be the surviving corporation. See "Proposal to Approve Merger Agreement (Proposal No. 2)."

                         CERTAIN FINANCIAL INFORMATION

The Company's annual report on Form 10-KSB for the year ended June 30, 1998 and quarterly reports on Form 10-QSB for the quarters ended September 30, 1998 and December 31, 1998, which include audited financial statements as of June 30, 1997 and 1998 and unaudited financial statements as of September 30, 1997 and 1998 and December 31, 1997 and 1998, are incorporated by reference in this Proxy Statement and are being mailed to Shareholders along with this Proxy Statement. The Company's ratio of earnings to fixed charges for the three and twelve-month periods indicated below and net book value per share as of the dates indicated below are shown in the table below:

                              June 30,             September 30,           December 31,         March 31,
                          -----------------     ------------------      ------------------   ---------------
                            1997     1998          1997      1998         1997      1998      1998      1999
                            ----     ----          ----      ----         ----      ----      ----      ----
Ratio of Earnings to         2.0       (1)            (2)      1.8           (3)       .2
Fixed Charges

Net Book Value per         $1.76    $1.70          $1.72     $1.71        $1.66     $1.70     $1.64     $1.67
 Common Share

________________

(1) As a result of the pre-tax loss incurred in fiscal 1998, the Company was unable to fully cover the indicated fixed charges. Earnings did not cover fixed charges by $58,983 in fiscal 1998.

(2) As a result of the pre-tax loss incurred in the first quarter of fiscal 1998, the Company was unable to fully cover the indicated fixed charges. Earnings did not cover fixed charges by $38,386 in the first quarter of fiscal 1998.

(3) As a result of the pre-tax loss incurred in the second quarter of fiscal 1998, the Company was able to fully cover the indicated fixed charges. Earnings did not cover fixed charges by $80,864 in the second quarter of fiscal 1998.

(4) As a result of the pre-tax loss incurred in the third quarter of fiscal 1998, the Company was unable to cover the indicated fixed charges. Earnings did not cover fixed charges by $30,885 in the third quarter of fiscal 1998.

(5) As a result of the pre-tax loss incurred in the third quarter of fiscal 1999, the Company was unable to cover the indicated fixed charges. Earnings did not cover fixed charges by $30,173 in the third quarter of fiscal 1999.

              PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

The following table sets forth as of March 31, 1999, the beneficial ownership of Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each director and each nominee, (iii) each executive officer named in the Summary Compensation Table below; and (iv) all officers and directors of the Company as a group. Securities reported as "beneficially owned" included those for which the persons listed have, alone or together with others, voting power or investment power. Voting power and investment power are not shared with others unless so stated.

                                              COMMON SHARES OF COMMON STOCK
                                                  BENEFICIALLY OWNED(1)


NAME AND ADDRESS                               NO. OF COMMON SHARES                PERCENTAGE OF CLASS
-------------------------------------------------------------------------------------------------------------
Jerry Mathwig                                          345,500(3)                            24.4%
9031 Avila Circle
Eden Prairie, MN 55347

Clifford B. Meacham                                    126,919(4)                             8.9%
14301 Ewing Avenue South
Burnsville, MN 55306

Steven A. McMichael                                     78,125(5)                             5.5%
C/O Anthony Atwater Ltd.
P.O. Box 28
Waconia, MN 55387

Steven D. Riedel                                        79,000(2)                             5.4%
14301 Ewing Avenue South
Burnsville, MN 55306

W. William Bednarczyk                                   57,377(6)                             4.0%
Bednarczyk Business Services
601 Lakeshore Parkway, Suite 1140
Minneapolis, MN  55305

Charles J.B. Mitchell, Jr.                              41,833(7)                             2.9%
Environmental Solutions
Wilson Ridge
7500 Flying Cloud Drive, Suite 740
Minneapolis, MN 55344

William E. Bennett                                      13,094(8)                              *
4170 Myrle
White Bear Lake, MN 55110

Les Eck                                                  2,500(9)                              *
7201 Glenwood
Golden Valley, MN 55427

John C. Hey                                              1,250(10)                             *
4610 Moorland Avenue
Minneapolis, MN 55424

All Directors and Officers as                          329,423(11)                           21.4%
a Group (8 persons)


(*)  Less than 1% of the outstanding shares.

(1) Common Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Includes 51,875 Common Shares which Mr. Riedel has the right to acquire pursuant to outstanding options and warrants exercisable within 60 days. Excludes 345,500 Common Shares owned by Mr. Mathwig which Mr. Riedel has the right to vote only with respect to the Merger pursuant to the Shareholder Agreement, as to which shares Mr. Riedel disclaims beneficial ownership. See "Special Factors -- Shareholder Agreement."

(3)  Based on representations made in the Shareholder Agreement

(4) Includes 2,500 Common Shares which Mr. Meacham has the right to acquire pursuant to outstanding options exercisable within 60 days; and 13,125 Common Shares which he has the right to acquire pursuant to outstanding warrants exercisable within 60 days.

(5) Based solely on a Schedule 13G filed by Mr. McMichael with the Securities and Exchange Commission on January 14, 1991.

(6) Includes 21,625 Common Shares which Mr. Bednarczyk has the right to acquire pursuant to outstanding options exercisable within 60 days; and 5,208 Common Shares which he has the right to acquire pursuant to outstanding warrants exercisable within 60 days.

(7) Includes 8,875 Common Shares which Mr. Mitchell has the right to acquire pursuant to outstanding options exercisable within 60 days; and 5,208 Common Shares which he has the right to acquire pursuant to outstanding warrants exercisable within 60 days.

(8) Includes 10,250 Common Shares which Mr. Bennett has the right to acquire pursuant to outstanding options exercisable within 60 days.

(9) Includes 2,500 Common Shares which Mr. Eck has the right to acquire pursuant to outstanding options exercisable within 60 days.

(10) Includes 1,250 Common Shares which Mr. Hey has the right to acquire pursuant to outstanding options exercisable within 60 days.

(11) Includes a total of 125,916 Common Shares members of the group have the right to acquire pursuant to outstanding options and warrants exercisable within 60 days.

                             INDEPENDENT AUDITORS

The Company has requested and expects a representative of the Company's independent auditors to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

If the Merger Agreement is approved at the Annual Meeting, there will not be a 1999 Annual Meeting of the Shareholders. If the Merger Agreement is not approved, the Company will hold a 1999 Annual Meeting on or about October 19, 1999. Any Shareholder desiring to submit a proposal for action at the 1999 Annual Meeting of Shareholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 14301 Ewing Avenue South, Burnsville, Minnesota 55306, addressed to Dean Gerber, Vice President/Chief Financial Officer, no later than June 15, 1999 in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities and Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4 as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to the Company's 1999 Annual Meeting of Shareholders, if the Company is not provided notice of a Shareholder proposal which the Shareholder has not previously sought to include in the Company's proxy statement by June 15, 1999, the Company will be allowed to use its voting authority as described above.

                                OTHER BUSINESS

The Company knows of no business that will be presented for consideration at the Annual Meeting, other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board of Directors will be voted in accordance with the judgment of the person or persons voting the proxies.

                            ADDITIONAL INFORMATION

Pursuant to the requirements of Section 13(e) of the Exchange Act and Rule 13e-3 thereunder, the Company, Newco and Messrs. Riedel and Meacham have filed with the Commission a Rule 13e-3 Transaction Statement ("Schedule 13E-3") relating to the transactions contemplated by the Merger Agreement. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information, exhibits and undertakings contained in the Schedule 13E-3. Such additional information can be inspected at and obtained from the Commission in the manner set forth below under

"Available Information." Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to a copy of such document filed as an exhibit to the Schedule 13E-3. Each such statement is qualified in its entirety by such reference.

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the Commission's Public Reference Room at Room 1024, 450 South Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: the Chicago Regional Office, Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60601; and the New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. If the Merger is approved by the shareholders, the Company will no longer be subject to the information requirements of the Exchange Act. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Act of 1934, as amended, requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the period ended September 30, 1998, and based on representations by such persons, all such Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of greater than 10% of the Company Common Stock were complied with.

                      DOCUMENTS INCORPORATED BY REFERENCE

The following documents previously filed by the Company with the Commission (File No. O-18880) are incorporated by reference in this Proxy Statement and included herewith:

1. Annual Report on Form 10-KSB for the year ended June 30, 1998.
2. Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998.
3. Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998.
4. Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

                                                                         ANNEX A

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            ATRIX ACQUISITION CORP.,

                                STEVEN D. RIEDEL

                                       AND

                            ATRIX INTERNATIONAL, INC.



                          DATED AS OF DECEMBER 18, 1998


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of December 18, 1998 (the "Agreement"), by and among, Atrix Acquisition Corp., a Minnesota corporation ("Newco"), Steven D. Riedel, an individual ("Riedel"), and Atrix International, Inc., a Minnesota corporation (the "Company").

                                    RECITALS:
                                    ---------

         WHEREAS, Riedel, the President, Chief Executive Officer and a Director of the Company, has caused Newco to be incorporated for the purpose of completing the transactions contemplated by this Agreement.

         WHEREAS, all of the equity interest of Newco is, or prior to the closing of the transactions contemplated by this Agreement will be, held by Riedel and Clifford B. Meacham (collectively, the "Newco Investors").

         WHEREAS, the Boards of Directors of Newco and the Company have each determined that it is in the best interests of their shareholders for Newco to acquire the Company upon the terms and subject to the conditions set forth herein; and

         WHEREAS, in furtherance of such acquisition, the Board of Directors of Newco and the Company have each approved the transactions contemplated hereby, including, without limitation, the merger of the Company with and into Newco in accordance with the Minnesota Business Corporation Act (the "MBCA") upon the terms and subject to the conditions set forth herein (the "Merger").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Newco and the Company hereby agree as follows:

                                     ARTICLE
                                       1.
                                   THE MERGER

         1.1. The Merger. Upon the terms and subject to the satisfaction of the conditions set forth in Article 6, and in accordance with the MBCA, at the Effective Time (as defined), the Company will be merged with and into Newco. As a result of the Merger, the separate corporate existence of the Company will cease and Newco will continue as the surviving corporation of the Merger (the "Surviving Corporation").

         1.2. Effective Time; Closing. Within three business days after satisfaction of the conditions set forth in Article 6 (other than the condition that the Articles of Merger (as defined) be filed and effective), or at an earlier or later date as may be mutually agreed upon by the parties, Newco and the Company will duly execute and file articles of merger (the "Articles of Merger") with the Minnesota Secretary of State in accordance with the MBCA. The Merger will become effective at such time as the Articles of Merger are filed with the Minnesota Secretary of State or at such later time as is specified in the Articles of Merger (the "Effective Time"). A closing (the "Closing") will be held at the offices of Oppenheimer Wolff & Donnelly LLP, Plaza VII, 45 South Seventh Street, Minneapolis, Minnesota, or such other place as the parties agree, for the purpose of confirming the satisfaction of the conditions set forth in Article 6 (the date of such Closing being the "Closing Date").

         1.3. Effects of the Merger. At the Effective Time, the effect of the Merger will be as provided herein and in the applicable provisions of the MBCA. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company will vest in Newco, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company will become the debts, liabilities, obligations, restrictions, disabilities and duties of Newco.

         1.4. Articles of Incorporation and By-Laws. The Articles of Incorporation and the By-Laws of Newco in effect at the Effective Time will be the Articles of Incorporation and By-Laws of the Surviving Corporation, until amended in accordance with applicable law; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation will be amended as of the Effective Time to read "The name of this corporation is Atrix International, Inc."

         1.5. Directors and Officers. The directors of Newco immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Newco immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         1.6. Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Newco, the Company or the holders of any shares of common stock, $.04 par value, of the Company ("Company Common Stock ") (shares of Company Common Stock being collectively referred to as "Shares," or, individually, as a "Share"), each Share issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined)) will be canceled and converted automatically into the right to receive an amount equal to the Merger Consideration (as defined), payable, without interest, to the holder of such Share upon surrender of the certificate that formerly evidenced such Share, in the manner provided in Section 1.7. The "Merger Consideration" will consist of cash in the amount of $2.00. The Merger Consideration will in all events be equal to $2,826,898; provided, however, that any Shares issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by Newco will, by virtue of the Merger, be canceled and retired without payment of any consideration therefor.

         1.7. Payment for Shares. Prior to the Effective Time, Newco will deposit, in trust with Norwest Bank Minnesota (the "Paying Agent") and for the benefit of the holders of Company Common Stock, immediately available funds in an amount sufficient to make the payments contemplated by Sections 1.6 and 1.8 on a timely basis. Such funds may, as directed by Newco (so long as such directions do not impair the rights of holders of Company Common Stock to receive the Merger Consideration promptly upon surrender of their Shares in accordance with this Agreement), be invested by the Paying Agent in short-term obligations of, or guaranteed by, the United States of America (collectively the "Permitted Investments") or in money market funds that are invested solely in Permitted Investments. Any net profit resulting from, or income interest provided by, Permitted Investments, will be payable to Newco, which will also replace any monies lost through any investment made at its direction pursuant to this Section 1.7. Any portion of the Merger Consideration remaining with the Paying Agent six months after the Effective Time will be released and repaid by the Paying Agent to Newco, or its nominee, upon demand, after which time persons entitled to Merger Consideration may look, subject to applicable escheat and other similar laws, only to Newco therefor, without interest.

         1.8. Company Option Plans and Warrants. No consideration will be paid with respect to any outstanding option or warrant for the purchase of Shares (each, an "Option," collectively, the "Options") that has an exercise price of $2.00 per share or more. The parties acknowledge and agree that the Company has no outstanding Options that have an exercise price less than $2.00 per share.

         1.9. Capitalization Changes. If between the date of this Agreement and the Effective Time the issued and outstanding Shares have been changed into a different number of Shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or stock dividend, the Merger Consideration will be appropriately adjusted.

                                     ARTICLE
                                       2.
                      DISSENTING SHARES; PAYMENT FOR SHARES

         2.1. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by any holder of Company Common Stock who has not voted in favor of the Merger and has properly exercised and perfected appraisal rights in accordance with Sections 302A.471 and 302A.473 of the MBCA (the "Dissenting Shares") will not be converted into the right to receive Merger Consideration, but will become the right to receive such consideration as may be determined to be due such Dissenting Shares pursuant to the MBCA; provided, however, that any holder of Dissenting Shares who has failed to perfect or who has effectively withdrawn or lost his or her rights of appraisal of such Dissenting Shares under the MBCA will forfeit the right to appraisal of such Dissenting Shares, such Dissenting Shares will no longer be Dissenting Shares and such Dissenting Shares will thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the respective amounts and rights set forth in Section 1.6, without interest. The Company will give Newco prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company and, prior to the Effective Time, the Company will not, except with the prior written consent of Newco, make any payment with respect to, or settle or offer to settle, any such demands. Notwithstanding anything to the contrary contained in this Section 2.1, if (a) the Merger is rescinded or abandoned or (b) if the shareholders of the Company revoke the authority to effect the Merger, then the right of any shareholder to be paid the fair value of such a shareholder's Shares will cease. The Surviving Corporation will comply with all of the obligations of the MBCA with respect to dissenting shareholders.

         2.2. Payment for Shares.

         (a) Promptly after the Effective Time, Newco will cause the Paying Agent to mail and/or make available to each holder of record (other than Newco) of a certificate or certificates, which immediately prior to the Effective Time represented issued and outstanding Shares (the "Certificates"), a notice and letter of transmittal and instructions for its use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with the letter of transmittal, duly executed and completed in accordance with the instructions therein, the holder of such Certificate will be entitled to receive the Merger Consideration, and the Certificate so surrendered will be canceled. No interest will be paid or accrued in respect of the Merger Consideration. In the event of a transfer of ownership of the Company Common Stock which is not registered in the transfer records of the Company, it will be a condition to the payment of the Merger Consideration that the Certificate so surrendered be properly endorsed or be otherwise in proper form for transfer and that such transferee will (i) pay to the Paying Agent any transfer or other taxes required or (ii) establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

         (b) The Merger Consideration paid upon the surrender for exchange of Shares in accordance with the above terms and conditions will be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

         (c) After the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such Shares are presented to Newco, they will be canceled and exchanged as provided above.

         (d) In the event any Certificate has been lost, stolen or destroyed, the Paying Agent will disburse in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however, that Newco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond, in such sum as it may direct, as indemnity (or as to any such owner who is a holder of record as of the date of this Agreement, an agreement to indemnify without any bond) against any claim that may be made against Newco, the Company, the Paying Agent or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed.

                                     ARTICLE
                                       3.
                         REPRESENTATIONS AND WARRANTIES
                                    OF NEWCO

         Newco represents and warrants to the Company as follows:

         3.1. Organization and Qualification. Newco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted and to own, lease and operate its property and assets. Newco is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not result in a material adverse effect on Newco. The copies of the Articles of Incorporation and By-Laws of Newco previously delivered to the Company are true, complete and correct as of the date hereof.

         3.2. Authority Relative to this Agreement. Newco has all requisite corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Newco of this Agreement and the consummation by Newco of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and shareholders of Newco, and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Newco and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of Newco, enforceable against Newco in accordance with its terms.

         3.3. Proxy Statement. None of the information supplied or to be supplied by Newco and its Affiliates (as defined) specifically for inclusion in the Proxy Statement (as defined) will, at the time the Proxy Statement is mailed, at the time of the meeting of the shareholders to consider approval of the Merger and this Agreement (the "Meeting") or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any letter to shareholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, distributed to shareholders in connection with the Merger, or any schedule required under applicable law to be filed with the Securities and Exchange Commission (the "SEC") in connection therewith are collectively referred to herein as the "Proxy Statement." If, at any time prior to the Effective Time, any event relating to Newco or any of its Affiliates (as defined in Rule 405, as promulgated under the Securities Act of 1933, as amended), officers or directors is discovered by Newco that should be set forth in a supplement to the Proxy Statement, Newco will promptly inform the Company.

         3.4. Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Newco, nor the performance by Newco of its obligations hereunder, nor the consummation of the transactions contemplated hereby will: (a) conflict with or result in any breach of any provision of the Articles of Incorporation or By-Laws of Newco; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any public governmental body or regulatory authority, except (i) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the filing of the Articles of Merger pursuant to the MBCA, or (iii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the Merger and would not otherwise prevent Newco from performing its obligations under this Agreement; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Newco is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a material adverse effect on Newco; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Newco or any of its assets, except for violations which would not result in a material adverse effect on Newco.

         3.5. Financing; Equity Investment. Newco has entered into a commitment letter, dated December 9, 1998 (the "Commitment Letter"), with Bremer Business Financial Corporation ("Bremer") for the borrowing of funds necessary to consummate the Merger and the transactions contemplated hereby and to pay the related fees and expenses and will make such funds available to the Paying Agent on or before the Effective Time. The funds underlying the Commitment Letter, along with the equity investments of $250,000, will be sufficient to enable Newco to make the payments contemplated by Sections 1.6, and Newco has no reason to believe that the terms and conditions set forth in the Commitment Letter will not be met by it within the time frame contemplated thereby. Newco will not amend the Commitment Letter (except for amendments that solely extend such commitment) without the prior written consent of the Company. Prior to the Effective Time, the Newco Investors will have made an equity investment in Newco in an aggregate amount of not less than $250,000. Newco has delivered to the Company true and complete copies of the Commitment Letter and letters from each Newco Investor evidencing their commitment to provide equity investments in the aggregate minimum amount of $250,000.

         3.6. Brokerage Fees. Except for Northwest Capital Corporation ("Northwest"), no broker or finder has acted for Newco or any of the Newco Investors in connection with this Agreement and the transactions contemplated hereby, and no other natural person, firm, limited liability company, partnership, corporation, company, association, trust or governmental body (collectively "Person") is entitled to any payment, fee or commission from the Company as a result of any of Newco's or the Newco Investors' actions in respect to this Agreement or the transactions contemplated hereby. Newco is solely responsible for any payment, fee or commission that may be due Northwest in connection with the transactions contemplated hereby.

                                     ARTICLE
                                       4.
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company hereby represents and warrants to Newco as follows:

         4.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted and to own, lease and operate its property and assets. The Company is duly qualified as a foreign corporation to do business, and, is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not result in a material adverse effect on the Company. The copies of the Company's Articles of Incorporation and By-Laws previously delivered to Newco are true, complete and correct as of the date hereof.

         4.2. Capitalization. The authorized capital stock of the Company consists of 12,500,000 Shares, and 3,000,000 preferred shares, par value $.01 per share (the "Preferred Stock"). As of the date hereof: (a) 1,413,449 Shares were issued and outstanding; (b) no shares of Preferred Stock were issued or outstanding; and (c) Options to purchase an aggregate of 188,639 Shares were outstanding, none of which have an exercise price less than $2.00 per share. All of the issued and outstanding Shares have been, and all Shares which are to be issued pursuant to the exercise of the Options will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and fully paid and nonassessable with no liability attaching to the ownership thereof and not subject to preemptive or similar rights created by statute, the Articles of Incorporation or By-Laws of the Company or any agreement to which the Company is a party or is bound. Except as set forth in this Section 4.2 and except for Shares that may be issued upon exercise of the Options, there are not now, and at the Effective Time there will not be, any shares of capital stock of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating the Company to issue any additional Shares or any other shares of capital stock of the Company or any other securities convertible into or evidencing the right to subscribe for any Shares or any other shares of capital stock of the Company. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company. There are no contracts, commitments, understandings or arrangements by which the Company is obligated to repurchase, redeem or otherwise acquire any Shares. The Company has no subsidiaries.

         4.3. Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby (subject to the approval of the Merger and this Agreement by the holders of a majority of the outstanding Shares). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of this Agreement by shareholders holding a majority of the votes represented by the Shares). This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of Newco, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         4.4. Proxy Statement. None of the information supplied or to be supplied by the Company and its Affiliates specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, at the time of the Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event relating to the Company or its Affiliates, officers or directors is discovered by the Company that should be set forth in a supplement to the Proxy Statement, the Company will promptly inform Newco and cause such supplement to the Proxy Statement to be prepared, filed and delivered as required under the Exchange Act and the MBCA.

         4.5. Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company, nor the performance by the Company of the obligations hereunder, nor the consummation of the transactions contemplated hereby will: (a) conflict with or result in any breach of any provision of the Articles of Incorporation or By-Laws of the Company; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any public governmental body or regulatory authority, except (i) pursuant to the Exchange Act, (ii) the filing of the Articles of Merger pursuant to the MBCA, (iii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the Merger and would not otherwise prevent the Company from performing its obligations under this Agreement; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any document filed as a material agreement exhibit to the Company's annual report on Form 10-KSB for the year ended June 30, 1998, except (x) for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a material adverse effect on the Company; and (y) as set forth in the last sentence of this Section 4.5 and except as set forth in a letter to be delivered by the Company to Newco no later than January 15, 1999 or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets, except for violations which would not in the aggregate result in a material adverse effect on the Company. The consummation of the Merger (i) would violate the loan agreement between the Company and Riverside Bank, (ii) could give rise to certain change in control benefits under separate letter agreements between the Company and Riedel and the Company and Dean Gerber, (iii) would result in acceleration of all outstanding options under the Company's 1994 Stock Option Plan and (iv) may result in a default under the lease for the Company's facility in Burnsville, Minnesota.

         4.6. Brokerage Fees. No broker or finder has acted for the Company in connection with this Agreement and the transactions contemplated hereby, and no broker or finder is entitled to any payment, fee or commission from the Company as a result of any of the Company's actions in respect to this Agreement or the transactions contemplated hereby.

         4.7. No Further Obligations. Since June 30, 1998, the Board of Directors of the Company has not obligated the Company to any liabilities or commitments, which are not reflected in the financial statements included in the Company's audited financial statements for the fiscal year ended June 30, 1998 or the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 1998, except for engaging Miller Johnson & Kuehn, Incorporated and Oppenheimer Wolff & Donnelly LLP in connection with the transactions contemplated hereby.

         4.8. No Implied Representation. Notwithstanding anything contained in this Article 4 or any other provision of this Agreement, (a) Newco and the Company acknowledge and agree that neither the Company nor any of its Affiliates, agents, employees or representatives is making any implied warranty or representation as to the value, condition, merchantability or suitability as to any of the properties or assets of the business operated by the Company, and
(b) it is understood that except for the representations and warranties contained herein, Newco takes such business and assets, by virtue of the Merger, "AS IS" and "WHERE IS" with all faults and without any implied warranties.

                                     ARTICLE
                                       5.
                                    COVENANTS

         5.1. Conduct of Business of the Company. Except as otherwise expressly provided in this Agreement (including, but not limited to, Section 4.7 and 8.10), the Company and Riedel will cause the Company to:

         (a) operate the business of the Company in the ordinary course consistent with past practices;

         (b) not issue, sell or pledge, or authorize or propose the issuance, sale or pledge of: (i) additional shares of capital stock of any class (including the Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of the Company for Shares, other than Shares issuable pursuant to the terms of outstanding Options hereof; or (ii) any other securities in respect of, in lieu of or in substitution for the Shares outstanding on the date hereof;

         (c) not purchase or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities (including the Shares);

         (d) not split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or distribution on any shares of capital stock of the Company;

         (e) not propose or adopt any amendments to the Articles of Incorporation or By-Laws of the Company;

         (f) not make any acquisition of a material amount of assets (by merger, consolidation or acquisition of stock or assets) or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or enter into a material contract or release or relinquish any material contract rights not in the ordinary course of business (except as permitted pursuant to Section 5.2);

         (g) not incur any liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary and usual course of business and either consistent with past practice or in the reasonable business judgment of the officers of the Company (including borrowing in the ordinary course pursuant to existing loan agreements or debt instruments) or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual or entity in any case in an amount material to the Company, taken as a whole;

         (h) not make any change in accounting methods, principles or practices;

         (i) not other than as contemplated or permitted by this Agreement: (i) enter into any new employment agreements with any officers, directors or key employees or grant any material increases in the compensation or benefits to officers, directors and key employees other than increases in the ordinary course of business and consistent with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or key employee in amounts material to the Company; (iii) commit itself (other than pursuant to any collective bargaining agreement) to any additional pension, profit-sharing bonus, extra compensation, incentive, defined compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any director, officer or key employee, whether past or present, in amounts material to the Company; or (iv) except as required by applicable law, amend in any material respect any such plan, agreement or arrangement; or

         (j) agree in writing to or otherwise to take any actions in violation of this Section 5.1 or any action which would make any representation or warranty in this Agreement untrue or incorrect.

         5.2. No Solicitation. Unless this Agreement is terminated in accordance with Article 7, neither the Company nor any of its officers, directors, employees, financial advisors, counsel, representatives, agents and affiliates will, directly or indirectly, encourage, solicit, initiate, or, subject to the fiduciary duties of the Company's Board of Directors, officers or shareholders as advised by outside counsel to the Company, enter into any agreement with respect to, or participate in any way in discussions or negotiations with any Third Party (as defined) concerning any tender offer (including a self-tender offer), exchange offer, merger, sale of substantial assets, sale of securities or similar transactions involving the Company (each, an "Acquisition Proposal"), except that nothing contained in this Section 5.2 or in any other provision of this Agreement will prohibit the Company or its Board of Directors from: (a) taking and disclosing to the Company's shareholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act; (b) making such disclosure to the Company's shareholders as, in the judgment of its Board of Directors with the advice of outside counsel, is required under applicable law; or (c) considering and negotiating an unsolicited Acquisition Proposal if the Board of Directors determines in good faith, after consultation with its outside counsel, that such consideration and negotiation would be necessary to fulfill the fiduciary duties of the Board of Directors. For purposes of this Agreement, "Third Party" will mean any corporation, partnership, person, or other entity or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Newco, its affiliates and its directors, officers, employees, representatives and agents. As long as this Agreement remains in effect, the Company may furnish confidential information regarding the Company to any Third Party if, and only if, the Company's Board of Directors determines in good faith, with the advice of outside counsel, that its fiduciary duties require disclosure of the information. Subject to the provisions of Section 7.1, the Company may approve, accept and recommend an Acquisition Proposal if, and only if: (x) the Company's Board of Directors determines in good faith, in the exercise of its fiduciary duties and after consultation with its outside counsel and financial advisors, that the Acquisition Proposal would result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (such Acquisition Proposal is referred to hereinafter as an "Approved Offer"); and (y) Newco does not make, within five business days of Newco's receiving notice of such third-party offer, an offer which the Board of Directors, after consultation with its financial advisers, determines is superior to such third-party offer. As used in this Section 5.2, "third-party offer" will mean any bona fide Third Party offer, other than an offer by Newco or its Affiliates, for a merger or other business combination involving the Company resulting in the acquisition of more than 50% of the outstanding Shares or to acquire in any manner more than 50% of the outstanding Shares or all or substantially all of the assets of the Company. The Company will promptly notify Newco of the receipt and the terms of any offer which it may receive in respect of an Acquisition Proposal, including the identity of the offeror.

         5.3. Access to Information. Between the date of this Agreement and the Effective Time, the Company will, upon reasonable notice: (a) give Newco and its authorized representatives access during regular business hours to all of the Company's offices, warehouses and other facilities and to all of its books and records; (b) permit Newco to make such inspections as it may require during regular business hours; and (c) cause its officers to furnish Newco with such financial and operating data and other information with respect to the business and properties of the Company as Newco may from time to time reasonably request.

         5.4. Reasonable Efforts. Subject to the terms and conditions herein, and to the fiduciary duties of the Company's Board of Directors under applicable laws, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. At any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement will take all such necessary action. Such efforts will include, without limitation: (a) obtaining all necessary consents, approvals or waivers from third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement; and (b) opposing vigorously any litigation or administrative proceeding relating to this Agreement or the transactions contemplated hereby, including, without limitation, promptly appealing any adverse court or agency order.

         5.5. Indemnification and Insurance. Newco agrees that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors and officers of the Company provided for in the Company's Articles of Incorporation (or similar organizational document) or its By-Laws, as in effect as of the date hereof, with respect to matters occurring prior to the Effective Time will continue without amendment in full force and effect for a period of not less than six years from the Closing; provided, however, that all rights to indemnification in respect of any claims (a "Claim") asserted or made within such period will continue until the disposition of such Claim. At or prior to the Effective Time, Newco also will continue the Company's existing directors' and officers' liability insurance coverage for the Company's directors in a form reasonably acceptable to the Company (including the same policy limits and retention amounts that are contained in the existing policy) and which will provide such directors with coverage for one (1) year following the Effective Time. Notwithstanding anything to the contrary in this Section 5.5, nothing contained in this Section 5.5 will at any time be construed to limit or otherwise impair or will at any time limit or otherwise impair the rights of any officer or director to indemnification for acts occurring prior to the Effective Time by the Company, any subsidiary or the Surviving Corporation under the MBCA, it being understood that the provisions of this Section 5.5 constitute a contractual obligation.

         5.6. Financing; Equity Investment. Newco will use best efforts to obtain the financing contemplated by the Commitment Letter and will obtain the equity investments described in Section 3.5, in an aggregate amount sufficient to consummate the Merger and the transactions contemplated hereby and to pay its related fees and expenses, and will make such funds available to the Paying Agent on or before the Effective Time. The parties acknowledge that the Commitment Letter requires the Company to achieve minimum average monthly revenues of $382,000, have cash at Closing of at least $745,000 and a borrowing base at Closing sufficient to support an advance under the line of credit of at least $800,000, which if not met would permit Bremer not to provide financing under the Commitment Letter. If the financing under the Commitment Letter is not made available by Bremer because the Company fails to meet the requirements, Newco will not be deemed to have failed to use its best efforts to obtain such financing; provided that Riedel has complied with Section 5.1.

         5.7. Meeting of the Company's Shareholders. The Company will promptly take all action necessary in accordance with the MBCA and its Articles of Incorporation and By-Laws to convene the Meeting to consider and vote on a proposal to permit Riedel to vote certain shares for which he has a proxy in accordance with Section 708A.671 of the MBCA (the "302A.671 Vote") and to consider and vote on the Merger and this Agreement. At the Meeting, all of the Shares then owned by Newco and Riedel, or any Shares over which Newco or Riedel have voting power, if any, will be voted to approve the Merger and this Agreement. Subject to applicable fiduciary obligations to shareholders of the Company as advised by counsel, the Board of Directors of the Company will recommend that the Company's shareholders vote to approve (i) the 302A.671 Vote and (ii) the Merger and this Agreement if either such vote is sought (which recommendation will be included in the Proxy Statement), will use all reasonable efforts to solicit from shareholders of the Company proxies in favor of the Merger and will take all other action in its judgment necessary and appropriate to secure the vote of shareholders required by the MBCA to effect the Merger.

         5.8. Proxy Statement. The Company and Newco will prepare the Proxy Statement, file it with the SEC under the Exchange Act as promptly as practicable after the date hereof and use all reasonable efforts to have it cleared by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, but in no event more than five business days following such clearance, the Company will mail the Proxy Statement to the shareholders of the Company as of the record date for the Meeting. The Company will use all reasonable efforts to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Newco, respond promptly to any comments of the SEC relating to the preliminary proxy statement relating to the transactions contemplated by this Agreement and to cause the definitive proxy statement relating to the transactions contemplated by this Agreement to be mailed to its shareholders, all at the earliest practical time. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement or any other filing required to be made with the SEC, each party will promptly inform the other and cooperate in filing with the SEC and/or mailing to shareholders such amendment or supplement. The Proxy Statement, and all amendments and supplements thereto, will comply with applicable law and be in form and substance satisfactory to Newco.

         5.9. Public Announcements. Newco and the Company will, to the fullest extent practicable, consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any governmental agency if required by such agency or the rules of the National Association of Securities Dealers, Inc. or the Nasdaq Small Cap Market.

         5.10. Section 302A.673. Prior to the Effective Time, a committee of disinterested directors of the Board of Directors of the Company shall approve the Merger in accordance with Section 302A.673 of the MBCA. From and after the date hereof, the Company will not, except pursuant to an Approved Offer or as otherwise provided in this Agreement, approve any acquisition of Shares by any Person which would result in such person becoming an interested shareholder (as such term is defined in Section 302A.011, Subd. 49 of the MBCA) or otherwise be subject to Section 302A.673 of the MBCA.

         5.11. Options and Warrants. Prior to the Effective Time, the Company will take all action permitted under the Company's 1994 Stock Option Plan (the "Company Option Plan") to cancel all outstanding options granted thereunder and will obtain the agreement of each of non-employee director of the Company s to cancel all Options held by them; provided that the Closing occurs. Prior to the Effective Time, Newco shall issue and mail to all holders of warrants to purchase Shares its agreement, in form and content reasonably satisfactory to the Company, to assume the Company's obligations to provide the Merger Consideration to such holders upon exercise of such warrants. The Company and Newco will take such other actions (including, without limitation, giving requisite notices to holders of Options advising such holders of the actions taken pursuant to this Section 5.11 as are necessary to fully advise holders of Options of their rights under this Agreement, the Company Option Plan and the applicable stock option agreement or warrant agreement.

                                     ARTICLE
                                       6.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         6.1. Conditions to Obligations of each Party. The respective obligations of each party to consummate the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of the following conditions:

         (a) Neither Newco nor the Company will be subject to any order, decree or injunction of a court of competent jurisdiction within the United States which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of Newco effectively to exercise full rights of ownership of the assets or business of the Company.

         (b) No investigation and no suit, action or proceeding before any court or any governmental or regulatory authority will be pending or threatened by any Authority against Newco, the Company or any of their Affiliates, officers or directors seeking to restrain, prevent or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions.

         (c) The approval of the shareholders of the Company with respect to the transactions contemplated by this Agreement will have been obtained, in accordance with applicable corporate law and the Articles of Incorporation of the Company.

         (d) Articles of Merger for the Merger will have been properly filed with the Minnesota Secretary of State pursuant to the MBCA and will have become effective.

         (e) Prior to mailing the Proxy Statement, the Company will have received a written opinion of Miller, Johnson & Kuehn, Incorporated to the effect that the Merger Consideration to be delivered in connection with the Merger is fair, from a financial point of view, to the shareholders of the Company, and such opinion will not have been withdrawn prior to the Effective Time.

         (f) The Merger Consideration will have been delivered to the Paying Agent.

         6.2. Conditions to Obligations of Newco. The obligations of Newco to consummate the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of the following additional conditions:

         (a) The representations and warranties of the Company and in all certificates or other documents delivered by the Company to Newco will be true and correct in all material respects on the date of this Agreement and (except as to representations that specify a particular time, which will be true and correct as of such time) on the Closing Date as though such representations and warranties were made on or as of that date.

         (b) The Company will have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         (c) (i) All consents required hereunder to consummate the transactions contemplated hereby and to allow Newco to transact the business of the Company following the Effective Time will have been obtained (and Newco will have received copies thereof); (ii) such consents will be in effect and no proceeding will have been initiated or threatened with respect thereto; all applicable waiting periods with respect to such consents will have expired; (iii) all conditions and requirements prescribed by applicable law or by such consents will have been satisfied; and (iv) any consents required hereunder to consummate the transactions contemplated hereby and to allow Newco to transact the business of the Company following the Effective Time do not impose regulatory conditions that cause a material adverse change in the financial condition or operations of Newco.

         (d) The form and substance of all legal matters contemplated hereby and all papers delivered hereunder will be reasonably acceptable to Lindquist & Vennum PLLP, counsel to Newco.

         (e) The Company will have furnished such certificates of its respective officers to evidence compliance with the conditions in Sections 6.1 and 6.2 to be satisfied by the Company.

         (f) Newco shall have obtained the financing referred to in the Commitment Letter.

         6.3. Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of the following additional conditions:

         (a) The representations and warranties of Newco contained herein will be true and correct in all material respects on the date of this Agreement and (except as to representations that specify a particular time) on the Closing Date as though such representations and warranties were made on or as of that date.

         (b) Newco will have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         (c) Newco will have delivered the Merger Consideration to the Paying Agent.

         (d) The form and substance of all legal matters contemplated hereby and all papers delivered hereunder will be reasonably acceptable to Oppenheimer Wolff & Donnelly LLP, counsel to the Company.

         (e) Newco will have furnished such certificates of its officers to evidence compliance with the conditions in Sections 6.1 and 6.3 to be satisfied by Newco.

         (f) (i) All consents required hereunder to consummate the transactions contemplated hereby will have been obtained; (ii) such consents will be in effect and no proceeding will have been initiated or threatened with respect thereto; and (iii) all applicable waiting periods with respect to such consents will have expired; all conditions and requirements prescribed by law or by such consents will have been satisfied.

                                     ARTICLE
                                       7.
                         TERMINATION; AMENDMENT; WAIVER

         7.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

         (a) by mutual written consent duly authorized by the Boards of Directors of the Company and Newco;

         (b) by either the Company or Newco:

                  (i) if the Merger has not been consummated on or before six months after the date hereof, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; or

                  (ii) if any court of competent jurisdiction or any other governmental body has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action has become final and nonappealable;

         (c) by the Company if Newco fails to perform in any material respect any of their respective obligations under this Agreement and such failure to perform has not been cured within five business days after notice thereof is given to Newco by the Company (except that no cure period will be provided for any failure which, by its nature, cannot be cured);

         (d) by Newco if the Company fails to perform in any material respect any of its obligations under this Agreement and such failure to perform has not been cured within five business days after notice thereof is given to the Company by Newco (except that no cure period will be provided for any failure which, by its nature, cannot be cured); or

         (e) by the Company if the Board of Directors of the Company has approved, accepted or recommended an Approved Offer in accordance with Section 5.2.

         7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of Section 7.3, and will become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing in this Section 7.2 will relieve any party to this Agreement of liability for willful breach of this Agreement.

         7.3. Termination Fee; Reimbursement of Newco's Expenses.

         (a) If Newco is not in material breach of any of its representations, warranties, covenants or other obligations (including, without limitation, its obligation to use best efforts to obtain financing pursuant to the Commitment Letter) under this Agreement and this Agreement is terminated pursuant to
Section 7.1 (a), (b) or (d), then the Company will reimburse Newco for all reasonable and documented out-of-pocket expenses and fees, including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents, for arranging or providing the financing, and all fees of counsel to Newco incurred by Newco in good faith in connection with the negotiation, preparation, execution and performance of this Agreement and the financing (all of the foregoing being referred to collectively as the "Expenses"), subject to a maximum reimbursement of $75,000.

         (b) If Newco is not in material breach of any of its representations, warranties, covenants or other obligations (including, without limitation, its obligation to use best efforts to obtain financing pursuant to the Commitment Letter) under this Agreement and this Agreement is terminated by the Company pursuant to Section 7.1(e) then the Company will pay Newco, upon the closing of an Approved Offer, a "topping fee" of $150,000, which amount will be payable in same day funds.

         (c) If this Agreement is terminated pursuant to Section 7.1(a) or (b), any severance benefits that the Company would otherwise be obligated to pay Riedel upon termination of his employment with the Company pursuant to any agreement, understanding, resolution of the Board or any committee of the Board or otherwise, will be reduced by the amount of Expenses that the Company reimburses Newco under this Agreement; provided, however, that the foregoing offset shall not apply to any severance benefit that may become payable pursuant to the letter agreement, dated April 20, 1998, between the Company and Riedel providing for salary continuation in certain events following a change in control of the Company.

         (d) If this Agreement is terminated by either party for any other reason, the Company will have no obligation to make any payments to Newco or reimburse Newco for any Expenses.

         7.4. Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Boards of the Company and Newco at any time before or after approval of this Agreement by the shareholders of the Company but, after any such shareholder approval, no amendment will be made which decreases or changes the form of the Merger Consideration or which adversely affects the rights of the Company's shareholders hereunder without the approval of all such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         7.5. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company or Newco, may: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party; or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

                                     ARTICLE
                                       8.
                                  MISCELLANEOUS

         8.1. Non-Survival of Representations and Warranties. Except for Section
5.5 and the obligations contained in Article 2 hereof, none of the representations and warranties made in this Agreement will survive after the Effective Time. This Section 8.1 will not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

         8.2. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and
(b) will not be assigned by operation of law or otherwise.

         8.3. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Minnesota (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

         8.4. Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions of this Agreement, which will remain in full force and effect.

         8.5. Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be deemed to have been duly given when delivered in person, by cable, telegram, facsimile transmission with confirmation of receipt, or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                     if to Newco:

                     Atrix Acquisition Corp.
                     14301 Ewing Avenue South
                     Burnsville, MN  55306
                     Attention:  Steven D. Riedel
                     Fax:  (612) 894-6154
                     with a copy to:

                     Lindquist & Vennum PLLP
                     4200 IDS Center
                     80 South Eighth Street
                     Minneapolis, MN  55402
                     Attention:  Robert Tunheim, Esq.
                     Fax:  (612) 371-3207

                     if to the Company:

                     Atrix International, Inc.
                     c/o William E. Bennett
                     4170 Myrle
                     White Bear Lake, MN  55110
                     Fax:  (651) 426-7913

                     with a copy to:

                     Oppenheimer Wolff & Donnelly LLP
                     Plaza VII, Suite 3400
                     45 South Seventh Street
                     Minneapolis, Minnesota 55402
                     Attention:  Thomas A. Letscher, Esq.
                     Fax:  (612) 607-7100

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address will be effective only upon receipt thereof).

         8.6. Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Minnesota regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         8.7. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         8.8. Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section 5.5 (which is intended to be for the benefit of the persons entitled to therein, and may be enforced by such persons).

         8.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement.

         8.10. Expenses. Subject to Section 7.3, all costs and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party incurring such expenses. Newco acknowledges and agrees that the Company has disclosed it is indebted for fees and expenses (including fees and expenses of its counsel and financial advisors) incurred by it in connection with the transactions contemplated by this Agreement. It is understood that certain of such fees and expenses may be paid by the Company prior to or after the execution of this Agreement, and Newco agrees to refrain from taking any action which would interfere with the payment of the foregoing fees and expenses by the Company.

         8.11. Submission to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, hereby irrevocably and unconditionally consent to submit to the jurisdiction of the federal or state courts located in the State of Minnesota for any actions, suits or proceedings arising out of or relating to this Agreement (and none of such persons will commence any action, suit or proceeding relating thereto except in such courts). Such person hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, in the federal or state courts located in the State of Minnesota.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.


                                            ATRIX ACQUISITION CORP.


                                            By: /s/ Steven D. Riedel
                                               --------------------------------
                                                Steven D. Riedel, President


                                            STEVEN D. RIEDEL

                                            /s/ Steven D. Riedel
                                            -----------------------------------
                                            Steven D. Riedel



                                            ATRIX INTERNATIONAL, INC.


                                            By: /s/ Les Eck
                                               --------------------------------
                                                Les Eck, Director

                                                                         ANNEX B

December 17, 1998

The Special Committee of the Board of Directors and the Board of Directors Atrix International, Inc.
14301 Ewing Avenue South
Burnsville, MN 55306



Members of the Board,

You have requested our opinion as to whether the consideration to be received by the shareholders of the Company pursuant to the acquisition (the "Transaction") of all the issued and outstanding shares of capital stock of Atrix International, Inc. (the "Company") on a fully diluted basis ("Common Stock") by an entity to be formed by current management of the Company (the "Acquiror") is fair, from a financial point of view.

We are not opining as to any other transactions or contractual arrangements previously entered into, or to be entered into (whether or not in connection with the Transaction) between the Company, or its Board of Directors or management, on the one hand, and the Acquiror (or any of its affiliates) or any other person, on the other, including without limitation, any agreements entered into and the payments made in connection therewith. Additionally, our opinion relates solely to whether the consideration is fair, from a financial point of view, to the shareholders of the Company and we have not been requested to opine on, and this opinion does not in any manner address, the Company's underlying decision to proceed with or effect the Transaction.

We understand that (i) the purchase price per share to be paid by the Acquiror for the Common Stock will be $2.00 in cash; and (ii) the aggregate consideration to be received by the shareholders of the Company in connection with the Transaction is $2,826,898.

As a customary part of our investment banking business, we are engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. For our services in rendering this opinion, the Company will pay us a fee and indemnify us against certain liabilities. We have never managed a public offering of stock for either the Company or the Acquiror, have not acted as a financial advisor in the Transaction for either the Company or the Acquiror, do not provide research coverage on the Company or the Acquiror and, in the ordinary course of our business, do not make a market in the stock of either the Company or the Acquiror.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. As the Transaction is to provide the shareholders of the Company with cash and not securities of any kind from the Acquiror, we have limited our evaluation to a review of the business and financial condition of the Company. Among other things, we have reviewed, but have not limited our review to: (i) the correspondence between Mr. Steven Riedel and the Board of Directors of the Company or certain members thereof, during the months of June, July, and August of 1998; (ii) the Agreement and Plan of Merger between Atrix, International, Inc. and Newco, Inc. (the "Merger Agreement"); and (iii) the Proxy Statement draft dated December , 1998. In addition, we have (i) conducted interviews with management of the Company; (ii) conducted telephone interviews with the Company's major suppliers and customers; (iii) toured the Company's facilities;
(iv) reviewed and discussed with Company senior management ("Management") its five year financial projections, which, on our request, have been augmented by Management to include a Statement of Income for the Company's two divisions:
Machine Tools and Data Processing Management; (v) reviewed financial and other publicly available information with respect to the Company, including annual reports, Forms 10-KSB and 10-QSB and proxy statements; (vi) consulted government and industry economic statistics that could have a direct bearing on the business of Company; and (vii) examined securities data on comparable mergers and acquisitions of similar public companies, to the extent available.

The opinion contained herein is subject to the following qualifications: (i) we have relied upon and assumed the accuracy and completeness of the financial and other information (including the financial statements and projections of the Company) provided to us and prepared by the Company and its Management and their representations relating thereto, and we have not independently verified any such information or representations; (ii) with respect to the Company's projections, budgets and current estimates, we have assumed, based upon representations of the Company's Management, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's Management as to the expected future performance of the Company; (iii) we have relied upon and assumed the accuracy and completeness of the information provided by, and the representations of, the Company's Management and Board of Directors in respect of which our understandings set forth on this opinion are based and we have relied upon the assurance of the Company's Management that they are unaware of any facts that would make the information provided to us incomplete or misleading; (iv) we have not performed or obtained any independent appraisals or valuations of specific assets of the Company and we express no opinion as to its liquidation value; (v) our analysis is necessarily based on economic, monetary, market and other conditions existing and which can be evaluated as of the date of our opinion (however, such conditions are subject to rapid and unpredictable change); and (vi) we have not been authorized by the Company or the Board to solicit, nor have we solicited, offers for transactions alternative to the Transaction, nor have we been asked to advise the Company or the Board as to financial alternatives to the Transaction.

Finally, in rendering our opinion, we have considered the current price per share of the Company's Common Stock and current market conditions. We have also examined the trading volume and liquidity of the Company's Common Stock and its current price per share during the last two years.

This opinion is furnished pursuant to our engagement letter, dated October 14, 1998, as one element in the Board's consideration of the proposed Transaction. This opinion is not to be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner, or for any purpose, without our prior written consent. We consent to the inclusion of this opinion in Schedule 13E-3 and the Proxy Statement.

Based upon and subject to the foregoing, and upon such other factors as we consider relevant, it is our opinion that the consideration to be received by the shareholders of the Company pursuant to the Transaction is fair, from a financial point of view, to the shareholders of the Company.


Very truly yours,

/s/ Miller, Johnson & Kuehn, Incorporated

Miller, Johnson & Kuehn, Incorporated

                                                                         ANNEX C

SECTION 302A.471. RIGHTS OF DISSENTING SHAREHOLDERS.

SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

               (1) alters or abolishes a preferential right of the shares;

               (2) creates, alters or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

               (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

               (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control shares acquisition does not give rise to the right to obtain payment under this section;

          (b) A sale, lease, transfer or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

          (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

          (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

          (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

SUBDIVISION 2. BENEFICIAL OWNERS.

          (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

          (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

SUBDIVISION 3. RIGHTS NOT TO APPLY.

          (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

          (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

SUBDIVISION 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

SECTION 302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

SUBDIVISION 1. DEFINITIONS. For purposes of this section, the terms defined in this subdivision have the meanings given them.

          (a) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1, or the successor by merger of that issue.

          (b) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

          (c) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

SUBDIVISION 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1, is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

SUBDIVISION 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholder, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

SUBDIVISION 4. NOTICE OF PROCEDURES; DEPOSIT OF SHARES.

          (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

               (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

               (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

               (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payments; and

               (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

          (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

SUBDIVISION 5. PAYMENT; RETURN OF SHARES.

          (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

               (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

               (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

               (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

          (b) The corporation may not withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

          (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

SUBDIVISION 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

SUBDIVISION 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that received a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this preceding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

SUBDIVISION 8. COST; FEES; EXPENSES.

          (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

          (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured in those actions.

          (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                                                         Annex D

                              INFORMATION STATEMENT

     This Information Statement is provided to Atrix International, Inc., a Minnesota corporation ("Atrix" or the "Company") by Steven D. Riedel ("Riedel") pursuant to the requirements of the Minnesota Control Share Acquisition Act contained in ss.302A.671 of the Minnesota Business Corporation Act (the "MBCA"). The Minnesota Control Share Acquisition Act requires shareholder approval in the event that any person acquires voting power of a public corporation exceeding certain specified thresholds (20% - 33 1/3% - 50%). Without shareholder approval, the shares acquired will have only limited voting rights.

     On November 24, 1998, Riedel entered into a Shareholder Agreement (the "Shareholder Agreement") with Jerry E. Mathwig ("Mathwig") in which Riedel received an irrevocable proxy to vote the 345,500 shares of Atrix Common Stock owned by Mathwig in favor of a proposed merger (the "Merger") between Atrix and Atrix Acquisition Corp., a Minnesota corporation ("Newco") which is controlled by Riedel (See Proposal No. 2) and certain other matters. As the Merger involves a transaction directly with Atrix, it is not a "control share acquisition" under the Minnesota Control Share Acquisition Act. However, the acquisition by Riedel of the ability to vote 20% or more of the outstanding shares of Atrix Common Stock in connection with the Merger appears to constitute a "control share acquisition" that requires shareholder approval to allow Riedel to vote more than 19.99% of the outstanding shares of Atrix Common Stock.

1. IDENTITY AND BACKGROUND

     Steven D. Riedel is the President, Chief Executive Officer and a Director of Atrix and his business address is Atrix International, Inc., 14301 Ewing Avenue South, Burnsville, Minnesota 55306. Atrix develops, markets and services the R3 copy control system and software, the A-Trax production monitoring system, vacuum cleaners, cleaning equipment and supplies, hand tools and custom tool kits, static protection products, instrumentation, and specialty tools. Riedel is also the sole current shareholder, director and officer of Newco. Newco has obtained the agreement of Clifford B. Meacham, a current director of Atrix, to acquire preferred stock of Newco that will be convertible into 5% of the outstanding common stock of Newco, contingent upon the closing of the Merger.

2. HISTORY OF CONTROL SHARE ACQUISITIONS

     Prior to his execution of the Shareholder Agreement with Mathwig, Riedel owned 27,125 shares of Atrix Common Stock and had the right to acquire an additional 51,875 shares of Atrix Common Stock pursuant to outstanding options and warrants. As a result of the execution of the Shareholder Agreement, Riedel has the right to vote shares of Atrix Common Stock owned by Mathwig in favor of the Merger and certain related matters.

3. TERMS OF CONTROL SHARE ACQUISITIONS

     In connection with the execution of the Shareholder Agreement, no money changed hands and each of Messrs. Mathwig and Riedel paid the expenses incurred in connection with the negotiation of the Shareholder Agreement from their personal funds. Such expenses were not material.

     Pursuant to the Shareholder Agreement, Mathwig agreed to vote (or cause to be voted) the shares held of record or beneficially owned by him:

(a) in favor of a proposed Merger (See Proposal No. 2) between Atrix and Newco, the execution and delivery by Atrix of the Merger Agreement with respect to the Merger and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and the Shareholder Agreement and any actions required in furtherance thereof, but only if the Merger consideration to be paid to the Atrix shareholders is not less than $2.00 per Share; and

(b) except as otherwise agreed to in writing in advance by Riedel, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Atrix; (ii) a sale, lease or transfer of a material amount of assets of Atrix or a reorganization, recapitalization, dissolution or liquidation of Atrix; or (iii) a change in the majority of the Board of Directors of Atrix, any material change in the present capitalization of Atrix, any amendment to the Articles of Incorporation of Atrix, any other material change in the corporate structure or business of Atrix, or any other action which is intended or could reasonably be expected to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Newco or Riedel of the Merger or the transactions contemplated by the Merger Agreement.

     Mathwig also granted to Riedel his irrevocable proxy and attorney-in-fact (with full power of substitution) to vote his shares of Atrix Common Stock for the Merger and otherwise in accordance with the voting agreements referenced above. Mathwig retains full voting authority and discretion as to all other matters which may be presented to the shareholders of Atrix for vote or consent. Mathwig also agreed that he will not, directly or indirectly, solicit or respond to any inquiries or the making of any proposal by any person or entity (other than Riedel or Newco) with respect to Atrix that constitutes or could reasonably be expected to lead to a merger or sale of all or substantially all of the assets of capital stock of Atrix (other than the Merger), and he will immediately cease any existing activities, discussions or negotiations with any parties with respect to any of the foregoing.

         The covenants and agreements contained in the Shareholder Agreement with respect to the shares of Atrix Common Stock owned by Mathwig terminate on the first to occur of (a) the effective time of the Merger; (b) the date upon which the Merger Agreement is terminated in accordance with its terms; (c) a failure to enter into a definitive Merger Agreement by December 18, 1998; (d) a failure of Riedel to use best efforts to consummate the Merger as soon as practicable following the date on which a definitive Merger Agreement is signed, including the filing by Atrix of preliminary proxy materials and the filing by Riedel of Schedule 13E-3 no later than December 24, 1998, the mailing by Atrix of proxy materials to Atrix shareholders within five business days after clearance of such materials by the Securities and Exchange Commission ("SEC") and holding the meeting of Atrix shareholders to approve the Merger Agreement no later than 45 days after SEC clearance of the proxy materials; (e) upon written release from Riedel and (f) at any time when the current bid price for Atrix Common Stock, as reported by Nasdaq, remains at or above $2.10 per share for a period of three consecutive trading days.

     Riedel entered into the Shareholder Agreement in contemplation of the proposed Merger. The terms and conditions of the Merger, including the consideration to be received by Atrix shareholders, are explained in detail in the Proxy Statement to which this Information Statement is an attachment. All shareholders are urged to carefully review such information and the conditions to the closing of the Merger. As a result of the Merger, Atrix would cease to be a public corporation.

     If the Merger is consummated, Riedel, through Newco, currently plans to continue the Company's current operations. Riedel has no current plans or proposals to liquidate or dissolve Atrix, sell all or a substantial part of the Company's assets, or merge the Company or exchange its shares with any other person (except in the Merger), or to change the location of the Company's principal place of business or its principal executive office or of a material portion of its business activities.

     In addition, Riedel has no current plans or proposals to change materially the Company's management or policies of employment, to change materially the Company's charitable or community contributions or its policies, programs, or practices relating hereto. Riedel has no current plans or proposals to change materially the Company's relationship with its suppliers or customers or the communities in which it operates, or to make any other material change in the Company's business, corporate structure, management or personnel.

     However, if the Merger is consummated, Riedel would change the composition of the Board of Atrix. At this time, Riedel is the sole shareholder, director and officer of Newco, but he currently contemplates that prior to consummation of the Merger the Board of Newco will consist of three persons, Riedel, Clifford Meacham and a third director to be named. Newco's planned source of financing for the Merger, Bremer Business Finance Corporation, has indicated in its commitment letter with Newco that it will receive the right to a seat on Newco's Board of Directors and, if this right is not exercised, it will have observation rights. Because of the change in Board composition, the new Board may suggest or effect changes based on its ongoing review of the Company's business, operation, management, corporate structure and personnel, although no such changes are currently contemplated or expected.

                                                                         ANNEX E

SECTION 302A.671. CONTROL SHARE ACQUISITION.

     SUBDIVISION 1. APPLICATION.

     (a) Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of an issuing public corporation, this section applies to a control share acquisition;

     (b) The shares of an issuing public corporation acquired by an acquiring person in a control share acquisition that exceed the threshold of voting power of any of the ranges specified in subdivision 2, paragraph (d), shall have only the voting rights as shall be accorded to them pursuant to subdivision 4a.

     SUBDIVISION 2. INFORMATION STATEMENT.

     An acquiring person shall deliver to the issuing public corporation at its principal executive office an information statement containing all of the following:

     (a) The identity and background of the acquiring person, including the identity and background of each member of any partnership, limited partnership, syndicate, or other group constituting the acquiring person, and the identity and background of each affiliate and associate of the acquiring person, including the identity and background of each affiliate and associate of each member of such partnership, syndicate, or other group; provided, however, that with respect to a limited partnership, the information need only be given with respect to a partner who is denominated or functions as a general partner and each affiliate and associate of the general partner;

     (b)  A reference that the information statement is made under this section;

     (c) The number and class or series of shares of the issuing public corporation beneficially owned, directly or indirectly, before the control share acquisition by each of the persons identified pursuant to paragraph (a);

     (d) The number and class or series of shares of the issuing public corporation acquired or proposed to be acquired pursuant to the control share acquisition by each of the persons identified pursuant to paragraph (a) and specification of which of the following ranges of voting power in the election of directors that, except for this section, resulted or would result from consummation of the control share acquisition:

          (1)  at least 20 percent but less than 33-1/3 percent;

          (2)  at least 33-1/3 percent but less than or equal to 50 percent;

          (3)  over 50 percent; and

     (e) The terms of the control share acquisition or proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition; plans or proposals of the acquiring person (including plans or proposals under consideration) to (1) liquidate or dissolve the issuing public corporation, (2) sell all or a substantial part of its assets, or merge it or exchange its shares with any other person, (3) change the location of its principal place of business or its principal executive office or a material portion of its business activities, (4) change materially its management or policies of employment, (5) change materially its charitable or community contributions or its policies, programs, or practices relating thereto, (6) change materially its relationship with suppliers or customers or the communities in which it operates, or (7) make any other material change in its business, corporate structure, management or personnel; and other objective facts as would be substantially likely to affect the decision of a shareholder with respect to voting on the control share acquisition. If any material change occurs in the facts set forth in the information statement, including but not limited to any material increase or decrease in the number of shares of the issuing public corporation acquired or proposed to be acquired by the persons identified pursuant to paragraph (a), the acquiring person shall promptly deliver to the issuing public corporation at its principal executive office an amendment to the information statement containing information relating to the material change. An increase or decrease or proposed increase or decrease equal, in the aggregate for all persons identified pursuant to paragraph (a), to one percent or more of the total number of outstanding shares of any class or series of the issuing public corporation shall be deemed "material" for purposes of this paragraph; an increase or decrease or proposed increase or decrease of less than this amount may be material, depending upon the facts and circumstances.

     SUBDIVISION 3. MEETING OF SHAREHOLDERS.

     If the acquiring person so requests in writing at the time of delivery of an information statement pursuant to subdivision 2, and has made, or has made a bona fide written offer to make, a control share acquisition and gives a written undertaking to pay or reimburse the issuing public corporation's expenses of a special meeting, except the expenses of the issuing public corporation in opposing according voting rights with respect to shares acquired or to be acquired in the control share acquisition, within ten days after receipt by the issuing public corporation of the information statement, a special meeting of the shareholders of the issuing public corporation shall be called pursuant to section 302A.433, subdivision 1, for the sole purpose of considering the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to the control share acquisition. The special meeting shall be held no later than

     55 days after receipt of the information statement and written undertaking to pay or reimburse the issuing public corporation's expenses of the special meeting, unless the acquiring person agrees to a later date. If the acquiring person so requests in writing at the time of delivery of the information statement, (1) the special meeting shall not be held sooner than 30 days after receipt by the issuing public corporation of the information statement and (2) the record date for the meeting must be at least 30 days prior to the date of the meeting. If no request for a special meeting is made, consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to the control share acquisition shall be presented at the next special or annual meeting of the shareholders, unless prior thereto the matter of the voting rights becomes moot. The notice of the meeting shall at a minimum be accompanied by a copy of the information statement (and a copy of any amendment to the information statement previously delivered to the issuing public corporation) and a statement disclosing that the board of the issuing public corporation recommends approval of, expresses no opinion and is remaining neutral toward, recommends rejection of, or is unable to take a position with respect to according voting rights to shares referred to in subdivision 1, paragraph
     (b), acquired or to be acquired in the control share acquisition. The notice of meeting shall be given at least ten days prior to the meeting. Any amendments to the information statement received after mailing of the notice of the meeting must be mailed promptly to the shareholders by the issuing public corporation.

     SUBDIVISION 4. FINANCING.

     Notwithstanding anything to the contrary contained in this chapter, no call of a special meeting of the shareholders of the issuing public corporation shall be made pursuant to subdivision 3 and no consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph
     (b), acquired or to be acquired pursuant to a control share acquisition shall be presented at any special or annual meeting of the shareholders of the issuing public corporation unless at the time of delivery of the information statement pursuant to subdivision 2, the acquiring person shall have entered into, and shall deliver to the issuing public corporation a copy or copies of, a definitive financing agreement or definitive financing agreements, with one or more responsible financial institutions or other entities having the necessary financial capacity, for any financing of the control share acquisition not to be provided by funds of the acquiring person. A financing agreement is not deemed not definitive for purposes of this subdivision solely because it contains conditions or contingencies customarily contained in term loan agreements with financial institutions.

     SUBDIVISION 4A. VOTING RIGHTS.

     (a) Shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition shall have the same voting rights as other shares of the same class or series only if approved by resolution of shareholders of the issuing public corporation at a special or annual meeting of shareholders pursuant to subdivision 3;

     (b) The resolution of shareholders must be approved by (1) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote including all shares held by the acquiring person, and (2) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote excluding all interested shares. A class or series of shares of the issuing public corporation is entitled to vote separately as a class or series if any provision of the control share acquisition would, if contained in a proposed amendment to the articles, entitle the class or series to vote separately as a class or series;

     (c) To have the voting rights accorded by approval of a resolution of shareholders, any proposed control share acquisition not consummated prior to the time of the shareholder approval must be consummated within 180 days after the shareholder approval;

     (d) Any shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition that do not have voting rights accorded to them by approval of a resolution of shareholders shall regain their voting rights upon transfer to a person other than the acquiring person or any affiliate or associate of the acquiring person unless the acquisition of the shares by the other person constitutes a control share acquisition, in which case the voting rights of the shares are subject to the provisions of this section.

     SUBDIVISION 5. RIGHTS OF ACTION.

     An acquiring person, an issuing public corporation, and shareholders of an issuing public corporation may sue at law or in equity to enforce the provisions of this section and section 302A.449, subdivision 7.

     SUBDIVISION 6. REDEMPTION.

     Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of an issuing public corporation, the issuing public corporation shall have the option to call for redemption all but not less than all shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition, at a redemption price equal to the market value of the shares at the time the call for redemption is given, in the event
     (1) an information statement has not been delivered to the issuing public corporation by the acquiring person by the tenth day after the control share acquisition, or (2) an information statement has been delivered but the shareholders have voted not to accord voting rights to such shares pursuant to subdivision 4a, paragraph (b). The call for redemption shall be given by the issuing public corporation within 30 days after the event giving the issuing public corporation the option to call the shares for redemption and the shares shall be redeemed within 60 days after the call is given.

SECTION 302AA011. DEFINITIONS.

     SUBDIVISION 37. ACQUIRING PERSON.

     "Acquiring person" means a person that makes or proposes to make a control share acquisition. When two or more persons act as a partnership, limited partnership, syndicate, or other group pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise for the purposes of acquiring, owning, or voting shares of an issuing public corporation, all members of the partnership, syndicate, or other group constitute a "person."

     "Acquiring person" does not include (a) a licensed broker/dealer or licensed underwriter who (1) purchases shares of an issuing public corporation solely for purposes of resale to the public and (2) is not acting in concert with an acquiring person, or (b) a person who becomes entitled to exercise or direct the exercise of a new range of voting power within any of the ranges specified in section 302A.671, subdivision 2, paragraph (d), solely as a result of a repurchase of shares by, or recapitalization of, the issuing public corporation or similar action unless (1) the repurchase, recapitalization, or similar action was proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the person or any affiliate or associate of the person or (2) the person thereafter acquires beneficial ownership, directly or indirectly, of outstanding shares entitled to vote of the issuing public corporation and, immediately after the acquisition, is entitled to exercise or direct the exercise of the same or a higher range of voting power under section 302A.671, subdivision 2, paragraph (d), as the person became entitled to exercise as a result of the repurchase, recapitalization, or similar action.

     SUBDIVISION 38. CONTROL SHARE ACQUISITION.

     "Control share acquisition" means an acquisition, directly or indirectly, by an acquiring person of beneficial ownership of shares of an issuing public corporation that, except for section 302A.671, would, when added to all other shares of the issuing public corporation beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of a new range of voting power within any of the ranges specified in section 302A.671, subdivision 2, paragraph (d), but does not include any of the following:

     (a) An acquisition before, or pursuant to an agreement entered into before, August 1, 1984;

     (b) An acquisition by a donee pursuant to an inter vivos gift not made to avoid section 302A.671 or by a distributee as defined in section 524.1-201, clause (10);

     (c)  An acquisition pursuant to a security agreement not created to avoid section 302A.671;

     (d) An acquisition under sections 302A.601 to 302A.661, if the issuing public corporation is a party to the transaction;

     (e)  An acquisition from the issuing public corporation;

     (f) An acquisition for the benefit of others by a person acting in good faith and not made to avoid section 302A.671, to the extent that the person may not exercise or direct the exercise of the voting power or disposition of the shares except upon the instruction of others;

     (g) An acquisition pursuant to a savings, employee stock ownership, or other employee benefit plan of the issuing public corporation or any of its subsidiaries, or by a fiduciary of the plan acting in a fiduciary capacity pursuant to the plan; or

     (h) An acquisition subsequent to January 1, 1991, pursuant to an offer to purchase for cash pursuant to a tender offer all shares of the voting stock of the issuing public corporation:

          (i) which has been approved by a majority vote of the members of a committee comprised of the disinterested members of the board of the issuing public corporation formed pursuant to section 302A.673, subdivision 1, paragraph (d), before the commencement of, or the public announcement of the intent to commence, the tender offer; and

          (ii) pursuant to which the acquiring person will become the owner of over 50 percent of the voting stock of the issuing public corporation outstanding at the time of the transaction.

     For purposes of this subdivision, shares beneficially owned by a plan described in clause (g), or by a fiduciary of a plan described in clause
     (g) pursuant to the plan, are not deemed to be beneficially owned by a person who is a fiduciary of the plan. All shares the beneficial ownership of which is acquired within a 120-day period, and all shares the beneficial ownership of which is acquired pursuant to a plan to make a control share acquisition, shall be deemed to have been acquired in the same acquisition.

     SUBDIVISION 39. ISSUING PUBLIC CORPORATION.

     "Issuing public corporation" means a corporation which has at least 50 shareholders.

     SUBDIVISION 40. PUBLICLY HELD CORPORATION.

     "Publicly held corporation" means a corporation that has a class of equity securities registered pursuant to section 12, or is subject to section 15(d), of the Securities Exchange Act of 1934.

     SUBDIVISION 41. BENEFICIAL OWNER; BENEFICIAL OWNERSHIP.

     (a) "Beneficial owner," when used with respect to shares or other securities, includes, but is not limited to, any person who, directly or indirectly through any written or oral agreement, arrangement, relationship, understanding, or otherwise, has or shares the power to vote, or direct the voting of, the shares or securities or has or shares the power to dispose of, or direct the disposition of, the shares or securities, except that:

          (1) a person shall not be deemed the beneficial owner of shares or securities tendered pursuant to a tender or exchange offer made by the person or any of the person's affiliates or associates until the tendered shares or securities are accepted for purchase or exchange; and

          (2) a person shall not be deemed the beneficial owner of shares or securities with respect to which the person has the power to vote or direct the voting arising solely from a revocable proxy given in response to a proxy solicitation required to be made and made in accordance with the applicable rules and regulations under the Securities Exchange Act of 1934 and is not then reportable under that act on a Schedule 13D or comparable report, or, if the corporation is not subject to the rules and regulations under the Securities Exchange Act of 1934, would have been required to be made and would not have been reportable if the corporation had been subject to the rules and regulations.

     (b) "Beneficial ownership" includes, but is not limited to, the right to acquire shares or securities through the exercise of options, warrants, or rights, or the conversion of convertible securities, or otherwise. The shares or securities subject to the options, warrants, rights, or conversion privileges held by a person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares or securities of the class or series owned by the person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series owned by any other person. A person shall be deemed the beneficial owner of shares and securities beneficially owned by any relative or spouse of the person or any relative of the spouse, residing in the home of the person, any trust or estate in which the person owns ten percent or more of the total beneficial interest or serves as trustee or executor or in a similar fiduciary capacity, any corporation or entity in which the person owns ten percent or more of the equity, and any affiliate of the person;

     (c) When two or more persons act or agree to act as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, owning, or voting shares or other securities of a corporation, all members of the partnership, syndicate, or other group are deemed to constitute a "person" and to have acquired beneficial ownership, as of the date they first so act or agree to act together, of all shares or securities of the corporation beneficially owned by the person.

     SUBDIVISION 42. INTERESTED SHARES.

     "Interested shares" means the shares of an issuing public corporation beneficially owned by any of the following persons:

          (1)  the acquiring person;

          (2)  any officer of the issuing public corporation; or

          (3) any employee of the issuing public corporation who is also a director of the issuing public corporation.

     SUBDIVISION 43. AFFILIATE.

     "Affiliate" means a person that directly or indirectly controls, is controlled by, or is under common control with, a specified person.

                                                                         ANNEX F
                           ATRIX INTERNATIONAL, INC.
                                BYLAW PROVISION

                     ARTICLE II, SECTION 2.11 OF THE BYLAWS

     SECTION 2.11. NOTIFICATIONS OF NOMINATIONS AND PROPOSED BUSINESS. Except as otherwise required by the corporation's Articles of Incorporation (including any certificate of designation for any class of preferred stock) or applicable law, (a) nominations for the election of directors and (b) business proposed to be brought before any shareholder meeting may be made (x) by or at the direction of the Board of Directors or (y) by any shareholder entitled to vote in the election of directors generally who complies with the procedures set forth in this Article II, Section 2.11. For any such shareholder to nominate one or more persons for election as directors at a meeting of shareholders or to propose business to be brought before a meeting of shareholders, or both, such shareholder must have given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a shareholder's notice must be delivered to or mailed and received by the Chairman of the Board or the Chief Executive Officer of the corporation not less than forty-five (45) days nor more than ninety (90) days prior to the scheduled date of such meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the corporation gives less than fifty-five (55) days' notice of such meeting, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day after the date on which the corporation first mailed notice of such meeting; provided further that if the meeting is a special meeting of shareholders that is being called at the demand of a shareholder in accordance with applicable law, to be timely the shareholder demanding such special meeting must so deliver the notice required pursuant to this Article II, Section 2.11 at or before the delivery by the shareholder of the shareholder's demand for such special meeting of shareholders. To be in proper written form, a shareholder's notice to the corporation shall set forth:
(i) the name and address of the shareholder who intends to make the nominations or propose the business and any other shareholders known by such shareholder to be supporting such nominations or proposals; (ii) the number of shares of each class of capital stock of the corporation beneficially owned by the shareholder who intends to make the nominations or propose the business and any other shareholders known by such shareholder to be supporting such nominations or proposals; (iii) if applicable, the name, age, principal occupation or employment, business and residence address and telephone number of each nominee, and number of shares of each class of capital stock of the corporation beneficially owned by each nominee; (iv) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) if applicable, the consent of each nominee to serve as a director of the corporation if so elected; (vi) if applicable, a brief description of the business to be proposed by the shareholder at the meeting, the reasons for such proposal and a description of any material interest of the shareholder in such proposal; and
(vii) such other information regarding each nominee or each proposal that is required to be disclosed in the solicitation of proxies by the Board of Directors pursuant to the proxy rules of the Securities and Exchange Commission, whether or not the corporation is then subject to such proxy rules. If the presiding officer of the meeting of shareholders determines that the nomination of any persons or proposal of any business was not made in accordance with this
Article II, Section 2.11, he or she shall so declare at the meeting and such nomination or proposal shall not be acted upon at the meeting.

                         Atrix International, Inc.

                         14301 Ewing Avenue South

                        Burnsville, Minnesota 55306
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints W. William Bednarczyk and Thomas A. Letscher, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Atrix International, Inc. held of record by the undersigned on May 12, 1999, at the Annual Meeting of Shareholders to be held on June 15, 1999.

1. Proposal to enable Steven D. Riedel to vote, under the Minnesota Control Share Acquisition Act, all shares of Company common stock, that he has the right to vote with respect to the Merger.

                      [_] FOR [_] AGAINST [_] ABSTAIN

2. Proposal to approve and adopt an Agreement and Plan of Merger, dated as of December 18, 1998, between Atrix Acquisition Corp. and Atrix International, Inc. whereby stockholders of Atrix International Inc. will receive $2.00 in cash for each share of common stock owned.

                      [_] FOR [_] AGAINST [_] ABSTAIN

3. ELECTION OF DIRECTORS(1):
           [_] FOR all nominees listed below(except as marked to the contrary below)

           [_] AGAINST all nominees listed below

  (Instruction: To vote against any individual nominee, strike a line through that nominee's name in the list below.)

        W. WILLIAM BEDNARCZYK WILLIAM R. BENNET LES ECK JOHN C. HEY

      CLIFFORD B. MEACHAM CHARLES J.B. MITCHELL, JR. STEVEN D. RIEDEL
-------

(1) The election of Directors will take place only if Proposal 2 is not approved.


--------------------------------------------------------------------------------

                          (continued from other side)

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2 and FOR all nominees named in Proposal 3 above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or applicable entity name by authorized person.

                                           Date: _______________________ , 1999


                                           ------------------------------------
                                                        Signature


                                           ------------------------------------

                                              Signature if held jointly

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 AND FOR ALL NOMINEES LISTED IN PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                CARD PROMPTLY USING THE ENCLOSED ENVELOPE.